UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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DSW Inc.
(Name of Registrant as Specified In Its Charter)
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DSW INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
 May 21, 2009
AND
PROXY STATEMENT
IMPORTANT
     If you received a copy of the proxy card by mail, please complete, sign and date your proxy and promptly return it in the enclosed envelope. No postage is necessary if mailed in the United States.

DSW INC.
810 DSW Drive
Columbus, Ohio 43219
(614) 237-7100
April 8, 2009
To Our Shareholders:
The 2009 Annual Meeting of Shareholders of DSW Inc. will be held at DSW’s corporate office, 810 DSW Drive, Columbus, Ohio, on May 21, 2009, at 11:00 a.m., Eastern Daylight Savings Time, for the following purposes:
1.	To elect four Class II directors, each to serve until the 2012 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	To approve the 2005 Equity Incentive Plan;

3.	To approve the 2005 Cash Incentive Compensation Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only the holders of record of Class A and Class B Common Shares at the close of business on March 24, 2009, our record date for the Annual Meeting, are entitled to notice of and to vote at the meeting. Each shareholder is entitled to one vote for each share of Class A common stock held as of the record date, and eight votes for each share of Class B common stock held as of the record date.
By Order of the Board of Directors,
/s/ William L. Jordan
William L. Jordan
Secretary
YOUR VOTE IS IMPORTANT
If you received a copy of the proxy card by mail, you are urged to date, sign and promptly return the enclosed form of proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. Voting your shares by the proxy does not affect your right to vote in person in the event you attend the meeting. You are cordially invited to attend the meeting. If you attend, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy.

i

DSW INC.
810 DSW Drive
Columbus, Ohio 43219
(614) 237-7100
PROXY STATEMENT
This proxy is being solicited on behalf of our Board of Directors for use at our 2009 Annual Meeting of Shareholders to be held at 11:00 a.m., Eastern Daylight Savings Time, on Thursday, May 21, 2009, and any postponements or adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held at our corporate office, 810 DSW Drive, Columbus, Ohio. This proxy statement, including the Notice of Meeting and our Annual Report on Form 10-K for the fiscal year ended January 31, 2009 (“fiscal 2008”), is being made available electronically on or about April 8, 2009.
Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials, at no charge. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice of Internet Availability. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions on the website referred to in the Notice of Internet Availability.
We have two classes of securities outstanding and entitled to vote at the Annual Meeting, our Class A Common Shares, no par value, and our Class B Common Shares, no par value. Only shareholders of record at the close of business on March 24, 2009, our record date for the Annual Meeting, are entitled to notice of and to vote at the meeting or any adjournments thereof. The total number of outstanding Class A Common Shares entitled to vote at the meeting is 16,232,545 and the total number of Class B Common Shares entitled to vote at the meeting is 27,702,667. Each outstanding Class A Common Share is entitled to one vote with respect to each matter to be voted on at the meeting and each outstanding Class B Common Share is entitled to eight votes with respect to each matter to be voted on at the meeting. Class A Common Shares and Class B Common Shares vote together as a single class with respect to all matters submitted to a vote of shareholders.
Prior to the completion of our initial public offering in July 2005, we were operated as a direct wholly-owned subsidiary of Retail Ventures, Inc. (Retail Ventures). As of March 24, 2009, Retail Ventures owned 27,702,667 of our Class B Common Shares, constituting all of our issued and outstanding Class B Common Shares, or in excess of 63% of our total outstanding shares and 93.1% of the combined voting power of our outstanding Common Shares. Retail Ventures has the power acting alone to approve any action requiring a vote of the majority of our voting shares, to elect all our directors, approve the 2005 Equity Incentive Plan and approve the 2005 Cash Incentive Compensation Plan.
Without affecting any vote previously taken, the proxy may be revoked by the shareholder by giving a written notice of revocation to us in writing (attention: William L. Jordan, Secretary). A shareholder may also change his or her vote by executing and returning to us a later-dated proxy or by giving notice of revocation in person at the meeting.
All properly executed proxies received by the Board of Directors will be voted as directed by the shareholder. All properly executed proxies received by the Board of Directors which do not specify how shares should be voted will be voted “FOR” the election as directors of the nominees listed below under “Proposal 1 – Election of Directors,” “FOR” the approval of the 2005 Equity Incentive Plan, “FOR” the approval of the 2005 Cash Incentive Compensation Plan, and in the discretion of the proxies, on any other business properly brought before the meeting or any adjournments thereof.
The presence, in person or by proxy, of a majority of the outstanding Common Shares is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the broker may vote those shares only on matters deemed “routine” by the New York Stock Exchange, such as the election of directors. On non-routine matters, such as approval of the 2005 Equity Incentive Plan and the 2005 Cash Incentive Compensation Plan, brokers cannot vote unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.”
Solicitation of proxies may be made by mail, personal interview and telephone by our officers, directors and regular employees, and by the employees of our transfer agent, National City Bank. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth information with respect to the only persons known to us to own beneficially more than five percent of our outstanding Class A or Class B Common Shares as of March 24, 2009, unless as otherwise specified:

							Percentage of
							Combined Voting
	Number of Shares				Percentage of Shares		Power of All
	Beneficially Owned				Beneficially Owned		Classes of
Name and beneficial owner	Class A		Class B		Class A	Class B	Common Stock
Retail Ventures, Inc.	—		27,702,667	(1)	—	100%	93.1%
4150 East Fifth Avenue Columbus, Ohio 43219

Schottenstein Stores Corporation	1,973,685	(2)	—		10.8%	—	0.8%
1800 Moler Road Columbus, Ohio 43207

SEI, Inc.	1,292,900	(2)	—		7.9%	—	0.5%
1800 Moler Road Columbus, Ohio 43207

Jay L. Schottenstein	4,002,520	(2)	—		21.9%	—	1.6%
1800 Moler Road Columbus, Ohio 43207

FMR LLC	2,365,637	(3)	—		14.5%	—	0.9%
82 Devonshire Street Boston, Massachusetts 02109

Wellington Management Company, LLP	1,814,665	(4)	—		11.1%	—	0.7%
75 State Street Boston, Massachusetts 02109

Wells Fargo & Company	1,343,397	(5)	—		8.2%	—	0.5%
420 Montgomery Street San Francisco, California 94163

Lord, Abbett & Co. LLC	1,292,837	(6)	—		7.9%	—	0.5%
90 Hudson Street Jersey City, New Jersey 07302

(1)	Class B Common Shares of DSW held by Retail Ventures are exchangeable into a like number of Class A Common Shares of DSW.

(2)	As of March 24, 2009, Mr. Schottenstein beneficially owns 4,002,520 Class A Common Shares of DSW in the aggregate. This includes (i) 350,100 shares held by various family trusts for which Mr. Schottenstein serves as trustee and is therefore deemed to beneficially own such shares; (ii) 1,973,685 Class A Common Shares (subject to adjustment) beneficially owned by Schottenstein Stores Corporation (SSC), which are issuable upon the exercise of warrants (Mr. Schottenstein is the beneficial owner of approximately 65.6% of the outstanding common shares of SSC); (iii) 328,915 Class A Common Shares beneficially owned by Schottenstein RVI, LLC (SRVI), which are issuable upon the exercise of warrants (Mr. Schottenstein is the manager of SRVI); (iv) 1,292,900 Class A Common Shares beneficially owned by SEI, Inc. (SEI) (Mr. Schottenstein is a director and Chairman of SEI, 69.9% of whose common stock is owned by trusts of which Mr. Schottenstein is a trustee or trust advisor); and (v) 56,920 Class A Common Shares that Mr. Schottenstein has the right to acquire upon the exercise of stock options within 60 days of March 24, 2009.

Mr. Schottenstein is also the sole beneficial owner of 165,300 Retail Ventures common shares and holds 52,500 Retail Ventures common shares through Glosser Brothers Acquisition, Inc., or GBA, of which Mr. Schottenstein is Chairman of the Board, President, a director and a trustee or co-trustee of family trusts that own 100% of the stock of GBA. Mr. Schottenstein has voting and investment power as co-trustee of a family trust that owns 30,000 Retail Ventures common shares. As of March 24, 2009, SSC and its affiliates owned approximately 52.3% of the outstanding shares and beneficially owned approximately 60.7% of the outstanding shares of Retail Ventures (assumes issuance of (i) 8,333,333 Retail Ventures common shares issuable upon the exercise of convertible warrants and (ii) 1,731,460 Retail Ventures common shares issuable upon the exercise of term loan warrants).

(3)	Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,365,637 Class A Common Shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, VIP Growth, amounted to 1,165,852 Class A Common Shares. The ownership of another investment company, Fidelity Advisor Equity Growth Fund, amounted to 937,317 Class A Common Shares. Edward C. Johnson and FMR LLC, through its control of Fidelity and the funds each has sole power to dispose of 2,365,637 Class A Common Shares. Based upon information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2009.

(4)	Wellington Management is an investment advisor and may be deemed to beneficially own 1,814,665 Class A Common Shares on behalf of its clients. Wellington Management reported it had shared voting power over 1,274,956 Class A Common Shares and shared dispositive power over 1,802,965 Class A Common Shares. Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2009.

(5)	Wells Fargo & Company is the beneficial owner of 1,343,397 Class A Common Shares through its subsidiaries. Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2009.

(6)	Class A Common Shares held by Lord, Abbett & Co. LLC are held on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2009.
The information with respect to beneficial ownership is based upon information furnished by the shareholder or information contained in filings made with the Securities and Exchange Commission.

Security Ownership of Management
The following table sets forth, as of March 24, 2009, information with respect to our Class A Common Shares owned beneficially by each director and director nominee individually, by the executive officers named in the Summary Compensation Table of this proxy statement and by all directors and executive officers as a group:

					Percentage of
					Combined Voting
	Number of Shares		Percentage of Shares		Power of All
	Beneficially Owned(1)		Beneficially Owned(2)		Classes of
Name	Class A	Class B	Class A	Class B	Common Stock
Elaine J. Eisenman	4,813	—	*	—	*
Deborah L. Ferrée	147,160	—	*	—	*
Carolee Friedlander	14,155	—	*	—	*
Joanna T. Lau	4,664	—	*	—	*
Kevin M. Lonergan	55,320	—	*	—	*
Michael R. MacDonald	—	—	—	—	—
Roger S. Markfield	8,455	—	*	—	*
Philip B. Miller	19,006	—	*	—	*
Harris Mustafa	26,280		*		*
Douglas J. Probst	78,580	—	*	—	*
James D. Robbins	16,876	—	*	—	*
Jay L. Schottenstein (3)	4,002,520	—	21.9%	—	1.6%
Harvey L. Sonnenberg	12,446	—	*	—	*
Allan J. Tanenbaum	22,786	—	*	—	*
Heywood Wilansky	25,000	—	*	—	*
All directors and executive officers as a group (17 persons)	4,528,820	—	24.2%	—	1.8%

*	Represents less than 1% of outstanding Common Shares.

(1)	Except as otherwise noted, the persons named in this table have sole power to vote and dispose of the shares listed.

Includes the following number of Class A Common Shares as to which the named person has the right to acquire beneficial ownership upon the exercise of stock options and the amount of restricted shares that could be issued within 60 days of March 24, 2009:

	Stock Options Exercisable within	Restricted Shares that could be issued
Beneficial Owner	60 days of March 24, 2009	within 60 days of March 24, 2009
Elaine J. Eisenman	—	4,813
Deborah L. Ferrée	127,160	—
Carolee Friedlander	—	11,155
Joanna T. Lau	—	4,664
Kevin M. Lonergan	55,320	—
Michael R. MacDonald	—	—
Roger S. Markfield	—	8,455
Philip B. Miller	—	11,006
Harris Mustafa	26,280	—
Douglas J. Probst	74,080	—
James D. Robbins	—	10,876
Jay L. Schottenstein	56,920	—
Harvey L. Sonnenberg	—	10,446
Allan J. Tanenbaum	—	21,786
Heywood Wilansky	—	—
All directors and executive officers as a group (17 persons)	428,520	83,201

(2)	The percent is based upon 16,232,545 Class A Common Shares and 27,702,667 Class B Common Shares outstanding, plus the number of shares a person has the right to acquire within 60 days of March 24, 2009.

(3)	Includes 350,100 Class A Common Shares held by family trusts, 1,292,900 Class A Common Shares held by SEI, Inc., and 2,302,599 Class A Common Shares that SSC and Schottenstein RVI, LLC has the right to acquire from Retail Ventures pursuant to certain warrant agreements. As of March 24, 2009, Mr. Schottenstein was the beneficial owner of approximately 65.6% of the outstanding common shares of SSC.
The information with respect to beneficial ownership is based upon information furnished by each director, director nominee or executive officer, or information contained in filings made with the Securities and Exchange Commission.

PROPOSAL 1 – ELECTION OF DIRECTORS
Our Board of Directors currently consists of ten members and is divided into three classes, designated Class I, Class II and Class III. The members of the three classes are elected to serve for staggered terms of three years. Pursuant to Section 2.02 of our Code of Regulations, the number of directors constituting each class will, as nearly as practicable, be equal.
On March 25, 2009, in accordance with our Code of Regulations, the Board of Directors increased the size of the Board from 10 to 11 directors. At the Annual Meeting, four directors are nominated for election as Class II directors with a term to expire in 2012. Each of the nominees for director, other than Michael R. MacDonald, currently serves as a director of the Company. Mr. MacDonald was elected to serve as our President and Chief Executive Officer, effective April 27, 2009, following a search conducted by our Board of Directors. Following his election, Mr. MacDonald was recommended to serve as a member of our Board of Directors by the Nominating and Governance Committee.
The names and ages of the “Nominees” and the “Continuing Directors,” their principal occupations during the past five years, and certain other information are listed below.
Nominees for Class II Directors for term to expire in 2012:

		Our Directors and Their Positions with Us/	Director
Name	Age	Principal Occupations / Business Experience	Since
Jay L. Schottenstein	54	Mr. Schottenstein serves as our Chief Executive Officer and Chairman of the Board of Directors. He was appointed as our Chief Executive Officer in March 2005. Mr. Schottenstein became a director of DSW in March 2005. He has been Chairman of the Board of Directors of Retail Ventures, American Eagle Outfitters, Inc. and SSC since March 1992 and was Chief Executive Officer of Retail Ventures from April 1991 to July 1997 and from July 1999 to December 2000. Mr. Schottenstein served as Vice Chairman of SSC from 1986 until March 1992 and as a director of SSC since 1982. He served in various executive capacities at SSC since 1976. Mr. Schottenstein is also a director of American Eagle Outfitters, Inc., and Retail Ventures.	2005

Michael R. MacDonald	57	Mr. MacDonald has been appointed to serve as our Chief Executive Officer effective as of April 27, 2009. Prior to accepting employment with us, Mr. MacDonald served as Chairman and Chief Executive Officer of Shopko Stores from May 2007 to March 2009. Prior to that time, Mr. MacDonald held executive positions at Saks Incorporated from 1998 – 2006, most recently as Chairman and Chief Executive Officer of the Northern Department Stores Group for six years. Prior to serving in that capacity, Mr. MacDonald held executive positions at Carson Pirie Scott, including the position of Chairman and Chief Executive Officer. Mr. MacDonald has over 30 years of business experience in all phases of retail, including managing merchandising, marketing, stores, operations and finance functions.	N/A

Philip B. Miller*	70	Mr. Miller is the President of Philip B. Miller Associates, a consulting firm, and an Operating Director of Tri-Artisan Capital Partners, a privately held merchant bank, and has held those positions since July 2001. Mr. Miller also serves on the Board of Directors of St. John Knits, a position he has held since December 2002. Mr. Miller served as Chairman and Chief Executive Officer of Saks Fifth Avenue, Inc. from 1993 until January 2000 and continued as Chairman of that company until July 2001. From 1983 to 1990, Mr. Miller served as Chairman and Chief Executive Officer of Marshall Fields, Inc. Mr. Miller serves as a director of Kellwood Company.	2005

		Our Directors and Their Positions with Us/	Director
Name	Age	Principal Occupations / Business Experience	Since
James D. Robbins*	62	Mr. Robbins currently holds a directorship in Huntington Preferred Capital, Inc. (NASDAQ:HPCCP), that he has held since November 2001. Mr. Robbins also serves as chairman of the audit committee of Huntington Preferred Capital, Inc. From 1993 until his retirement in June 2001, Mr. Robbins served as Managing Partner of the Columbus, Ohio office of PricewaterhouseCoopers LLP. Mr. Robbins is a certified public accountant.	2005
Continuing Class I Directors for term to Expire in 2011:

		Our Directors and Their Positions with Us/	Director
Name	Age	Principal Occupations / Business Experience	Since
Carolee Friedlander*	67	Ms. Friedlander serves as a founding partner and CEO of AccessCircles (formally known as Circle Financial Group), a membership organization that provides wealth management services, and has held that position since August 2004. From July 2001 to August 2004, Ms. Friedlander served as Senior Vice President of Retail Brand Alliance, Inc., and as President and Chief Executive Officer of Carolee Designs, Inc., a subsidiary of Retail Brand Alliance. Prior to that Ms. Friedlander served as President and Chief Executive Officer of Carolee Designs, a fashion accessory company she founded in 1973 and sold to Retail Brand Alliance in July 2001.	2005

Harvey L. Sonnenberg	67	Mr. Sonnenberg has been a partner in the certified public accounting firm, Weiser, LLP, since November 1994. Mr. Sonnenberg is active in a number of professional organizations, including the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants, and has long been involved in rendering professional services to the retail and apparel industry. Mr. Sonnenberg is a certified public accountant. Mr. Sonnenberg is a director of Retail Ventures.	2005

Allan J. Tanenbaum*	62	Mr. Tanenbaum has been General Counsel and Managing Partner of Equicorp Partners, LLC, an Atlanta-based private investment and advisory firm, since January 2006. From February 2001 to December 31, 2005, Mr. Tanenbaum served as Senior Vice President, General Counsel and Corporate Secretary for AFC Enterprises, Inc., a franchisor and operator of quick-service restaurants. From June 1996 to February 2001, Mr. Tanenbaum was a shareholder in Cohen Pollock Merlin Axelrod & Tanenbaum, P.C., an Atlanta, Georgia law firm, where he represented corporate clients in connection with mergers and acquisitions and other commercial transactions.	2005

Heywood Wilansky	61	Mr. Wilansky is the former President and Chief Executive Officer of Retail Ventures. Mr. Wilansky served as President and Chief Executive Officer of Retail Ventures from November 2004 through January 2009. Before joining Retail Ventures in November of 2004, he served as President and Chief Executive Officer of Filene’s Basement, a subsidiary of Retail Ventures, from February 2003 to November 2004. Mr. Wilansky was a professor of marketing at the University of Maryland business school from August 2002 to February 2003. From August 2000 to January 2003, he was President and Chief Executive Officer of Strategic Management Resources, LLC. From August 1995 to July 2000, he was President and Chief Executive Officer of Bon Ton Stores. Mr. Wilansky is a director of Retail Ventures and Bertucci’s Corporation.	2005

Continuing Class III Directors for term to Expire in 2010:

		Our Directors and Their Positions with Us/	Director
Name	Age	Principal Occupations / Business Experience	Since
Elaine J. Eisenman*	60	Dr. Eisenman currently serves as Dean of Babson Executive Education, the division of Babson College focused on providing education, consulting and applied research in innovation and leadership to corporations and executives, and has served in this capacity since October 2005. Dr. Eisenman also is responsible for the management of the Babson Executive Conference Center. Prior to that, Dr. Eisenman served as Senior Vice President – Human Resources and Administration of Children’s Place Retail Stores, Inc. since September 2003. Dr. Eisenman has also held senior executive positions at American Express, Enhance Financial Services Co. and private companies such as PDI International, a global consulting firm.	2008

Joanna T. Lau*	50	Ms. Lau currently serves as CEO of Lau Technologies, an executive consulting and investment company focused on providing debt and equity financing and consulting to mid-range companies. Ms. Lau founded Lau Technologies in 1990 and has been responsible for managing all aspects of the company from financing growth to the quality of the performance of the products previously sold by the company. Ms. Lau held leadership positions with Digital Equipment Corporation and General Electric before founding Lau Technologies. Ms. Lau is a member of the Board of Directors of ITT Education Services (NYSE:ESI) since 2003 and currently serves on the Audit Committee of ESI.	2008

Roger S. Markfield	66	Mr. Markfield is Vice-Chairman and Executive Creative Director of American Eagle Outfitters (NYSE: AEO) and has served in this capacity since February 2009, and has served as a Director of AEO since March 1999. From February 2007 to December 2008, Mr. Markfield served AEO as a non-executive officer employee. He served AEO as Vice-Chairman from November 2003 to February 2007, as President from February 1995 to February 2006, and as Co-Chief Executive Officer from December 2002 to November 2003. Mr. Markfield also served AEO and its predecessors as Chief Merchandising Officer from February 1995 to December 2002 and as Executive Vice President of Merchandising from May 1993 to February 1995. Prior to joining AEO, he served as Executive Vice President-General Merchandising Manager for the Limited Stores Division of Limited Brands from May 1992 to April 1993. From 1969 to 1976 and from 1979 to 1992, he was employed by Macy’s Inc. in various positions, beginning as a Buyer in Boys’ Wear and rising to President of Corporate Buying-Mens. From 1976 to 1979, Mr. Markfield served as Senior Vice President of Merchandising and Marketing for Gap.	2008

*	Independent Directors under New York Stock Exchange Rules.
Unless otherwise directed, the persons named in the proxy will vote the proxies FOR the election of the above-named nominees as directors. While it is contemplated that all nominees will stand for election, in the event any person nominated fails to stand for election, the proxies will be voted for such other person or persons as may be designated by the directors. Management has no reason to believe that any of the above-mentioned persons will not stand for election or serve as a director.

Under Ohio law and our Code of Regulations, the nominees receiving the greatest number of votes will be elected as directors. Shares as to which the authority to vote is withheld are not counted toward the election of directors or toward the election of the individual nominees specified on the proxy.
Your Board of Directors unanimously recommends a vote FOR each of the director nominees named above.

EXECUTIVE OFFICERS
The following persons are our executive officers. Our officers are elected annually by our Board and serve at the pleasure of the Board.
Jay L. Schottenstein, age 54, serves as our Chief Executive Officer and Chairman of the Board of Directors, but as previously disclosed, will resign as Chief Executive Officer upon the effectiveness of Mr. MacDonald’s appointment as Chief Executive Officer on April 27, 2009. Mr. Schottenstein was appointed as our Chief Executive Officer in March 2005. He became a director of DSW in March 2005. He has been Chairman of the Board of Directors of Retail Ventures, American Eagle Outfitters, Inc. and SSC since March 1992 and was Chief Executive Officer of Retail Ventures from April 1991 to July 1997 and from July 1999 to December 2000. Mr. Schottenstein served as Vice Chairman of SSC from 1986 until March 1992 and as a director of SSC since 1982. He served in various executive capacities at SSC since 1976. Mr. Schottenstein is also a director of American Eagle Outfitters, Inc., which is a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or the Exchange Act.
Deborah L. Ferrée, age 55, has served as our Vice Chairman and Chief Merchandising Officer since January 2006. Ms. Ferrée joined us in November 1997. She served as our President and Chief Merchandising Officer from November 2004 until January 2006. From March 2002 until November 2004, she served as Executive Vice President and Chief Merchandising Officer. Prior to that, she served as Senior Vice President of Merchandising beginning in September 2000, and Vice President of Merchandising beginning in October 1997. Prior to joining us, Ms. Ferrée worked in the retail industry for more than 30 years in various positions, including serving as Divisional Merchandising Manager of Shoes, Accessories and Intimate Apparel for Harris Department Store, women’s buyer for Ross Stores and Divisional Merchandise Manager of the May Company.
William L. Jordan, age 37, serves as our Executive Vice President, General Counsel and Secretary, a position he has held since March 2009. From May 2008 to March 2009 he was our Senior Vice President, General Counsel and Secretary. In January 2006, Mr. Jordan joined us as our Vice President, General Counsel and Secretary. Prior to joining us he had served as Corporate Counsel for Lancaster Colony Corporation since 2005, and was with the firm of Porter, Wright, Morris & Arthur LLP in Columbus, Ohio, from 1997 to 2005 where he specialized in Corporate Securities and Mergers & Acquisitions law.
Kevin M. Lonergan, age 60, serves as our Executive Vice President and Chief Operating Officer. Prior to joining us in January 2006, Mr. Lonergan served as Vice President of the West Zone for American Eagle Outfitters beginning in January 2004, where he was responsible for 397 stores in 30 states. Prior to that time, Mr. Lonergan served as Executive Vice President and Chief Operating Officer of Old Navy, a division of Gap, Inc., where he oversaw all store operations and helped build the newly formed Old Navy division from its inception in 1993. Prior to serving in that capacity, Mr. Lonergan held executive positions at various divisions of Gap, Inc., Target and Carson Pirie Scott. Mr. Lonergan has over 35 years of business experience in all phases of retail, including department stores, specialty and mass merchandising, and has been responsible for many areas of business, including stores, operations, finance, real estate, human resources, systems, and customer service.
Harris Mustafa, age 55, serves as our Executive Vice President, Supply Chain and Merchandise Planning and Allocation. Prior to joining us in July 2006, Mr. Mustafa served as Executive Vice President, Private Brand and Product Development from August 2004 to June 2006 at Saks Department Store Group. Prior to serving in that capacity, he served as their Senior Vice President, Planning and Operations, Private Brand Group from October 2003 to August 2004. From May 2002 to March 2003, Mr. Mustafa served as Senior Vice President Business Planning for Williams-Sonoma, Inc. Prior to serving in that capacity, Mr. Mustafa served in various executive positions at Payless ShoeSource, Inc. from 1987 to 2001.
Douglas J. Probst, age 44, serves as our Executive Vice President and Chief Financial Officer. Mr. Probst joined DSW in March 2005. From April 1990 to February 2005, he held various positions with Too Inc., a company spun-off from The Limited, Inc., including Vice President of Finance and Controller from May 2004 to February 2005, Vice President Finance from October 2003 to May 2004 and Vice President Financial Analysis and Store Control from December 1999 to October 2003. From August 1986 to March 1990, he was in the practice of public accounting with KPMG. Mr. Probst is a certified public accountant.

Jon J. Ricker, age 59, has served as our Executive Vice President, Chief Administrative Officer since September 2008. Prior to this role, Mr. Ricker served as DSW’s Executive Vice President – Strategic Business Development, and Chief Technology Officer from the time he joined the Company in February 2006 until September 2008. Prior to joining DSW, Mr. Ricker held various senior leadership positions at Limited Brands from January 1996 through November 2005 including Chief Information Officer, Strategic Business and Technology Officer, and President and Chief Executive of the Limited Technology Services Company. Over his career, Mr. Ricker also served in other senior executive capacities for companies such as BellSouth Corporation, Federal Express Corporation, and Federal Mogul Corporation. Mr. Ricker has over 10 years experience in each of the Retail, Logistics and Transportation, and Manufacturing industries.
Derek Ungless, age 60, serves as our Executive Vice President and Chief Marketing Officer, a position he has held since June 2005. From April 2002 to May 2005, he was Executive Vice President of Marketing for Express, part of Limited Brands. Mr. Ungless was Senior Vice President and Head of Global Brand Design of the Estee Lauder brand, part of Estee Lauder Companies Inc. from September 2000 until November 2001 and was Executive Vice President and Creative Director of Brooks Brothers from October 1997 until September 2000. Mr. Ungless has over thirteen years of experience working in the retail industry.

OTHER DIRECTOR INFORMATION, COMMITTEES OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION
General
A total of five meetings of the Board of Directors were held during fiscal 2008. No director attended less than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held during the time in which such director was a member of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which that director served during the period each director served as a member of such committee.
There are no family relationships among our directors and executive officers.
Our Corporate Governance Principles provide that all incumbent directors and director nominees are encouraged to attend our Annual Meeting of Shareholders. All ten of our directors then in office attended our 2008 Annual Meeting of Shareholders.
Corporate Governance Principles
In June 2005, the Board of Directors adopted Corporate Governance Principles that address Board structure, membership (including nominee qualifications), performance, operations and management oversight. The Corporate Governance Principles were last amended in March 2008. A current copy of our Corporate Governance Principles can be found at our corporate and investor website at www.dswinc.com and is available in print (without charge) to any shareholder upon request.
The Board of Directors meets in regularly scheduled executive sessions (without management present). The independent members of the Board also meet alone in regularly scheduled executive sessions. The Board of Directors does not have a designated director who leads executive sessions held by the independent directors. The non-management directors alternate as the chair of such executive sessions in alphabetical order by last name.
Director Independence
Our director independence standards are set forth in our Corporate Governance Principles, a copy of which can be found at our corporate and investor website at www.dswinc.com. The Corporate Governance Principles provide that the Board of Directors’ goal is that a majority of the directors should be independent directors. A director will be designated as independent if he or she:
•	has no material relationship with us or our subsidiaries;

•	satisfies the other criteria specified by New York Stock Exchange listing standards;

•	has no business conflict with us or our subsidiaries; and

•	otherwise meets applicable independence criteria specified by law, regulation, exchange requirement or the Board of Directors.
During its review of director independence, the Board considered whether there were any transactions or relationships between the Company and any director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). As a result of this review, the Board of Directors has affirmatively determined that the following persons are independent under our independence standards:
Elaine J. Eisenman
Carolee Friedlander
Joanna T. Lau
Philip B. Miller
James D. Robbins
Allan J. Tanenbaum

Our Board of Directors has a Nominating and Corporate Governance Committee, a Compensation Committee and an Audit Committee, all of which are comprised solely of independent directors as defined under applicable Securities and Exchange Commission rules and the listing standards of the New York Stock Exchange. Our Board of Directors also has a Technology Committee comprised of a mixture of independent and non-independent directors.
Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are Messrs. Tanenbaum (Chair) and Mses. Eisenman and Friedlander, each of whom is independent as discussed above. A current copy of our Nominating and Corporate Governance Committee charter can be found on our corporate and investor website at www.dswinc.com and is available in print (without charge) to any shareholder upon request.
The Nominating and Corporate Governance Committee met four times during fiscal 2008. Its functions include assisting the Board in determining the desired qualifications of directors, identifying potential individuals meeting those qualification criteria, proposing to the Board a slate of nominees for election by the shareholders and reviewing candidates nominated by shareholders. In addition, the Committee also reviews the Corporate Governance Principles, makes recommendations to the Board with respect to other corporate governance principles applicable to us, oversees the annual evaluation of the Board and management, and reviews management and Board succession plans.
The Nominating and Corporate Governance Committee meets to discuss, among other things, identification and evaluation of potential candidates for nomination as a director. Although there are no specific minimum qualifications that a director candidate must possess, potential candidates are identified and evaluated according to the qualification criteria set forth in the Board’s Corporate Governance Principles, including:
•	independence;

•	judgment;

•	skill;

•	diversity;

•	strength of character;

•	age;

•	experience as an executive of, or advisor to, a publicly traded or private organization;

•	experience and skill relative to other Board members;

•	specialized knowledge or experience;

•	service on other boards; and

•	desirability of the candidate’s membership on the Board or any committees of the Board.
The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders for the 2010 Annual Meeting of Shareholders, provided that the names of such nominees are submitted in writing, not later than January 1, 2010, to DSW, 810 DSW Drive, Columbus, Ohio 43219, Attn: Corporate Secretary. Each such submission must include:
As to the nominee:
•	name, age, business address and residence address;

•	principal occupation or employment;

•	the class and number of DSW shares beneficially owned; and

•	any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and
As to the shareholder giving the notice:
•	name and record address; and

•	the class and number of our shares beneficially owned.

Such notice shall be accompanied by a consent signed by the nominee evidencing a willingness to serve as a director, if nominated and elected, and a commitment by the nominee to meet personally with the Nominating and Corporate Governance Committee members.
Other than the submission requirements set forth above, there are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates a nominee for director recommended by a shareholder.
Compensation Committee
The members of our Compensation Committee are Messrs. Miller (Chair) and Robbins and Mses. Eisenman and Friedlander. Each member of the Compensation Committee is independent as discussed above. None of the members of the Compensation Committee are present or former officers of our Company, nor are they or any of their affiliates, if any, parties to agreements with us.
A current copy of our Compensation Committee charter can be found on our corporate and investor website at www.dswinc.com and is available in print (without charge) to any shareholder upon request.
Our Compensation Committee met six times during fiscal 2008. The Compensation Committee’s functions include evaluating the Chief Executive Officer’s performance and, based upon these evaluations, setting the Chief Executive Officer’s annual compensation; reviewing and approving the compensation packages of our other executive officers; making recommendations to the Board with respect to our incentive compensation, retirement and other benefit plans; making administrative and compensation decisions under such plans; and recommending to the Board the compensation for non-employee Board members. See the Compensation Discussion and Analysis below for a more complete description of the Compensation Committee’s deliberations and decisions relating to executive compensation, including the Committee’s retention of a compensation consultant and the role of our executive officers in determining executive compensation.
Audit Committee
The members of our Audit Committee are Messrs. Robbins (Chair), Miller and Tanenbaum and Ms. Lau. The Board of Directors has determined that each of them is independent and is financially literate in accordance with the applicable Securities and Exchange Commission rules and listing standards of the New York Stock Exchange. The Board has also determined that our Audit Committee’s Chairman, James D. Robbins, qualifies as an audit committee financial expert as such term is defined by the Securities and Exchange Commission under Item 401(h) of Regulation S-K.
A current copy of our Audit Committee charter can be found on our corporate and investor website at www.dswinc.com and is available in print (without charge) to any shareholder upon request.
Our Audit Committee met ten times during fiscal 2008. The purpose of our Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities of:
•	the integrity of our financial statements;

•	compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	performance of our internal audit function and independent auditor.
The Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of our independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting.
No member of the Audit Committee is currently serving on the audit committees of more than three public companies.

Technology Committee
The members of our Technology Committee are Ms. Lau (Chair) and Messrs. Markfield, Robbins, and Sonnenberg. A current copy of our Technology Committee charter can be found on our corporate and investor website at www.dswinc.com and is available in print (without charge) to any shareholder upon request.
Our Technology Committee met once during fiscal 2008. The purpose of the Technology Committee is to ensure that technology endeavors are effectively managed and that technology performance meets the following objectives:
•	aligns with our business strategy;

•	enables the business to maximize benefits technology can provide;

•	resources are used responsibly; and

•	risks are managed appropriately.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who are beneficial owners of more than ten percent of our Common Shares (“reporting persons”) to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. We assist our directors and executive officers in completing and filing those reports. Based upon a review of those reports furnished to us and representations of our directors and executive officers, we believe that all filing requirements applicable to our directors, executive officers and greater than ten percent beneficial owners were complied with during the last completed fiscal year.
Code of Ethics and Corporate Governance Information
We have adopted a code of ethics that applies to all our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and an additional code of ethics that applies to senior financial officers. Additionally, the Board of Directors has adopted a Director Code of Conduct applicable to our Board members. These codes of ethics, designated as the “Code of Conduct,” the “Code of Ethics for Senior Financial Officers,” and the “Director Code of Conduct,” respectively, by us can be found on our investor website at www.dswinc.com and are available in print (without charge) to any shareholder upon request. We intend to disclose any amendment to, or waiver from, any applicable provision of the Code of Conduct, Code of Ethics for Senior Financial Officers, or Director Code of Conduct by posting such information on our corporate and investor website at www.dswinc.com.

AUDIT AND OTHER SERVICE FEES
Our Audit Committee has adopted a policy under which audit and non-audit services to be rendered by our independent registered public accountants are pre-approved. The pre-approval policy is designed to assure that the provision of such services does not impair the independence of our independent registered public accounting firm and is summarized below.
•	Delegation - The Audit Committee may delegate pre-approval authority to one or more of its independent members provided that the member(s) to whom such authority is delegated promptly reports any pre-approval decisions to the other Audit Committee members. The Audit Committee has not delegated to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

•	Audit Services - Annual audit, review and attestation engagement terms and fees are subject to the specific pre-approval of the Audit Committee. Any changes in the terms, conditions or fees resulting from changes in the audit scope requires the Audit Committee’s approval.

•	Other Services - Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee.

•	Tax Services - The Audit Committee believes that our independent registered public accounting firm can provide tax services to us such as tax compliance and certain tax advice without impairing its independence. In no event, however, will the independent registered public accounting firm be retained in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations or similar regulations of other applicable jurisdictions.
No services were provided by the independent public accountants during fiscal 2008 or fiscal 2007 that were approved by the Audit Committee under Securities and Exchange Commission Regulation S-X Section 2-01(c)(7)(i)(C) (which addresses certain services considered de minimis and may be approved by the Committee after such services have been performed).
The following table sets forth the aggregate fees for professional services rendered by Deloitte & Touche LLP, our independent registered accountants, for each of the last two fiscal years.

	2008	2007
Audit fees (1)	$1,289,729	$870,396
Audit-related fees	$9,000	—
Tax fees	—	—
All other fees	—	—
Total	$1,298,729	$870,396

(1)	Includes services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and other audit services normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements. Also includes $458,994 and $425,896 for fiscal 2008 and fiscal 2007, respectively, representing our allocation of audit fees under our shared service agreement with Retail Ventures.

AUDIT COMMITTEE REPORT
The members of our Audit Committee are Messrs. Robbins (Chair), Miller and Tanenbaum and Ms. Lau. The Board of Directors has determined that each of them is independent and is financially literate in accordance with the applicable Securities and Exchange Commission rules and listing standards of the New York Stock Exchange. The Board of Directors has also determined that our Audit Committee’s Chairman, James D. Robbins, qualifies as an audit committee financial expert as such term is defined by the Securities and Exchange Commission under Item 407(d)(5) of Regulation S-K. Although our Board of Directors has determined that Mr. Robbins is a financial expert as defined under Securities and Exchange Commission rules, his responsibilities are the same as those of other Audit Committee members. The Securities and Exchange Commission has determined that an audit committee financial expert will not be deemed an “expert” for any purpose as a result of being identified as an audit committee financial expert.
The Audit Committee operates under a written charter, which is available on our corporate and investor website at www.dswinc.com and is available in print (without charge) to any shareholder upon request. Under the charter, the Audit Committee’s responsibilities include:
•	Review of our annual financial statements to be included in our Annual Report on Form 10-K and recommendation to the Board of Directors whether the audited financial statements should be included in our Annual Report on Form 10-K;

•	Review of our quarterly financial statements to be included in our Quarterly Reports on Form 10-Q;

•	Oversight of our relationship with our independent auditors, including:
o	Appointment, termination and oversight of our independent auditors; and

o	Pre-approval of all auditing services and permitted non-audit services by our independent auditors;
•	Oversight of our internal controls;

•	Oversight of the review and response to complaints made to us regarding accounting, internal accounting controls and auditing matters or other compliance matters;

•	Oversight of our internal audit function; and

•	Review and approval of related party transactions.
Our management is responsible for our internal controls and preparing our consolidated financial statements. Our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements and issuing a report thereon. Their audit is performed in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee is responsible for overseeing the conduct of these activities. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on representations made by our management and our independent registered public accounting firm.
In conducting its oversight function, the Audit Committee discusses with our internal auditors and our independent registered public accounting firm, with and without management present, the overall scope and plans for their respective audits. The Audit Committee also reviews our programs and key initiatives to design, implement and maintain effective internal controls over financial reporting and disclosure controls.
The Audit Committee has sole discretion, in its areas of responsibility and at our expense, to engage independent advisors as it deems appropriate and to approve the fees and retention terms of such advisors.
The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their audits, the evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the fiscal year ended January 31, 2009. The Audit Committee also reviewed and discussed with Deloitte & Touche LLP its report on our annual financial statements.

The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from Deloitte & Touche LLP the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.
Based on its review of the audited consolidated financial statements and discussions with management and Deloitte & Touche LLP referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements for the fiscal year ended January 31, 2009 in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee
James D. Robbins, Chair
Joanna T. Lau
Philip B. Miller
Allan J. Tanenbaum

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the material compensation decisions and elements for DSW’s executive team. As more fully described below, the Compensation Committee of DSW’s Board of Directors (the “Committee”) makes all compensation decisions for DSW’s executive officers, including the executive officers named in the Summary Compensation Table below (the “Named Executive Officers”) as follows:
•	Jay L. Schottenstein — Chairman and Chief Executive Officer;

•	Deborah L. Ferrée — Vice Chairman and Chief Merchandising Officer;

•	Douglas J. Probst — Executive Vice President, Chief Financial Officer;

•	Kevin M. Lonergan — Executive Vice President and Chief Operating Officer; and

•	Harris Mustafa — Executive Vice President, Supply Chain and Merchandise Planning & Allocation.
Executive Compensation Philosophy & Objectives
The Committee believes that executive compensation packages should incorporate an appropriate balance of fixed versus variable compensation—as well as cash-based versus stock-based compensation—and reward performance that is measured against established goals that correspond to our short-term and long-term business plan and objectives.
DSW’s executive compensation program is designed to:
(1)	Attract and retain highly talented, experienced retail executives who can make significant contributions to our long-term business success. Specifically, we structure our compensation program to attract and keep executives we believe are critical to the implementation of our business strategy to:
•	Anticipate the desires of our brand-, quality- and style-conscious customers who have a passion for footwear and accessories and provide them with a vast, exciting selection of in-season styles combined with the convenience and value they desire;

•	Create a distinctive store experience that satisfies both the rational and emotional shopping needs of our customers; and

•	Execute on a growth strategy to increase total net sales through DSW store expansion, positive comparable store sales growth for DSW stores, and the growth of dsw.com.
At DSW, we believe we have assembled an experienced and talented executive team with a proven track record of delivering growth results.
Mr. Schottenstein, our CEO, is a seasoned retail industry executive who provides strategic leadership to DSW’s senior executive team and guidance and insight around our key growth initiatives. Ms. Ferrée, our Vice Chairman and Chief Merchandising Officer, and other senior leaders, provide daily leadership to DSW’s executive team. Additionally, Ms. Ferrée oversees a merchandising team that is focused on continually delivering a broad selection of fresh and current merchandise into our stores at price points that appeal to consumers from a broad range of socioeconomic and demographic backgrounds. Ms. Ferrée also leads the Marketing function. Mr. Lonergan, our Chief Operating Officer, has over 35 years of retail industry experience and occupies a critical leadership role in creating the distinctive store experience that is integral to our long-term business success. Mr. Lonergan also leads our real estate and store construction functions. Mr. Probst, our Chief Financial Officer, provides daily leadership to a Finance function that plays a critical role in ensuring the availability of the investment capital necessary to deliver on our growth strategy. Finally, Mr. Mustafa leads our merchandise planning, allocation and supply chain functions. We believe that our current senior executive team possesses a proven ability to develop and execute merchandising, customer, real estate and infrastructure strategies. As a result, we believe our compensation program must incentivize and reward their efforts and also serve to keep their services with DSW, thus allowing us to compete in attracting and developing talent to support the continued growth of DSW.
(2)	Reward executives for delivering superior performance. The Committee regularly reviews executive compensation packages to ensure a proper balance between fixed and variable compensation with more of the focus on, and potential reward to the executive for, achievement of short- and long-term performance goals. This was true for 2008 — in aggregate, the Named Executive Officer compensation opportunity consisted of approximately 40% fixed compensation (base salary) and approximately 60% variable compensation (annual cash incentive compensation and long-term equity compensation). The Committee believed this was an appropriate balance given the current focus and goals of the Company.
(3)	Create a strong link among the interests of shareholders, DSW’s financial performance and the total compensation of executives, and align executive incentives with shareholder value creation. The Committee believes targeting above-median long-term equity award levels (as discussed below) is appropriate for DSW, a growth company, during a critical growth phase. As a result, the Committee annually awards equity, generally in the form of stock options and restricted stock units, to the Named Executive Officers based, in part, on DSW’s financial performance. Such grants also strongly align these officers’ interests with the interests of our shareholders as each are focused on the same result — value creation.
Setting Executive Compensation
Based on the objectives described above, the Committee has structured DSW’s executive compensation programs primarily to motivate executives to achieve the business goals established by DSW and reward executives for meeting business goals, and perhaps more importantly, delivering superior performance as measured against those business goals. For 2008, the Committee engaged Hay Group, a global human resources consulting firm, to conduct a review of its total compensation program for the Named Executive Officers as well as for other company executives. As requested by the Committee, Hay Group provided the Committee with market data from proprietary databases to consider when making compensation decisions for our Named Executive Officers. While Hay Group was engaged directly by the Committee, Hay Group also provided similar input to company management to support compensation recommendations and decisions made for company executives who are not Named Executive Officers.
In making compensation decisions for executive officers in fiscal 2008, including the Named Executive Officers, the Committee compared each officer’s compensation against market compensation benchmarks drawn from a peer group of publicly-traded and private-held retail industry companies (collectively, the “Survey Peer Group”). With input from Hay Group, the Committee ensured the Survey Peer Group generally consisted of retail companies with a focus on specialty retail and fashion similar to DSW. In addition, the Committee ensured the Survey Peer Group included companies against which the Committee believes DSW competes for talent and shareholder investment. The companies included in the Survey Peer Group for 2008 were:

Abercrombie & Fitch	Aeropostale	American Eagle Outfitters
AnnTaylor Stores	Big Lots	Bon-Ton Stores
Brown Shoe Company	Children’s Place	Coach
Eddie Bauer Holdings	J.C. Penney	J. Crew Group
Kohl’s	Limited Brands	Linens ‘n Things
Macy’s	Mervyn’s	Michaels Stores
New York & Company	Nordstrom	Payless ShoeSource
Stage Stores	Talbots	Target
Timberland	TJX Companies	Tween Brands
Ulta Salon
DSW’s revenue is slightly below the median revenue of the Survey Peer Group companies. However, Hay Group uses proprietary methodologies that allow for pay comparisons for the same job between companies of different sizes. As a result, pay comparisons may be made directly without adjusting for the difference in the size of the companies.
The pay elements used for comparison purposes are target total cash compensation (consisting of base salary and annual cash incentive compensation) and long-term equity incentive compensation. Generally, the Committee targets Named Executive Officer pay to fall between the 50th and 75th percentiles of Survey Peer Group data for both total cash compensation and long-term incentive compensation. This pay objective reflects the fact that DSW is a growth company and executives with the skills and experience necessary to deliver contributions that will significantly impact DSW’s long-term business success and intended growth pattern command a premium in the marketplace. These objectives also recognize the Committee’s expectation that, over the long term, the Company will generate shareholder returns in excess of the average of its Survey Peer Group. Variations to this pay objective may occur as dictated by the experience level of the individual and market factors.
In addition, for Named Executive Officers where comparison data was available in 2008, the Committee also evaluates the actual pay of the Named Executive Officer with pay data drawn from proxy-disclosed pay information for the following publicly-traded companies (collectively, the “Proxy Peer Group”):

Abercrombie & Fitch	Aeropostale	American Eagle Outfitters
AnnTaylor Stores	Big Lots	Bon-Ton Stores
Brown Shoe Company	Charming Shoppes	Coach
Dick’s Sporting Goods	Finish Line	J. Crew Group
Limited Brands	New York & Company	Pacific Sunwear
Payless ShoeSource	Skechers U S A	Stein Mart
Timberland	Tween Brands
For fiscal 2008, the compensation paid to Messrs. Schottenstein, Lonergan and Probst and Ms. Ferrée was reviewed pursuant to the Proxy Peer Group (in addition to the Survey Peer Group above). By looking at this proxy-disclosed information, as reviewed and summarized for the Committee by Hay Group, the Committee was able to analyze the relation between performance and the resulting pay delivered.
Finally, the Committee takes into consideration a review of each Named Executive Officer’s compensation relative to the other Named Executive Officers, taking into account each officer’s performance and impact on DSW’s business results.
Role of Executive Officers in Compensation Decisions
The Committee makes all compensation decisions for DSW’s Named Executive Officers (other than the Chief Executive Officer) based upon input provided by certain members of company management, as discussed under “DSW’s 2008 Executive Compensation Elements” below, and the objective market data provided by Hay Group. The Committee can exercise its discretion and modify any recommendations that may be provided by company management and the independent compensation consultant. Company management does not provide input in determining the compensation of the Chief Executive Officer, which is determined solely by the Compensation Committee.
DSW’s 2008 Executive Compensation Elements
For the fiscal year ended January 31, 2009, the total compensation opportunity for DSW’s executives (including the Named Executive Officers) was generally comprised of the following principal components:
•	base salary;

•	performance-based annual cash incentive compensation;

•	long-term equity incentive compensation in the form of service-based stock options and restricted stock units; and

•	retirement savings contributions through the 401(k) plan.
     Base Salary
While the Committee’s focus is on variable compensation based on performance, a clear objective of our executive compensation program is to pay a base salary that is competitive with the stated Survey Peer Group and Proxy Peer Group (where applicable) in order to retain our Named Executive Officers. The base salaries of all DSW executives (including the Named Executive Officers) are determined based on job responsibilities and individual contribution, and with reference to the considerations set forth below. Salary bands are designed so that the salary opportunity for a given position generally falls between 80% and 140% of the base salary midpoint established for that position.
In March each year, the Committee determines the base salary of each Named Executive Officer for the next year. During its review, the Committee primarily considers:

•	overall DSW financial performance during the prior year;

•	the individual performance of the Named Executive Officer during the prior year;

•	the target total cash compensation level of the appropriate benchmark position(s) as reflected in Survey Peer Group and Proxy Peer Group (where applicable) data;

•	base salary data drawn from the Survey Peer Group and Proxy Peer Group (where applicable) information where available; and

•	if relevant, compensation paid by a previous employer.
In March 2008, the Committee decided to keep Mr. Schottenstein’s annual base salary unchanged at $500,000. Mr. Schottenstein reviewed with the Committee overall DSW performance for fiscal year 2007 and the performance of Ms. Ferrée. Based upon the duties and responsibilities of Ms. Ferrée in fiscal 2007, DSW’s overall performance and her individual performance against pre-established individual objectives, and Ms. Ferrée’s pay relative to applicable benchmark data for the Survey Peer Group and Proxy Peer Group (where applicable) companies, the Committee decided that the base salary of Ms. Ferrée would increase by 2.5% pursuant to the terms of her employment agreement with DSW.
The Chief Executive Officer reviewed with the Committee the accomplishments and contributions made by each senior manager under his supervision and provided his proposed base salary changes. The Chief Executive Officer discussed with the Committee the accomplishments of Mr. Lonergan in fiscal 2007, including the opening of 37 new DSW stores and the rollout of a new service model in the stores. The Chief Executive Officer noted that Mr. Probst provided leadership in helping to shape the Company’s business strategy and help keep expenses in line with budgeted expectations. The Chief Executive Officer also discussed with the Committee the contributions made by Mr. Mustafa during fiscal year 2007, including reshaping the merchandise planning and allocation and supply chain functions and reducing carryover inventory levels to historic lows. In addition, the Chief Executive Officer noted that Mr. Mustafa had not received a base salary increase since he was hired in July 2006. Based upon the Chief Executive Officer’s recommendations, and upon the Committee’s individual review and analysis of compensation paid by Survey Peer Group companies for the comparable positions, the Committee decided to increase the base salaries of Mr. Lonergan, Mr. Probst and Mr. Mustafa by 4.2%, 4.5% and 6.0%, respectively.
Performance-Based Annual Cash Incentive Compensation
Prior to our IPO in 2005, the DSW Inc. 2005 Cash Incentive Compensation Plan (the “ICP”) was approved by DSW’s shareholders. The ICP gives the Committee the ability to foster and promote the financial success of the Company and increase shareholder value by providing cash incentives to the Named Executive Officers based on the achievement of specified annual business objectives. The ICP is designed to promote the achievement of annual performance goals and focuses the Named Executive Officers on short-term objectives which ultimately will contribute to the likelihood of achieving long-term business objectives and increase shareholder value. Under the ICP, Named Executive Officers earn annual cash incentives only when pre-established business objectives and targets are achieved. The Company currently has approximately 500 associates who are eligible to receive awards under the ICP. The Named Executive Officers are generally treated the same as all other eligible DSW associates under the ICP.
Generally, in the first quarter of each year, the Committee establishes the performance criteria that will be used to determine incentive compensation awards for the subsequent year. Company associates who participate in the plan have incentive levels that vary based on the individual’s position and contribution to business performance. Target award opportunities are established as a percentage of base salary and range from 50% to 100% of base salary for the Named Executive Officers. Mr. Schottenstein is not eligible to earn annual cash incentive compensation under the ICP. The target award opportunities for Ms. Ferrée and Messrs. Probst, Lonergan and Mustafa were 100%, 80%, 80% and 50%, respectively, and were established based on market data provided by the independent compensation consultant and the scope of the leadership positions the executives occupy in the DSW business.
For fiscal 2008, the Committee determined that 100% of each Named Executive Officer’s annual cash incentive compensation award would be based upon DSW’s total sales and net income performance as reported in DSW’s financial statements. The Committee believed total sales and net income were the most relevant metrics to DSW’s existing growth plan and best aligned with the growth objective shared with investors. Additionally, both total sales and net income are publicly disclosed in our financial statements and provide transparency to all ICP participants.
In April 2008, the Committee established a target threshold performance level for fiscal 2008. Unless otherwise determined by the Committee, all associates who participate in the plan (including the Named Executive Officers) receive:
•	no payment unless the Company achieved total sales of $1.506 million and $26.8 million of net income (approximately 50% of the target net income level established);

•	a payment of 35% of the target award opportunity if the company achieved or exceeded total sales of $1.506 million and $26.8 million of net income but did not achieve $38.2 million of net income (approximately 71% of the target net income level established);

•	a payment of at least 50% but less than 100% of the target award opportunity if the Company achieved or exceeded $38.2 million of net income but did not achieve $53.8 million of net income (the target net income level established);

•	a payment of at least 100% but less than 200% of the target award opportunity if the Company achieved or exceeded $53.8M of net income but did not achieve $71.6M of net income (approximately 133% of the target net income level established); and

•	a payment of 200% of the target award opportunity if the Company achieved or exceeded $71.6 million of net income.
In making the annual determination of the minimum, target and maximum net income levels, the Committee may consider specific circumstances facing the company during the prior and subsequent years. In fiscal 2008, the Committee set the target net income level equal to prior year actual performance. Generally, the Committee sets the minimum, target and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year.
DSW’s fiscal 2008 performance led to no payout for ICP participants, including each of the Named Executive Officers (other than Mr. Schottenstein, who does not participate in the ICP).
The Committee did determine, however, to pay a discretionary bonus to participants (including Named Executive Officers excluding Mr. Schottenstein) equal to fifty percent (50%) of each participant’s target award opportunity. The Committee took this action—despite the fact that the Company did not achieve the performance goals established by the Committee—based on the performance of the Company in a very challenging retail environment in fiscal 2008. Specifically, the Company achieved the following:
•	Improved the profitability of the Stores and Leased Business Group throughout the year despite a deteriorating economic environment;

•	Increased the cash and short-term investments of the Company from approximately $131 million to approximately $156 million;

•	Increased total sales by approximately $56 million—+4% to the prior year—despite negative comparable store sales;

•	Increased the merchandise margin rate by 100 basis points, despite negative comparable store sales;

•	Decreased SG&A expense relative to budget;

•	Decreased year-end store inventories by 16% to the prior year on a cost per square foot basis;

•	Opened a record 41 new stores;

•	Executed a reduction in force, reducing non-stores positions by 13%;

•	Launched dsw.com, a new direct channel to customers; and

•	Increased the number of members in the Company’s customer loyalty program to 10 million.
The discretionary bonuses paid to the Named Executive Officers for the fiscal year ending January 31, 2009 are reflected in the Bonus column of the Summary Compensation Table below.

Long-Term Equity Incentive Compensation
Prior to our IPO in 2005, the DSW Inc. 2005 Equity Incentive Plan (the “Equity Plan”) was approved by our shareholders. The Equity Plan generally furthers the Committee’s objectives to retain its executives as well as build a link between executive compensation and shareholder interests and objectives. All equity awards are granted in respect to DSW’s Class A Common Stock.
DSW’s executive compensation philosophy generally calls for grants of both service-based stock options and restricted stock units to executives (Vice President and above) including the Named Executive Officers. As discussed above, in determining the value of annual long-term equity incentive grants for DSW executives, the Committee’s overall objective—consistent with the executive compensation philosophy—is to target the combined grant value of stock options and restricted stock units to fall between the 50th and 75th percentile of Survey Peer Group long-term incentive data. The Committee believes targeting above-median long-term incentive levels is appropriate for a growth company that is seeking to create a compelling value proposition during a critical growth phase. Furthermore, the Committee believes that an above-median long-term equity incentive target is necessary to attract and retain executives with the skills and experience necessary to deliver contributions that will significantly impact DSW’s long-term business success and intended growth pattern.
In addition, long-term equity incentive grants to the Named Executive Officers are based on each individual’s (i) scope of job responsibilities, (ii) assessment of past performance and (iii) assessment of potential future contribution.
Historically, the value of long-term equity incentive awards has been delivered to executives 70% in stock options and 30% in restricted stock units. The Committee believes that delivery in this form provides an appropriate incentive to the leadership team to focus on long-term shareholder value creation and, at the same time, provides the Company with the retention value necessary in a competitive labor market. The value delivered in stock options is converted to a number of shares using the same fair value methodology the Company uses in determining accounting expense under Statement of Financial Accounting Standards (SFAS) 123R (“FAS 123(R)”). The value delivered in restricted stock units is determined by the grant date share price and adjusted based on an assumed forfeiture rate to calculate the total number of Common Shares to be delivered once all vesting requirements are satisfied.
     Stock Options
Stock options provide executives with financial gain derived from the potential appreciation in the DSW share price between the award’s grant date and the date the executive elects to exercise the option. As a result, DSW’s long-term financial performance, as reflected in share price appreciation, ultimately determines the value of stock options. Because financial gain from stock options is only possible after the price of DSW common stock has increased, the Company believes grants encourage executives to focus on behaviors and initiatives that should lead to an increase in the DSW share price, thus benefiting both company associates and shareholders. Generally, stock options vest annually in equal installments over the five years following the grant date.
     Restricted Stock Units
Restricted stock units provide the company with retention value vis-à-vis executives because, generally, they cliff vest 100% at the end of four years. In this way, executives are unable to realize the value of restricted stock units until a significant period of time has passed since the grant date. Additionally, since the restricted stock unit value is tied directly to the market value of DSW common stock, and not exclusively to the increase in the market value of DSW common stock, restricted stock units provide retention value even when the stock price is stable or declining. Thus, the Committee believes that restricted stock units are a key component of the long-term incentive portfolio in that they help retain executives and keep them focused on long-term value creation for shareholders. Dividend equivalents are not paid on restricted stock units granted to company executives, including those granted to the Named Executive Officers.
     2008 Long-Term Equity Incentive Awards for the Named Executive Officers
In March 2008, the Committee granted long-term equity incentive awards to Named Executive Officers as part of the annual performance review process. The Committee considered various alternatives based on input from management and the independent compensation consultant which included different multiples of market competitive long-term incentive values based on Survey Peer Group data. The Committee considered alternative scenarios to effectively balance the delivery of cash and equity to the Named Executive Officers. Based upon the information provided, the Committee determined to deliver to each Named Executive Officer a long-term incentive award with a value reasonably consistent with market data for the Survey Peer Group companies at the 65th percentile. In addition, the Committee determined to deliver the award 70% in stock options and 30% in restricted stock units to each Named Executive Officer, other than Mr. Schottenstein, consistent with the Committee’s typical practice for Executives. As a result, in the March 2008 meeting, the Committee approved a grant of 93,400 stock options to Mr. Schottenstein, grants of 44,000 stock options and 8,000 restricted stock units to each of Messrs. Probst and Lonergan, and grants of 30,000 stock options and 5,000 restricted stock units to Mr. Mustafa. At a meeting held in April 2008, the Committee approved grants of 79,000 stock options and 14,000 restricted stock units to Ms. Ferrée.
     Equity Grant Practices
Under the Equity Plan, the Committee approves all equity awards and has not delegated to management the authority to approve equity awards. The Committee may not grant stock options at a discount to the closing price of DSW common stock on the grant date, nor may the Committee reduce the exercise price of outstanding stock options except in the case of a stock split or other similar event. All stock options granted under the Equity Plan have an exercise price that is equal to the closing market price of DSW common stock on the grant date. The grant date is the date of Compensation Committee approval, except in the case of prospective hires who meet the criteria outlined below.
The Committee also reviews and considers approval of off-cycle equity awards recommended by management at regularly scheduled Committee meetings (generally quarterly). These off-cycle equity awards reflect commitments made by DSW, subject to Committee approval, and are for current associates (generally in the case of promotion or retention), new hires who have already become employees of DSW or prospective hires who have agreed to a start date with DSW that will occur within the three weeks following the Committee meeting. The grant date for current associates and for new hires who have already become employees of DSW is the date the Committee approves the grant. The grant date for prospective hires is their future start date.
In March 2007, the Committee established a methodology to determine the grant date on which annual equity awards would be granted to eligible associates. The Committee determined that the annual equity grant date would be the seventh calendar day following DSW’s fiscal year-end earnings release. Prior to the establishment of this methodology, the Committee made annual equity grants on pre-established dates. Since DSW is a new public company, annual equity grants were made for the first time in April 2006. The Committee does not backdate stock options or grant stock options retroactively. Additionally, the Committee does not coordinate equity grants so that they are made before announcement of favorable information or after announcement of unfavorable information.
     401(k) Retirement Savings Contributions
SSC sponsors a tax-qualified 401(k) plan (the “SSC Plan”) in which all DSW associates, including the Named Executive Officers, were eligible to participate—after meeting certain age and service requirements—through June 30, 2008. Beginning July 1, 2008, DSW sponsored a tax-qualified 401(k) plan (the “DSW Plan”) in which all DSW associates, including the Named Executive Officers, were eligible to participate. Under the SSC Plan, participants were able to contribute up to 30% of their total eligible cash compensation (including base salary and annual cash incentives) on a pre-tax basis up to the limits imposed by the Internal Revenue Code. Under the DSW Plan, participants were able to contribute up to 50% of their total eligible cash compensation (including base salary and annual cash incentives) on a pre-tax basis up to the limits imposed by the Internal Revenue Code. The maximum allowable per participant deferral in 2008 under the Internal Revenue Code was $15,500. DSW provides a 100% match on the first 3% contributed by a participant and an additional 50% match on the next 2% contributed by a participant. These matching contributions are not available to participants until they have completed at least one year of service with DSW. In light of each plan’s matching contribution for participants, and the Internal Revenue Code section 401(a)(17) annual compensation limit, the maximum allowable per participant company matching contribution in 2008 was $9,200. Participants choose to invest their account balances from an array of investment alternatives as selected by plan fiduciaries from time to time. A DSW stock fund is not among the investment alternatives available to plan participants in either the SSC Plan or the DSW Plan. The DSW Plan allows for distributions in a lump sum after termination of service. However, loans—and in-service distributions under certain circumstances such as a hardship, attainment of age 59-1/2 or a disability—are permitted.

     Tax Considerations
Section 162(m) of the Internal Revenue Code limits deductibility of certain compensation paid to the chief executive officer and three other executive officers (exclusive of the Chief Financial Officer) who are the highest paid and employed at fiscal year-end to $1 million per year. The Committee annually considers the impact of Section 162(m) of the Internal Revenue Code in structuring DSW’s executive compensation program. In light of the competitive nature of the market for our executive talent, and our philosophy to pay and reward individual contributions to overall Company performance, the Committee reserves the discretion to reward significant contributions by the Named Executive Officers to building shareholder value, regardless of the tax deductibility limits of Section 162(m).
     Termination and Change in Control Arrangements
DSW has not entered into an employment agreement with Mr. Schottenstein, our Chief Executive Officer. As of March 24, 2009, Mr. Schottenstein beneficially owns 65.6% of SSC. SSC and its affiliates own approximately 52.3% of the outstanding shares and beneficially own 60.7% of the outstanding shares of Retail Ventures. Additionally, Mr. Schottenstein is the Chairman of the Board of Retail Ventures, which holds an approximately 63% ownership stake in DSW. The remaining Named Executive Officers have employment agreements that entitle them to receive certain benefits and payments if their employment terminates in specified separation scenarios. All of the Named Executive Officers are entitled to certain payments or benefits upon a change in control, including acceleration of the vesting of outstanding equity awards pursuant to the Equity Plan, which benefit is available to all Company associates. These arrangements are described under Potential Payments upon Termination and Change in Control below.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on the Compensation Committee’s review and discussion with management, the Compensation Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended January 31, 2009.
Respectfully submitted,
Compensation Committee
Philip B. Miller, Chair
Elaine J. Eisenman
Carolee Friedlander
James D. Robbins

COMPENSATION OF MANAGEMENT
The following table summarizes compensation awarded or paid to, or earned by, each of the named executive officers during fiscal 2008, fiscal 2007 and fiscal 2006. We follow a 52/53 week fiscal year that ends on the Saturday nearest to January 31 in each year. Fiscal 2008 and 2007 consisted of 52 weeks, and fiscal year 2006 consisted of 53 weeks.
SUMMARY COMPENSATION TABLE

							Changes in Pension
						Non-Equity	Value and Non-
				Stock	Option	Incentive Plan	Qualified Deferred	All Other
Name and	Fiscal	Salary	Bonus	Award(s)	Award(s)	Compensation	Compensation	Compensation
Principal Position	Year	($)	($)	($)(1)	($) (2)	(3)	Earnings	($) (4)	Total
Jay L. Schottenstein	2008	$500,000	—	—	$378,582	—	—	$0	$878,582
Chairman and Chief	2007	$500,015	—	—	$257,107	—	—	$2,994	$760,116
Executive Officer	2006	$455,666	—	—	$40,626	—	—	$2,998	$499,290

Deborah L. Ferrée	2008	$825,859	$414,485	$169,388	$405,686	—	—	$11,353	$1,826,771
Vice Chairman and	2007	$770,481	—	$133,950	$400,008	—	—	$55,205	$1,359,644
Chief Merchandising	2006	$755,769	—	$133,950	$414,656	$1,500,000	—	$50,718	$2,855,093
Officer

Douglas J. Probst	2008	$437,077	$176,000	$83,283	$185,842	—	—	$10,000	$892,202
Executive Vice	2007	$398,577	—	$61,750	$175,248	—	—	$29,205	$664,780
President and Chief	2006	$377,885	—	$61,750	$186,048	$600,000	—	$32,963	$1,258,646
Financial Officer

Kevin M. Lonergan	2008	$566,923	$236,000	$94,248	$276,309	—	—	$815	$1,174,295
Executive Vice President	2007	$513,462	—	$319,500	$265,428	—	—	$22,895	$1,121,285
and Chief Operating	2006	$509,615	—	$319,500	$254,665	$800,000	—	$107,412	$1,991,192
Officer

Harris Mustafa	2008	$510,538	$128,750	$62,670	$193,833	—	—	$10,244	$906,035
Executive Vice President,	2007	$467,423	—	$49,211	$152,810	—	—	$29,484	$698,928
Supply Chain &	2006	$268,269	$189,036	$28,707	$53,383	$261,954	—	$50,627	$851,976
Merchandise Planning & Allocation

(1)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal 2008, 2007 and 2006 for the fair value of RSUs granted in fiscal 2008 as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For RSUs, fair value is calculated using the closing price of DSW Class A Common Stock on the date of grant. For additional information on the valuation assumptions, refer to note 4 of DSW’s financial statements in the Form 10-K for the year ended January 31, 2009, as filed with the SEC. See the Grants of Plan-Based Awards Table for information on awards made in fiscal 2008. These amounts reflect our accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the Named Executive Officers.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal 2008, 2007 and 2006 for the fair value of stock options granted in fiscal 2008 as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions, refer to note 4 of DSW’s financial statements in the Form 10-K for the year ended January 31, 2009, as filed with the SEC. See the Grants of Plan-Based Awards Table for information on options granted in fiscal 2008. These amounts reflect our accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the Named Executive Officers.

(3)	This column represents the dollar amount earned by each applicable Named Executive Officer pursuant to our ICP for fiscal 2008, 2007 and 2006. See the Compensation Discussion and Analysis above and the Grants of Plan-Based Awards Table below for information on the grant of these awards.

(4)	The following table describes each component of the All Other Compensation column in the Summary Compensation Table for fiscal 2008.

	401(k) Matching	Life Insurance
Name	Contributions	Premium	Total
Jay L. Schottenstein	$0	$0	$0

Deborah L. Ferrée	$10,538	$815	$11,353

Douglas J. Probst	$9,288	$712	$10,000

Kevin M. Lonergan	$0	$815	$815

Harris Mustafa	$9,433	$811	$10,244

FISCAL YEAR 2008 GRANTS OF PLAN-BASED AWARDS

					All Other	All Other Option
					Stock Awards:	Awards: Number
		Estimated Possible Payouts Under Non-			Number of	of Securities		Grant Date Fair Value
		Equity Incentive Plan Awards (1)			Shares of Stock	Underlying	Exercise or Base Price	of Stock and Option
		Threshold	Target	Maximum	or Units	Options	of Option Awards	Awards
Name	Grant Date	($)	($)	($)	(#) (2)	(#) (3)	($/Sh)	($)
Jay L. Schottenstein	4/3/2008	N/A	N/A	N/A	0	93,400	$12.92	$537,321

Deborah L. Ferrée	4/23/2008	$290,139	$828,970	$1,657,940	14,000	79,000	$13.50	$670,979

Douglas J. Probst	4/3/2008	$123,200	$352,000	$704,000	8,000	44,000	$12.92	$356,488

Kevin M. Lonergan	4/3/2008	$165,200	$472,000	$944,000	8,000	44,000	$12.92	$356,488
	11/20/2008	—	—	—	5,000	—	—	$41,150

Harris Mustafa	4/3/2008	$90,125	$257,500	$515,000	5,000	30,000	$12.92	$237,187

(1)	These columns represent potential payouts for fiscal 2008 under our ICP. See the Compensation Discussion and Analysis for a discussion of the performance-based criteria applicable to these awards. As described in the Compensation Discussion and Analysis, no amounts were actually paid under the ICP for fiscal 2008.

(2)	Restricted stock units generally cliff vest 100% on the fourth anniversary of the grant date. Dividend equivalents are not paid or accrued.

(3)	Options vest ratably over five years on each of the first five anniversaries of the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008

	Option Awards						Stock Awards
											Equity
				Equity						Equity	Incentive Plan
				Incentive						Incentive Plan	Awards:
				Plan Awards:						Awards:	Market or
	Number of	Number of		Number of						Number of	Payout Value of
	Securities	Securities		Securities			Number of		Market Value of	Unearned	Unearned
	Underlying	Underlying		Underlying			Shares or		Shares or Units	Shares, Units,	Shares, Units,
	Unexercised	Unexercised		Unexercised	Option		Units of Stock		of Stock That	or Other Rights	or Other Rights
	Options	Options		Unearned	Exercise	Option	That Have Not		Have Not	That Have Not	That Have Not
	Exercisable	Unexercisable		Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	(#)	(#)		(#)	($)	Date	(#)		($) (1)	(#)	($)
	16,680	25,020	(2)	N/A	$27.80	9/7/2016
Jay L. Schottenstein	10,780	43,120	(3)	N/A	$42.88	4/5/2017	—		—	N/A	N/A
	0	93,400	(4)	N/A	$12.92	4/3/2018

	90,000	60,000	(5)	N/A	$19.00	6/28/2015
Deborah L. Ferrée	10,680	42,720	(3)	N/A	$42.88	4/5/2017	42,200	(7)	$421,156	N/A	N/A
	0	79,000	(6)	N/A	$13.50	4/23/2018

	42,000	28,000	(8)	N/A	$19.00	6/28/2015
Douglas J. Probst	4,640	18,560	(3)	N/A	$42.88	4/5/2017	21,000	(9)	$209,580	N/A	N/A
	0	44,000	(4)	N/A	$12.92	4/3/2018

	30,000	20,000	(10)	N/A	$24.85	12/19/2015
Kevin M. Lonergan	8,260	33,040	(3)	N/A	$42.88	4/5/2017	23,000	(11)	$229,540	N/A	N/A
	0	44,000	(4)	N/A	$12.92	4/3/2018

	12,000	18,000	(12)	N/A	$35.79	7/10/2016
Harris Mustafa	4,140	16,560	(3)	N/A	$42.88	4/5/2017	10,500	(13)	$104,790	N/A	N/A
	0	30,000	(4)	N/A	$12.92	4/3/2018

(1)	Represents the closing market price of DSW Class A common stock on last day of the fiscal year times number of shares not yet vested.

(2)	Remaining options vest over three years on September 7 of each year.

(3)	Remaining options vest over four years on April 5 of each year.

(4)	Options vest over five years on April 3 of each year.

(5)	Remaining options vest over two years on June 28 of each year.

(6)	Options vest over five years on April 23 of each year.

(7)	Restricted stock units vest on June 28, 2009 (28,200) and April 23, 2012 (14,000).

(8)	Remaining options vest over two years on March 14 of each year.

(9)	Restricted stock units vest on June 28, 2009 (13,000) and April 3, 2012 (8,000).

(10)	Remaining options vest over two years on January 30 each year.

(11)	Restricted stock units vest on June 29, 2009 (10,000), April 3, 2012 (8,000), and September 29, 2012 (5,000).

(12)	Remaining options vest over three years on July 10 each year.

(13)	Restricted stock units vest on July 10, 2010 (5,500) and April 3, 2012 (5,000).

FISCAL YEAR 2008 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares Acquired on	Value Realized
	Exercise	On Exercise	Number of Shares Acquired	Value Realized
Name	(#)	($)	on Vesting	on Vesting
Jay L. Schottenstein	N/A	N/A	N/A	N/A

Deborah L. Ferrée	N/A	N/A	N/A	N/A

Douglas J. Probst	N/A	N/A	N/A	N/A

Kevin M. Lonergan	N/A	N/A	N/A	N/A

Harris Mustafa	N/A	N/A	N/A	N/A
Potential Payments Upon Termination and Change in Control
Ms. Ferrée and Messrs. Probst, Lonergan and Mustafa have employment agreements with DSW that provide for limited payments and benefits following termination of their employment without “cause” or if the executive terminates employment for “good reason.” Additionally, our Equity Plan provides for acceleration of the vesting of outstanding equity awards upon a change in control for all Company associates, including the Named Executive Officers.
Employment Agreements with Ms. Ferrée and Messrs. Probst, Lonergan and Mustafa
Generally, pursuant to each Named Executive Officer’s employment agreement, if DSW involuntarily terminates the officer’s employment without “cause” or if the officer voluntarily terminates employment for “good reason,” each of Ms. Ferrée and Messrs. Probst, Lonergan, and Mustafa are entitled to receive:
(i)	salary continuation for at least a 12-month period based on the executive’s salary as of the date of termination;

(ii)	a pro-rata share of any annual cash incentive bonus paid for performance in the fiscal year when termination occurs;

(iii)	one year of accelerated vesting with respect to outstanding stock options; and

(iv)	continuing health coverage for at least 12 months.
Also, pursuant to each officer’s employment agreement, if employment terminates as a result of death or disability, each of Ms. Ferrée and Messrs. Probst, Lonergan, and Mustafa are entitled to receive a pro-rata share of any annual cash incentive bonus paid for performance in the fiscal year when termination occurs.
Each executive’s employment agreement also contains confidentiality and non-disparagement provisions effective through the term of the agreement, a non-competition provision effective through the longer of one year following termination of employment or the period of any salary continuation, and a non-solicitation provision effective through the longer of two years following termination of employment or the period of any salary continuation.
For additional information about these employment agreements, see “Employment Agreements with Key Executives” (below).

Equity Plan
Pursuant to the Equity Plan and any applicable award agreement, termination by reason of death, disability or retirement (defined as termination after reaching age 65 and completing at least five years of employment) entitles each Named Executive Officer to receive accelerated vesting with respect to all equity awards that are not vested as of the date of termination.
Pursuant to the Equity Plan and any applicable award agreement, a change in control entitles all associates, including each Named Executive Officer, to receive accelerated vesting with respect to all equity awards that are not vested as of the date of the termination.
Potential Termination and Change in Control Payments
The estimated value of the benefits described above are presented in the table below and are calculated as if the respective termination event occurred on January 31, 2009 and our stock price was $9.98, the closing price of our Class A Common Shares on January 30, 2009, the last trading day of fiscal 2008. The amounts below assume each Named Executive Officer’s salary and annual incentive award is as set forth above in the Summary Compensation Table for fiscal 2008. The actual amounts to be paid out will only be determinable at the time of such executive’s termination.

	Involuntary
	Termination
	Without
	Cause or	Involuntary
	Voluntary	Termination	Voluntary
	Termination	Because of	Termination
	for Good	Death or	Because of	Change in
Named Executive Officer	Reason (1)	Disability (2)	Retirement (2)	Control (2)
Jay L. Schottenstein	$0	$0	$0	$0
– Salary Continuation	$0	$0	$0	$0
– Benefits Continuation	$0	$0	$0	$0

– Accelerated Vesting of Equity	$0	$0	$0	$0
– Total

Deborah L. Ferrée	$828,970	$0	$0	$0
– Salary Continuation (3)	$4,613	$0	$0	$0
– Benefits Continuation (4)	$281,436	$421,156	$421,156	$421,156

– Accelerated Vesting of Equity	$1,115,019	$421,156	$421,156	$421,156
– Total

Douglas J. Probst	$440,000	$0	$0	$0
– Salary Continuation (3)	$9,098	$0	$0	$0
– Benefits Continuation (4)	$129,740	$209,580	$209,580	$209,580

– Accelerated Vesting of Equity	$578,838	$209,580	$209,580	$209,580
– Total

Kevin M. Lonergan	$590,000	$0	$0	$0
– Salary Continuation (3)	$5,372	$0	$0	$0
– Benefits Continuation (4)	$99,800	$229,540	$229,540	$229,540

– Accelerated Vesting of Equity	$695,172	$229,540	$229,540	$229,540
– Total

Harris Mustafa	$515,000	$0	$0	$0
– Salary Continuation (3)	$9,098	$0	$0	$0
– Benefits Continuation (4)	$0	$104,790	$104,790	$104,790

– Accelerated Vesting of Equity	$524,098	$104,790	$104,790	$104,790
– Total

(1)	The amount reported for “Accelerated Vesting of Equity” reflects the intrinsic value of unvested stock options and restricted stock units that would vest during the one year following the Named Executive Officer’s date of termination.

(2)	The amount reported for “Accelerated Vesting of Equity” reflects the intrinsic value of unvested stock options and restricted stock units that would vest upon the Executive’s date of termination or upon a change in control, as the case may be.

(3)	The amount reported reflects the continued payment of base salary for a period of 12 months at the rate in effect on the Executive’s date of termination.

(4)	The amount reported reflects the cost of maintaining health care coverage for a period of 12 months at the coverage level in effect as of the Executive’s date of termination. The cost of maintaining health care coverage is calculated as the difference between (i) the company’s cost of providing the benefits and (ii) the amount the Executive paid for such benefits as of the Executive’s date of termination.
Employment Agreements with Key Executives
Mr. Schottenstein
We have not entered into an employment agreement with Mr. Schottenstein, our Chief Executive Officer. Mr. Schottenstein was appointed to this position on March 14, 2005.
Ms. Ferrée
We entered into an employment agreement with Ms. Ferrée, our Vice Chairman and Chief Merchandising Officer, in November 2004. The agreement provides for an indefinite term, subject to earlier termination pursuant to certain events (and potential payment amounts) summarized under “Potential Payments upon Termination and Change in Control” above. As of January 31, 2009, Ms. Ferrée’s base salary was $828,970, which is to be increased annually by a minimum of 2.5% over the previous year’s base salary. Ms. Ferrée also participates in our ICP with a target bonus opportunity of 100% of base salary and a maximum annual bonus of 200% of base salary. The agreement also provides for Ms. Ferrée’s participation in our 401(k) plan and welfare benefit plans.
Mr. Probst
We entered into an employment agreement with Mr. Probst, our Executive Vice President and Chief Financial Officer, in March 2005. The agreement provides for an indefinite term, subject to earlier termination pursuant to certain events (and potential payment amounts) summarized under “Potential Payments upon Termination and Change in Control” above. As of January 31, 2009, Mr. Probst’s base salary was $440,000. Mr. Probst also participates in our ICP with a target bonus opportunity of 80% of his base salary and a maximum annual bonus of 160% of base salary. The agreement also provides for Mr. Probst’s participation in our 401(k) plan and welfare benefit plans.
Mr. Lonergan
We entered into an employment agreement with Kevin M. Lonergan, our Executive Vice President and Chief Operating Officer, in January 2006. The agreement provides for an indefinite term, subject to earlier termination pursuant to certain events (and potential payment amounts) summarized under “Potential Payments upon Termination and Change in Control” above. As of January 31, 2009, Mr. Lonergan’s base salary was $590,000, which is to be increased annually by a minimum of 2.5% over the previous year’s base salary. Mr. Lonergan also participates in our ICP with a target bonus opportunity of 80% of base salary and a maximum annual bonus of 160% of base salary. The agreement also provides for Mr. Lonergan’s participation in our 401(k) plan and welfare benefit plans.
Mr. Mustafa
We entered into an employment agreement with Harris Mustafa, our Executive Vice President and Supply Chain and Merchandise Planning and Allocation, in July 2006. The agreement provides for an indefinite term, subject to earlier termination pursuant to certain events (and potential payment amounts) summarized under “Potential Payments upon Termination and Change in Control” above. As of January 31, 2009, Mr. Mustafa’s base salary was $515,000. Mr. Mustafa also participates in our ICP with a target bonus opportunity of 50% of base salary and a maximum annual bonus of 100% of base salary. The agreement also provides for Mr. Mustafa’s participation in our 401(k) plan and welfare benefit plans.
Compensation of Directors
Our Compensation Committee reviews director compensation and makes recommendations to our Board of Directors regarding director compensation.
Our current director compensation policies provide that each director who does not otherwise receive compensation (including severance) from DSW or Retail Ventures will receive:
•	An annual retainer of $110,000; and

•	An additional annual retainer for committee service for each committee on which such director serves (provided that the committee chairs do not receive such additional retainer) as follows:
o	Audit Committee — $15,000

o	Compensation Committee — $11,500

o	Nominating and Corporate Governance Committee — $7,500

o	Technology Committee — $7,500
The annual retainers are paid as follows:
•	One-half in cash, payable in quarterly installments on the last day of each fiscal quarter; and

•	One-half in stock units, payable on the date of each annual meeting of the shareholders for the purpose of electing directors, determined by dividing the amount of the retainer to be paid in stock units by the per-share market value of our Class A Common Shares on the grant date.
Directors do not receive any additional compensation for attending board meetings or board committee meetings. However, the chairmen of the Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee, and Technology Committee each receive an additional $35,000, $20,000, $30,000, and $20,000 in cash or stock units (as they may elect) per year, respectively. We pay this compensation on a quarterly basis. All members of our Board of Directors are reimbursed for reasonable costs and expenses incurred in attending meetings of our Board of Directors and its committees.
Non-management directors may elect to have any of the cash portion of their compensation paid in the form of stock units in lieu of cash.
Stock units issued to a director are fully vested on the date of grant, but will not be distributable to the director until the director leaves the board (for any reason). When the director leaves the board, the stock units owed to the director will be settled in DSW Class A Common Shares (with cash for any fractional shares), unless the director’s award agreement provides for a cash settlement. The stock units will be settled in a lump sum transfer, and the compensated director may not defer settlement or spread the settlement over a longer period of time.
Directors have no voting rights in respect to the stock units, but they will have the power to vote the DSW Class A Common Shares received upon settlement of the award. In general, directors have equivalent rights to receive dividends paid on DSW Class A Common Shares. Each director will be “credited” with the same dividend that would be issued if the stock unit was a DSW Class A Common Share. The amounts associated with the dividend equivalent rights will not be distributed until the director’s stock unit award is settled at the time that the director leaves the board. We will be entitled to a tax deduction when the award is settled, and the director will be taxed on the then fair market value of the award.

FISCAL YEAR 2008 DIRECTOR COMPENSATION

					Change In Pension
					Value and
				Non-Equity	Nonqualified
	Fees Earned or		Option	Incentive Plan	Deferred	All Other
	Paid in Cash	Stock Awards	Awards	Compensation	Compensation	Compensation
Name	($)	($) (1)(2)	($)	($)	Earnings	($)	Total
Elaine J. Eisenman	$62,125	$64,500	None	None	None	None	$126,625
Carolee Friedlander	$66,375	$64,500	None	None	None	None	$130,875
Joanna T. Lau	$65,625	$62,500	None	None	None	None	$128,125
Roger S. Markfield(3)	None	$111,875	None	None	None	None	$111,875
Philip B. Miller	$93,437	$62,500	None	None	None	None	$155,937
James D. Robbins	$98,562	$60,750	None	None	None	None	$159,312
Harvey L. Sonnenberg	$56,875	$55,000	None	None	None	None	$111,875
Allan J. Tanenbaum(4)	$20,625	$125,812	None	None	None	None	$146,437

(1)	Each of our directors who is not an employee of DSW or Retail Ventures and who does not otherwise receive compensation (including severance) from DSW or Retail Ventures were granted stock units on May 22, 2008. The number of stock units and the full grant date fair value of the stock units granted to each eligible director were:

	Number of Stock
Name	Units Granted	Fair Value
Elaine J. Eisenman	4,813	$64,500
Carolee Friedlander	4,813	$64,500
Joanna T. Lau	4,664	$62,500
Roger S. Markfield	4,104	$55,000
Philip B. Miller	4,664	$62,500
James D. Robbins	4,534	$60,750
Harvey L. Sonnenberg	4,104	$55,000
Allan J. Tanenbaum	4,664	$62,500

These stock units are fully vested but will not be distributable to the director until the director leaves the Board. Because these units are fully-vested upon grant, we recognize the full grant date fair value for financial statement reporting purposes, as provided by SFAS 123(R). For additional information on the valuation assumptions, refer to note 4 of DSW’s financial statements in the Form 10-K for the year ended January 31, 2009, as filed with the SEC.

(2)	As of January 31, 2009, each director listed had the following number of stock units outstanding:

Number of Stock Units Outstanding
Name	as of January 31, 2009
Elaine J. Eisenman	4,813
Carolee Friedlander	11,155
Joanna T. Lau	4,664
Roger S. Markfield	8,455
Philip B. Miller	11,006
James D. Robbins	10,876
Harvey L. Sonnenberg	10,446
Allan J. Tanenbaum	21,786

(3)	Beginning in the first quarter of fiscal 2008, Mr. Markfield elected to receive payment of all fees in the form of stock awards.

(4)	Through the end of the third quarter of fiscal 2008, Mr. Tanenbaum elected to receive payment of all fees in the form of stock awards.

PROPOSAL 2 — APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN
Introduction
Our Compensation Committee views equity-based incentive awards as an important component of our overall compensation programs. We believe it is essential to maintain a flexible equity incentive compensation program in order to maximize our ability to recruit, retain and motivate key employees. Accordingly, we are asking our shareholders to approve:
•	the 2005 Equity Incentive Plan (the “2005 Plan”), so that we may grant equity-based incentive awards to eligible participants that are exempt from the deduction limits that would otherwise apply under Section 162(m) of the Internal Revenue Code (“Section 162(m)”); and

•	an amendment to the 2005 Plan to increase the aggregate number of shares of our common stock available under the 2005 Plan by an additional 3,000,000 shares, so that the 2005 Plan’s share reserve will increase from 4,600,000 shares to 7,600,000 shares.
Moreover, the 2005 Plan previously provided for mandatory grants of stock units to eligible directors in substitution for one-half of their annual retainer. This provision has been eliminated, but we are asking shareholders to approve the further amendment of the 2005 Plan to permit discretionary grants of stock units to eligible directors.
Background
As of January 31, 2009, and prior to the requested share increase, there were 2,101,743 shares available for issuance as awards under the 2005 Plan. The purpose of the proposed share increase is to secure an adequate number of shares under the 2005 Plan to be able to continue to provide appropriate equity incentives to employees, consultants and eligible directors in future years.
The 2005 Plan is designed to ensure that certain awards granted under the plan will qualify as performance-based compensation within the meaning of Section 162(m), and therefore will be fully deductible by the Company for federal income tax purposes. Section 162(m) generally limits deductions by an employer for compensation in excess of $1 million per year that is paid to “covered officers” (i.e., the chief executive officer and the three other most highly compensated executive officers, other than the chief financial officer, at the end of the applicable fiscal year). However, performance-based compensation is excluded from this deduction limit, provided that (among other requirements): (1) the material terms pursuant to which the compensation is to be paid, including the employees eligible to receive the compensation, a description of the business criteria on which the performance goals are based and the maximum amount of compensation that could be paid to any covered officer, are disclosed to and approved by the shareholders in a separate vote prior to the payment, and (2) prior to payment, a committee consisting of two or more “outside directors” within the meaning of Section 162(m) certifies that the performance goals and any other material terms have been satisfied.
In light of the foregoing, the 2005 Plan is being submitted to shareholders for approval at the 2009 Annual Meeting.
Vote Required
Under the rules of the New York Stock Exchange, the approval of the 2005 Plan requires an affirmative vote of the majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of the voting power of the total outstanding shares of stock, which is referred to as the “Outstanding Votes.” Votes “For” and “Against” and abstentions count as votes cast, while broker non-votes do not count as votes cast but count as Outstanding Votes. Thus, the total sum of votes “For,” plus votes “Against,” plus abstentions (which is referred to as the “NYSE Votes Cast”) must be greater than 50% of the total Outstanding Votes. Further, the number of votes “For” the proposal must be greater than 50% of the NYSE Votes Cast. Thus, abstentions have the same effect as a vote against the proposal. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Under our Code of Regulations, the proposal must be approved by the affirmative vote of the holders of the greater of (i) a majority of the shares required to constitute a quorum for such meeting, in which case broker non-votes have the effect of votes “Against” the proposal, and (ii) a majority of the shares voted on such proposal, in which case broker non-votes are disregarded and have no effect on the outcome of the vote. Retail Ventures has the power acting alone to approve this proposal, and we expect that it will do so.
Plan Description
The material features of the 2005 Plan as it exists today and as it is proposed to be amended are summarized below. This summary does not contain all the information that may be important to you. A copy of the complete text of the 2005 Plan as it is proposed to be amended is included in Appendix A to this Proxy Statement and the following description is qualified in its entirety by reference to the text of the 2005 Plan. You are urged to read the 2005 Plan as it is proposed to be amended in its entirety.
Purposes
Our 2005 Plan is intended to foster and promote our long-term financial success and to materially increase shareholder value by:
•	providing consultants, employees and eligible directors an opportunity to acquire an ownership interest in the Company;

•	enabling the Company and related entities to attract and retain the services of outstanding consultants, employees and eligible directors upon whose judgment, interest and special efforts the successful conduct of our business is largely dependent; and

•	meeting the requirements for deductibility of certain performance-based compensation awarded to covered officers under Section 162(m).
Plan Administration
The 2005 Plan is administered by the Committee, which, in the case of any awards granted to eligible non-employee directors, is the entire Board of Directors, or, in the case of awards granted to participants other than eligible directors, is the Compensation Committee of the Board of Directors. The Compensation Committee will be comprised of at least three persons, each of whom is an outside director (within the meaning of Section 162(m)) and a “non-employee” director (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934). The Committee may, in its sole discretion, delegate any ministerial duties associated with the 2005 Plan to any person (including employees of the Company or any related entity) that it deems appropriate; however, the Committee may not delegate any duties that it is required to discharge in accordance with Section 162(m).
The Committee (or its delegate) has broad authority to administer the 2005 Plan, including the authority to:
•	decide which employees, consultants and eligible directors will be selected to participate in and be granted awards under the 2005 Plan;

•	specify the type of award to be granted and the terms and conditions upon which an award will be granted and may be earned (including, without limitation, when and how an award may be exercised or earned and the exercise price, if applicable, associated with each award);

•	prescribe any other terms and conditions (including accelerated vesting or forfeiture provisions) affecting an award;

•	adopt, amend and rescind rules and regulations relating to the 2005 Plan; and

•	make all other decisions necessary or advisable for the administration and interpretation of the 2005 Plan.
Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons.

Regardless of any other provision of the 2005 Plan, neither the Company nor the Committee may “reprice” (as defined under rules issued by the exchange on which the underlying stock is then traded) any award without the prior approval of the shareholders.
Shares Reserved for Issuance
Subject to adjustment, the number of our Class A Common Shares or any security issued by the Company in substitution, exchange or in place of these shares (“Stock”) issued under the 2005 Plan may not exceed 4,600,000 shares (7,600,000 shares, as amended pursuant to this Proposal 2), of which up to 7,600,000 shares may be issued as incentive stock options. Any Stock subject to an award that, for any reason, is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without the issuance of Stock or without payment of cash equal to the difference between the fair market value of the award and its exercise price (if any) may again be granted under the 2005 Plan and, in the discretion of the Committee and subject to the share limits described in the preceding sentence, may be subject to a subsequent award.
The closing price of our Class A Common Shares was $10.00 on April 1, 2009.
Individual Award Limits
During any fiscal year, no covered officer may receive (i) stock options and stock appreciation rights covering more than 500,000 shares, subject to adjustment, including awards that are cancelled during each fiscal year granted, or (ii) other awards covering more than 100,000 shares, subject to adjustment, including awards that are cancelled during each fiscal year granted.
Adjustments in Capitalization
If there is a Stock dividend or Stock split, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change affecting the Stock, the Committee will appropriately adjust:
•	the number of awards that may or will be granted to participants during a fiscal year;

•	the aggregate number of shares of Stock available for awards under the 2005 Plan or subject to outstanding awards (as well as any share-based limits imposed under the 2005 Plan);

•	the respective exercise price, number of shares and other limitations applicable to outstanding or subsequently granted awards; and

•	any other factors, limits or terms affecting any outstanding or subsequently granted awards.
Eligibility
Employees of the Company or any related entity, eligible non-employee directors, and consultants who provide significant services to the Company or any related entity are eligible to become participants and receive awards under the 2005 Plan.
There are approximately 2,300 employees and 8 non-employee directors who are currently eligible to participate in the 2005 Plan. Actual participation and receipt of an award under the 2005 Plan will be determined by the Committee in its sole discretion.
Types of Plan Awards
The following awards may be granted under the 2005 Plan:
•	incentive stock options (i.e., stock options which meet the requirements of Section 422 of the Internal Revenue Code) and nonstatutory stock options;

•	performance shares;

•	performance units;

•	restricted stock;

•	restricted stock units;

•	stock appreciation rights; and

•	stock units.
Any award granted under the 2005 Plan will be evidenced by an award agreement which will describe the terms and conditions of the award, including, without limitation, the type of award granted, when and how the award may be exercised or earned, and any exercise price (as appropriate) associated with the award.
Stock Options. The Committee may grant nonstatutory stock options to employees, directors, and consultants. No incentive stock option will be granted to any person who is not an employee of the Company or a related entity on the grant date. The terms and conditions of stock options granted to participants will be determined by the Committee and set forth in the applicable award agreement and, with respect to incentive stock options, will include such additional terms as are necessary to satisfy the applicable requirements of U.S. tax law. Stock options will have an exercise price at least equal to the fair market value of the underlying Stock on the grant date. In the case of incentive stock options, the aggregate fair market value of the Stock (determined as of the grant date) with respect to which incentive stock options are exercisable for the first time by any participant during any calendar year (under all option plans of the Company and all related entities) will not exceed $100,000. Unless otherwise specified in the award agreement and subject to certain accelerated vesting provisions set forth in the 2005 Plan, stock options granted to employees and consultants will vest ratably over a five-year period.
A participant may exercise a stock option only by sending to the Committee a completed exercise notice (in the form prescribed by the Committee) along with payment of the exercise price. Unless the Committee specifies otherwise in the award agreement, the exercise price associated with each stock option must be paid in cash. However, the Committee may, in its discretion, develop and extend to some or all participants other procedures through which participants may pay the exercise price, including a cashless exercise and allowing a participant to tender Stock the participant already has owned for at least six months before the exercise date, either by actual delivery of the previously owned Stock or by attestation, valued at its fair market value on the exercise date, as partial or full payment of the exercise price.
Subject to certain exceptions set forth in the 2005 Plan, stock options that are not exercisable upon termination of employment or service (as defined in the 2005 Plan) will be fully and immediately exercisable if, in the case of an employee, the employee terminates because of death, retirement or disability or if, in the case of a consultant, the consultant terminates because of death or disability. In all other cases, subject to certain exceptions set forth in the 2005 Plan, stock options issued to an employee or consultant that are not exercisable when the employee or consultant terminates for any other reason will be forfeited. Stock options granted to eligible directors will be exercisable for twelve complete consecutive calendar months beginning after the grant date if the eligible director has not then terminated, and will be fully and immediately exercisable if the eligible director terminates because of death, retirement or disability, but will be forfeited if the eligible director terminates for any other reason. In no event may a stock option be exercised more than ten years after it is granted (five years in the case of an incentive stock option granted to an employee who, on the grant date, owns stock possessing more than 10 percent of the total combined voting power of all classes of Company stock or the combined voting power of any related entity).
Stock Appreciation Rights (“SARs”). The Committee may grant affiliated SARs, tandem SARs and freestanding SARs (or a combination of each) to employees or consultants. An affiliated SAR is an SAR that is granted in conjunction with a stock option and which is always deemed to have been exercised at the same time that the related stock option is exercised. The value of the payout under an affiliated SAR will not be more than the exercise price of the related stock option, and an affiliated SAR may be exercised only if the value of the Stock subject to the related option exceeds the option exercise price. A tandem SAR is an SAR that is associated with a stock option and which expires when that stock option expires or is exercised. A freestanding SAR is an SAR that is not associated with a stock option. The exercise price of an SAR will be specified in the award agreement and will not be less than 100 percent of the fair market value of a share of Stock on the grant date, and, in the case of a tandem SAR, will not be less than 100 percent of the exercise price of the related option.
SARs must be exercised in accordance with the terms set forth in the 2005 Plan and in the applicable award agreement. Participants exercising a tandem SAR or a freestanding SAR will receive an amount equal to the difference (if any) between the fair market value of a share of Stock on the exercise date and the exercise price, multiplied by the number of shares of Stock with respect to which the tandem SAR or freestanding SAR is exercised. Tandem SARs and freestanding SARs always will be settled in shares of Stock unless the award agreement specifies otherwise. A participant will not receive any cash or other amount when exercising an affiliated SAR. Instead, the value of the affiliated SAR being exercised will be applied to reduce (but not below zero) the exercise price of the related stock option.
Restricted Stock. The Committee may grant restricted stock to participants in accordance with the terms and conditions specified by the Committee in the applicable award agreements. Subject to the provisions of the 2005 Plan, and unless otherwise specified in the award agreement, time-based restrictions will lapse four years from the date of grant. Unless otherwise provided, during the applicable restriction period, each participant to whom restricted stock has been issued may exercise full voting rights associated with the restricted stock and will be entitled to receive all dividends and other distributions paid with respect to the restricted stock. However, if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions as the shares of restricted stock with respect to which they were issued. Once the restrictions have been met, restricted stock will be distributed as soon as practicable after the last day of the restriction period. Restricted stock will be forfeited (or if shares were issued to the participant for a cash payment, those shares will be resold to the Company for the amount paid), if all restrictions have not been met at the end of the restriction period, and will again become available for issuance under the 2005 Plan. Unless the Committee specifies otherwise in the award agreement, restrictions that have not lapsed upon a participant’s termination will fully lapse if, in the case of an employee or eligible director, the employee or eligible director terminates because of death, retirement or disability or if, in the case of a consultant, the consultant terminates because of death or disability. Restricted stock subject to restrictions when a participant terminates for any other reason will be forfeited.
Restricted Stock Units. The Committee may grant restricted stock units to participants under the terms and conditions specified by the Committee in the applicable award agreements. Subject to the provisions of the 2005 Plan and unless otherwise specified in the award agreement, time-based restrictions will lapse four years from the date of grant. Restricted stock units will be settled in shares of Stock unless the award agreement specifies otherwise. If restricted stock units are settled in shares of Stock, the number of shares of Stock distributed will be equal to the number of restricted stock units to be settled. In the event that restricted stock units are settled in cash, the amount distributed will be equal to the number of restricted stock units to be settled, multiplied by the fair market value of a share of Stock on the settlement date. During the restriction period, a participant may not exercise any voting rights associated with the shares of Stock underlying the participant’s restricted stock units or receive any dividends or other distributions otherwise payable with respect to the shares of Stock underlying the participant’s restricted stock units. Unless the Committee specifies otherwise in the award agreement, restrictions that have not lapsed at termination will fully lapse if, in the case of an employee or eligible director, the employee or eligible director terminates because of death, retirement or disability or if, in the case of a consultant, the consultant terminates because of death or disability. Restricted stock units subject to restrictions when a participant terminates for any other reason will be forfeited.
Stock Units. The Committee may grant stock units to participants in accordance with the terms and conditions set forth in the applicable award agreement. Stock units will be settled in shares of Stock unless the award agreement specifies otherwise. The number of shares of Stock distributed in settlement of a stock unit will equal the whole number of stock units to be settled in Stock, with the fair market value of any fractional share of Stock distributed in cash. In the event that stock units are to be settled in cash, the amount distributed will be calculated by multiplying the number of stock units to be settled by their fair market value. If provided in an award agreement, a dividend equivalent right may be granted in connection with any stock unit. If granted, the right to receive any dividend equivalent right will be forfeited or paid in cash or in the form of additional stock units (as provided in the award agreement) when the associated stock unit is forfeited or settled. Subject to Committee approval and the terms of the applicable award agreement, all stock units will be settled as of the date specified in the award agreement, in the case of stock units issued to employees and consultants, or, in the case of stock units issued to eligible directors, the date the eligible director terminates service. If a participant dies or become disabled before all of the participant’s stock units have been settled, the value of any unpaid stock units will be paid in a lump sum in shares of Stock to the participant’s beneficiary.

Performance Shares and Performance Units. Any award may be granted to covered officers (as defined above) in a manner that qualifies as “performance-based compensation” under Section 162(m) or, with respect to employees (who are not covered officers) and consultants, in a manner determined by the Committee. The grant or vesting of performance shares and performance units will, in the Committee’s sole discretion, be based on the achievement of performance objectives derived from one or more of the performance criteria described below. Unless otherwise provided in the award agreement, during the performance period, participants may not exercise voting rights associated with their performance shares or performance units and all dividends and other distributions paid with respect to these awards will be held by the Company during the performance period. If any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Stock with respect to which they were issued. Generally, as of the end of each performance period, the Committee will certify to the Board of Directors the extent to which each participant has or has not met the applicable performance criteria. If the performance criteria have been attained, the performance shares or performance units will be valued and distributed in a single lump sum to participants in the form of cash, Stock, or a combination thereof (as specified in the award agreement) as soon as practicable after the last day of the applicable performance period. If the performance criteria have not been met, performance shares or performance units will be forfeited and will again become available to be issued as awards under the 2005 Plan.
Performance-Based Awards. Any award granted under the 2005 Plan to an employee who is (or is reasonably expected to be) a covered officer (as defined above) may be granted in a manner that qualifies as “performance-based compensation” under Section 162(m). With respect to employees (who are not covered officers) or consultants, performance-based awards may be granted in a manner determined by the Committee. In each case, vesting and payment of performance-based awards will be subject to attainment of specified performance criteria. The performance criteria will be set forth in an award agreement as soon as administratively practicable after they are determined by the Committee, except that in the case of covered officers, the performance criteria must be established no later than the earlier of ninety days after the beginning of the applicable performance period or the date on which twenty-five percent of the applicable performance period will have elapsed.
Any award that is granted to any employee who is (or is reasonably expected to be) a covered officer and that is intended to qualify as “performance-based compensation” under Section 162(m) must be based on one or more (or a combination of) the following performance criteria, which criteria may be applied solely with reference to the Company (and/or any related entity) or relatively between the Company (and/or any related entity) and one or more unrelated entities:
•	net earnings or net income (before or after taxes);

•	earnings per share;

•	net sales or revenue growth;

•	net operating profit;

•	return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment);

•	earnings before or after taxes, interest, depreciation and/or amortization;

•	gross or operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total shareholder return);

•	expense targets;

•	margins;

•	operating efficiency;

•	market share;

•	customer satisfaction;

•	working capital targets; and

•	economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital).
With respect to participants who are not covered officers, different performance criteria may be applied and, as specified by the Committee, may be based on the results achieved separately by the Company or any related entity, any combination of the Company and related entities, or any combination of segments, products or divisions of the Company and related entities.
The Committee will make appropriate adjustments to performance criteria to reflect the effect on any performance criteria of any stock dividend or stock split affecting the Stock, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change. In addition, the Committee will make a similar adjustment to any portion of a performance criterion that is not based on Stock but which is affected by an event having an effect similar to those just described. The Committee may also make appropriate adjustments to performance criteria to reflect a substantive change in a participant’s job description or assigned duties and responsibilities.
Subject to the terms of the 2005 Plan or as specified in the applicable award agreement, at the end of each performance period, the Committee will certify to the Board of Directors the extent to which each participant has or has not attained the applicable performance criteria. If the specified performance criteria have been met at the end of the applicable performance period, performance-based awards will be valued and distributed as soon as practicable after the last day of the performance period. If performance criteria have not been met at the end of the performance period, performance-based awards will be forfeited.
Termination of Employment or Service
Unless otherwise specified in the applicable award agreement or the 2005 Plan, the following provisions will apply in the event a participant terminates employment or service.
•	Retirement. All awards that are exercisable when a participant “retires” (as defined in the 2005 Plan) may be exercised at any time before the earlier of the expiration date specified in the award agreement or one year (three months in the case of incentive stock options) after the retirement date (or any shorter period specified in the award agreement).

•	Death or Disability. All awards that are exercisable when a participant terminates because of death or “disability” (as defined in the 2005 Plan) may be exercised by the participant or the participant’s beneficiary at any time before the earlier of the expiration date specified in the award agreement or one year after the date of death or termination because of disability (or any shorter period specified in the award agreement).

•	Termination for Cause. All awards that are outstanding (whether or not then exercisable) will be forfeited if a participant terminates for “cause” (as defined in the 2005 Plan).

•	Termination in Connection with a Section 424 Transaction. Stock options held by a participant who terminates in connection with a transaction described in Section 424 of the Internal Revenue Code will expire immediately upon the date of termination, but only if and to the extent that another party to that transaction will grant substitute options in exchange for the stock options to be cancelled and otherwise comply with the rules and procedures prescribed under the provisions of Section 424 of the Internal Revenue Code governing that substitution. In all other cases, stock options held by a participant who terminates in connection with a transaction described in Section 424 of the Internal Revenue Code will expire as otherwise provided in the 2005 Plan and the award agreement.

•	Termination for any Other Reason. Any awards that are outstanding when a participant terminates for any reason not described above and which are then exercisable, or which the Committee has, in its sole discretion, decided to make exercisable, may be exercised at any time before the earlier of the expiration date specified in the award agreement or ninety days after the termination date (or any shorter period specified in the award agreement) and all awards that are not then exercisable will terminate on the termination date.
Buy Out of Awards
At any time before a “change in control” (as defined in the 2005 Plan) or the commencement of any activity that may reasonably be expected to result in a change in control, the Committee, without the consent of the affected participant, may cancel any or all outstanding awards held by that participant, whether or not exercisable, by providing to that participant written notice (a “Buy Out Notice”) of its intention to cancel outstanding awards. If a Buy Out Notice is given, in the case of a stock option, the Company also will pay to each affected participant the difference between the fair market value of the Stock underlying each exercisable stock option (or portion thereof) to be cancelled and the exercise price associated with each exercisable stock option to be cancelled. With respect to any award other than a stock option, the Company will pay to each affected participant the fair market value of the Stock subject to the award. However, unless otherwise specified in the award agreement, no payment will be made with respect to any awards that are not exercisable or are subject to a restriction when cancelled. At the Committee’s option, payment of the buy out amount may be made in cash, in whole shares of Stock or partly in cash and partly in shares of Stock. The number of whole shares of Stock, if any, included in the buy out amount will be determined by dividing the amount of the payment to be made in shares of Stock by the fair market value as of the date of the Buy Out Notice.
In addition, at any time before a change in control or the commencement of any activity that may reasonably be expected to result in a change in control, the Committee may offer to buy for cash or by substitution of another award any or all outstanding awards held by any participant, whether or not exercisable, by providing to that participant written notice (a “Buy Out Offer”) of its intention to purchase or substitute outstanding awards. If a Buy Out Offer is given, the Company also will transfer to each participant accepting the offer the value (determined under the procedures adopted by the Committee) of the award to be purchased or exchanged. The Company will complete any buy out as soon as administratively possible after the date of the Buy Out Offer and the shares of Stock subject to the awards purchased may again be subject to a subsequent award under the 2005 Plan.
Effect of Change in Control
Awards under the 2005 Plan are generally subject to special provisions upon the occurrence of a change in control transaction. On the date of any change in control the following will occur:
•	each outstanding stock option, whether or not exercisable, will be cancelled in exchange for cash equal to the excess of the “change in control price” (as defined in the 2005 Plan) over the exercise price associated with the cancelled stock option, or, at the Committee’s discretion, for whole shares of Stock with a fair market value equal to the excess of the change in control price over the exercise price associated with the cancelled stock option, and the fair market value of any fractional share of Stock will be distributed in cash, and all related affiliated and tandem SARs will be cancelled;

•	all performance criteria associated with performance shares or performance units will be deemed to have been met, all performance periods will be accelerated to the date of the change in control and all outstanding performance shares and performance units will be distributed in a single lump sum cash payment;

•	all freestanding SARs will be deemed to be exercisable and will be liquidated in a single lump sum cash payment;

•	all stock units issued to directors will be distributed immediately in the form provided in the “annual retainer deferral form” (as defined in the 2005 Plan); and

•	all restrictions then imposed on restricted stock or restricted stock units will lapse.
Section 280G of the Internal Revenue Code
Unless otherwise specified in the applicable award agreement or in another written agreement between the participant and the Company or a related entity executed simultaneously with or before any change in control, if the sum (or value) of the payments which accelerate on a change in control of the Company constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Internal Revenue Code) when combined with all other “parachute payments” (as defined in Section 280G(b)(2)(A) of the Internal Revenue Code) attributable to the same change in control, the Company or other entity making the payment will reduce the participant’s benefits under the 2005 Plan so that the participant’s total parachute payment under the 2005 Plan, any award agreement and all other agreements, will be $1.00 less than the amount that otherwise would generate an excise tax under Section 4999 of the Internal Revenue Code.
Transferability
Except as described below, an award may not be transferred except by will or the laws of descent and distribution and, during the participant’s lifetime, may be exercised only by the participant or the participant’s guardian or legal representative. However, with the permission of the Committee, a participant or a specified group of participants may transfer awards (other than incentive stock options) to a revocable inter vivos trust, of which the participant is the settlor, or may transfer awards (other than incentive stock options) to any member of the participant’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the participant’s immediate family, or any partnership or limited liability company whose only partners or members are members of the participant’s immediate family or an organization described in Section 501(c)(3) of the Internal Revenue Code. Any award so transferred will continue to be subject to all of the terms and conditions that applied to the award before the transfer and to any other rules prescribed by the Committee.
Term, Amendment and Termination
The 2005 Plan became effective upon its adoption by the Board on June 20, 2005, and has a term of ten years expiring on June 20, 2015, unless terminated earlier by the Board or the Committee.
The Board or the Committee may terminate, suspend or amend the 2005 Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by Rule 16b-3 under the Securities Exchange Act of 1934, applicable requirements of the Internal Revenue Code or any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. No amendment may result in the loss of a Committee member’s status as a “non-employee director” (as defined in Rule 16b-3 under the Securities Exchange Act of 1934) with respect to any employee benefit plan of the Company or cause the 2005 Plan to fail to meet requirements imposed by Rule 16b-3.
Except as specifically provided otherwise in the 2005 Plan or an applicable award agreement, no amendment, modification or termination may adversely affect any award previously granted to a participant without the participant’s consent. Notwithstanding the foregoing, the Committee may amend the 2005 Plan and any award agreement without any additional consideration to the affected participants to the extent necessary to avoid penalties arising under Section 409A of the Internal Revenue Code, even if those amendments reduce, restrict or eliminate rights granted under the 2005 Plan or applicable award agreement (or both) before those amendments.
Plan Benefits
Please refer to the Fiscal Year 2008 Grants of Plan-Based Awards Table on page 31 of this Proxy Statement to review equity-based awards granted to our Named Executive Officers in 2008. Equity grants are made in the discretion of the Committee and therefore are not determinable at this time. Moreover, the ultimate value of any grants that are made will depend on the value of the underlying Stock at the time of settlement, which likewise is not determinable at this time.
The following table provides information about all previous option grants under the 2005 Plan since its adoption. The information below is provided as of March 24, 2009.

Options
Granted Since
Name of Individual or Identity of Group	Inception (#)
Jay L. Schottenstein Chairman and Chief Executive Officer	189,000
Deborah L. Ferrée Vice Chairman and Chief Merchandising Officer	282,400
Douglas J. Probst Executive Vice President and Chief Financial Officer	137,200
Kevin M. Lonergan Executive Vice President and Chief Operating Officer	135,300
Harris Mustafa Executive Vice President, Supply Chain & Merchandise Planning & Allocation	80,700
All Current Executive Officers as a Group	1,051,500
All Current Directors Who are not Executive Officers as a Group	None
Each Nominee for Election as Director	None
Each Associate of any such Directors, Executive Officers or Nominees	None
Each Other Person Who Received or Is to Receive 5% of Such Options, Warrants or Rights	None
All Employees (including Officers who are not Executive Officers) as a Group (excluding option grants made to Consultants under the 2005 Plan)	1,689,875
Certain Federal Income Tax Consequences of Stock Options
The following is a discussion of the principal United States federal income tax consequences currently applicable to stock options granted under the 2005 Plan. The summary below does not describe, among other things, state, local or foreign income and other tax consequences. The specific tax consequences to a participant will depend upon the participant’s individual circumstances. Reference is made to the Internal Revenue Code of 1986, as amended, for a complete statement of all relevant federal income tax provisions.
Nonstatutory Stock Options
Under existing law and regulations, the grant of nonstatutory stock options will not result in income taxable to the participant or provide a deduction to the Company. However, the exercise of a nonstatutory stock option results in taxable income to the holder, and the Company generally is entitled to a corresponding deduction. At the time of the exercise of a nonstatutory stock option, the participant will be taxed at ordinary income tax rates on the excess of the fair market value of the shares purchased over the stock option’s exercise price.
Incentive Stock Options (“ISOs”)
A participant will not recognize any ordinary income (and the Company will not be permitted any deduction) upon the grant or timely exercise of an ISO. However, the amount by which the fair market value of the underlying Stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.” Exercise of an ISO will be timely if made during its term and if the participant remains an employee of the Company or a 50%-or-more owned subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled participant, and without limit in the case of death). The tax consequences of an untimely exercise of an ISO will be determined in accordance with rules applicable to nonstatutory stock options, discussed above.
If Stock acquired pursuant to the timely exercise of an ISO is later disposed of, and if the Stock is a capital asset of the participant, the participant generally will recognize short-term or long-term capital gain or loss

(depending upon the length of time such shares were held by the participant) equal to the difference between the amount realized upon such sale and the exercise price. The Company, under these circumstances, will not be entitled to any income tax deduction in connection with either the exercise of the ISO or the sale of the Stock by the participant.
If, however, Stock acquired pursuant to the timely exercise of an ISO is disposed of by the participant prior to the expiration of two years from the date of grant of the ISO or within one year from the date the Stock is transferred to the participant upon exercise (a “disqualifying disposition”), any gain realized by the participant generally will be taxable at the time of the disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the exercise price and the lesser of the fair market value of the Stock on the date the ISO is exercised or the amount realized on the disqualifying disposition and (ii) if the Stock is a capital asset of the participant, as short-term or long-term capital gain (depending upon the length of time the shares were held by the participant) to the extent of any excess of the amount realized on the disqualifying disposition over the sum of the exercise price and any ordinary income recognized by the participant. In this case, the Company generally may claim an income tax deduction at the time of the disqualifying disposition for the amount taxable to the participant as ordinary income.
Your Board of Directors unanimously recommends a vote FOR the approval of our 2005 Equity Incentive Plan.

PROPOSAL 3 — APPROVAL OF THE 2005 CASH INCENTIVE COMPENSATION PLAN
Introduction
We presently have in effect the 2005 Cash Incentive Compensation Plan (the “2005 ICP”). Our Board of Directors recommends that shareholders approve the 2005 ICP to enable the Company to award cash incentives that qualify for the performance-based exception under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).
Background
The 2005 ICP is designed to ensure that any compensation that may be payable under the 2005 ICP will qualify as performance-based compensation within the meaning of Section 162(m), and therefore will be fully deductible by the Company for federal income tax purposes. Section 162(m) generally limits deductions by an employer for compensation in excess of $1 million per year that is paid to “covered officers” (i.e., the chief executive officer and the three other most highly compensated executive officers, other than the chief financial officer, at the end of the applicable fiscal year). However, performance-based compensation is excluded from this deduction limit, provided that (among other requirements): (1) the material terms pursuant to which the compensation is to be paid, including the employees eligible to receive the compensation, a description of the business criteria on which the performance goals are based and the maximum amount of compensation that could be paid to any covered officer, are disclosed to and approved by the shareholders in a separate vote prior to the payment, and (2) prior to payment, a committee consisting of two or more “outside directors” within the meaning of Section 162(m) certifies that the performance goals and any other material terms have been satisfied. In light of these requirements, the 2005 ICP is being submitted to shareholders for approval at the 2009 Annual Meeting.
Vote Required
Under our Code of Regulations, the proposal must be approved by the affirmative vote of the holders of the greater of (i) a majority of the shares required to constitute a quorum for such meeting, in which case broker non-votes have the effect of votes “Against” the proposal, and (ii) a majority of the shares voted on such proposal, in which case broker non-votes are disregarded and have no effect on the outcome of the vote. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a vote “Against” the proposal. Retail Ventures has the power acting alone to approve this proposal, and we expect that it will do so.
Purpose of the 2005 ICP
The 2005 ICP is intended to foster and promote the financial success of the Company and related entities and to increase shareholder value by:
•	providing participants an opportunity to earn incentive compensation if specified objectives are met; and

•	enabling the Company to attract and retain the services of outstanding employees upon whose judgment, interest and special efforts the successful conduct of the Company’s business is largely dependent.
Plan Description
The following is a summary of the material provisions of the 2005 ICP. The summary is qualified in its entirety by the specific language of the 2005 ICP, which is attached hereto as Appendix B.
Plan Administration
The 2005 ICP is administered by the Compensation Committee of our Board of Directors. Except with respect to duties that the Committee is required to discharge under Section 162(m), in its sole discretion, the Committee may delegate any ministerial duties associated with the 2005 ICP to any person (including employees of the

Company or any related entity) that it deems appropriate. The Committee (or its delegate) has broad authority to administer the 2005 ICP and to exercise all powers appropriate and necessary to that purpose, including the authority to:
•	determine who will participate in the 2005 ICP;

•	determine the terms and conditions of awards, the type of awards to be granted and when awards will be granted;

•	determine the performance goals applicable to awards;

•	adopt, amend and rescind rules and regulations relating to the 2005 ICP; and

•	make all other decisions necessary or advisable for the administration of the 2005 ICP.
Eligibility
The Committee will designate those employees of the Company or any related entity who will be eligible to participate in the 2005 ICP. Any employee to whom an award under the 2005 ICP is granted will be designated as a participant in the 2005 ICP. As of the date of this Proxy Statement, the Committee has designated approximately 500 employees as eligible to participate in the 2005 ICP for fiscal 2009.
General Terms of Awards
At the time an award is made under the 2005 ICP, the Committee will specify in an award agreement the terms of the award, the applicable performance period and performance objectives, and when and how the award may be earned. Performance criteria will be established in the award agreement as soon as administratively practicable after determined by the Committee except that with regard to any participant who is or is reasonably expected to be a covered officer (as defined above), the Committee will specify the applicable performance criteria no later than the earlier of ninety days after the beginning of the applicable performance period or the date on which twenty-five percent of the applicable performance period will have elapsed.
Subject to any terms, restrictions and conditions specified in the 2005 ICP or the award agreement, as of the end of each performance period, the Committee will certify to the Board of Directors the extent to which each participant has or has not met the applicable performance criteria. If performance criteria have not been met at the end of the performance period, awards will be forfeited. If the performance criteria have been met, and unless deferred in accordance with the terms of the 2005 ICP, awards will be valued and distributed, in a single lump sum cash payment (subject to applicable withholding), in the form specified in the award agreement as soon as practicable after the last day of the performance period.
Except in the case of a termination of employment on account of death or disability, no award will be paid to a participant who terminates employment before the end of the applicable performance period. A prorated award will be paid to a participant (or to the participant’s beneficiary) who terminates on account of death or disability, but only if the performance criteria applicable to that performance period are met at the end of that performance period. The amount paid will be equal to the award the disabled or deceased participant would have received had the participant’s employment not terminated before the end of the performance period, multiplied by the number of days between the beginning of the performance period during which the termination occurred and divided by the total number of days in that performance period. This amount, if any, will be paid at the same time and in the same manner as the award would have been paid if the participant had not terminated employment.
Maximum Award Amounts
The maximum award that any covered officer may earn in any single calendar year is $3,000,000.
Determination of Performance Criteria
The performance criteria may be based on one or more (or a combination of) the performance criteria set forth below or on other factors the Committee believes are relevant or appropriate. Notwithstanding the foregoing, any award to any employee who is (or is reasonably expected to be) a covered officer that is intended to qualify as “performance-based compensation” under Section 162(m) must be based on one or more (or a combination of) the following performance criteria and may be applied solely with reference to the Company (and/or any related entity) or relatively between the Company (and/or any related entity) and one or more unrelated entities:
•	net earnings or net income (before or after taxes);

•	earnings per share;

•	net sales or revenue growth;

•	net operating profit;

•	return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

•	earnings before or after taxes, interest, depreciation, and/or amortization;

•	gross or operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total shareholder return);

•	expense targets;

•	margins;

•	operating efficiency;

•	market share;

•	customer satisfaction;

•	working capital targets; and

•	economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital).
Different performance criteria may be applied to individual participants or to groups of participants and, as specified by the Committee, may be based on the results achieved separately by the Company or any related entity, any combination of the Company and related entities, or any combination of segments, products or divisions of the Company and related entities.
Adjustments to Performance Criteria
The Committee will make appropriate adjustments to performance criteria to reflect the effect on any performance criteria of any stock dividend or stock split affecting our Class A Common Shares, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change. In addition, the Committee will make a similar adjustment to any portion of a performance criterion that is not based on our Class A Common Shares but which is affected by an event having an effect similar to those just described. The Committee may make appropriate adjustments to performance criteria to reflect a substantive change in a participant’s job description or assigned duties and responsibilities.

Change in Control
On the date of any “change in control” (as defined in the 2005 ICP), all performance criteria will be deemed to have been met on the date of the change in control, all performance periods will be accelerated to the date of the change in control, and all awards will be distributed in full as of the date of the change in control.
Section 280G of the Internal Revenue Code
Unless otherwise specified in an award agreement or in another written agreement between the participant and the Company or a related entity executed simultaneously with or before any change in control, if the sum (or value) of the payments described in the preceding paragraph constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Internal Revenue Code) when combined with all other “parachute payments” (as defined in Section 280G(b)(2)(A) of the Internal Revenue Code) attributable to the same change in control, the Company or other entity making the payment will reduce the participant’s benefits under the 2005 ICP so that the participant’s total parachute payments under the 2005 ICP and all other agreements will be $1.00 less than the amount that otherwise would generate an excise tax under Section 4999 of the Internal Revenue Code.
Amendment and Termination
The Board of Directors or the Committee may terminate, suspend or amend the 2005 ICP at any time without shareholder approval, except to the extent that shareholder approval is required to satisfy applicable requirements imposed by Rule 16b-3 under the Securities Exchange Act of 1934, applicable requirements of the Internal Revenue Code or any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. In addition, no amendment of the 2005 ICP may result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 with respect to any employee benefit plan of the Company or cause the 2005 ICP to fail to meet requirements imposed by Rule 16b-3.
In addition, no amendment may, without the consent of the affected participant (and except as specifically provided otherwise in the 2005 ICP or applicable award agreement thereunder), adversely affect any award granted before the amendment, modification or termination. Notwithstanding the foregoing, the Committee may amend the 2005 ICP and any award agreements without any additional consideration to the affected participants to the extent necessary to avoid penalties arising under Section 409A of the Internal Revenue Code, even if those amendments reduce, restrict or eliminate rights granted under the 2005 ICP or award agreement (or both) before those amendments.
Plan Benefits
Awards granted under the 2005 ICP for fiscal year 2009 are set forth in the table below for the individuals and groups identified in the table. Grants to the five individuals identified below are subject to shareholder approval of this proposal. Future amounts payable under awards granted or to be granted under the 2005 ICP are not yet determinable since these amounts are, and will be subject to, satisfaction of performance criteria established by the Committee, as well as being subject to the Committee’s determination, in its discretion, as to whom and in what amounts awards will be granted under the 2005 ICP.

Name of Individual or Identity of Group	Dollar Value
Jay L. Schottenstein Chairman and Chief Executive Officer	N/A
Deborah L. Ferrée Vice Chairman and Chief Merchandising Officer	$850,000 (at target)
Kevin M. Lonergan Executive Vice President and Chief Operating Officer	$472,000 (at target)
Michael R. MacDonald President and Chief Executive Officer-elect, effective April 27, 2009	$950,000 (at target)

Name of Individual or Identity of Group	Dollar Value
Harris Mustafa Executive Vice President, Supply Chain & Merchandise Planning & Allocation	$257,500 (at target)
Douglas J. Probst Executive Vice President and Chief Financial Officer	$376,000 (at target)
Executive Officer Group	$3,590,500 (at target)
Non-Executive Director Group	None
Non-Executive Officer Employee Group	$8,794,500 (at target)
Your Board of Directors unanimously recommends a vote FOR the approval of the 2005 Cash Incentive Compensation Plan.
EQUITY COMPENSATION PLAN TABLE
The following table sets forth additional information as of January 31, 2009, about our Class A Common Shares that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our shareholders and plans or arrangements not submitted to our shareholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options, warrants and other rights and the number of shares remaining available for future grants, excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

Number of securities
remaining available for
	Number of securities to		Weighted-average	issuance under equity
	be issued upon exercise		exercise price of	compensation plans
	of outstanding options,		outstanding options,	(excluding securities
Plan Category	warrants and rights (a)		warrants and rights(b)	reflected in column(a))(c)
Equity compensation plans approved by security holders (1)	2,433,586	(2)	$22.04	2,101,743

Equity compensation plans not approved by security holders	N/A		N/A	N/A

Total	2,433,586		$22.04	2,101,743

(1)	DSW Inc. 2005 Equity Incentive Plan.

(2)	Includes 2,124,735 shares issuable pursuant to the exercise of outstanding stock options, 225,650 shares issuable pursuant to restricted stock units, and 83,201 shares issuable pursuant to director stock units. Since the restricted stock units and director stock units have no exercise price, they are not included in the weighted average exercise price calculation in column (b).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
General
Prior to the completion of our initial public offering in July 2005, we were operated as a wholly-owned subsidiary of Retail Ventures. As of March 24, 2009, Retail Ventures owned 27,702,667 of our Class B Common Shares, constituting all of our issued and outstanding Class B Common Shares, or in excess of 63% of our total outstanding shares and 93.1% of the combined voting power of our outstanding Common Shares. Retail Ventures has the power acting alone to approve any action requiring a vote of the majority of our voting shares and to elect all our directors.
As of March 24, 2009, Jay L. Schottenstein, the Chairman of Retail Ventures, beneficially owned approximately 65.6% of the common shares of SSC. As of March 24, 2009, SSC and its affiliates owned approximately 52.3% of the outstanding shares and beneficially owned approximately 60.7% of the outstanding shares of Retail Ventures (assumes issuance of (i) 8,333,333 Retail Ventures common shares issuable upon the exercise of convertible warrants, (ii) 1,731,460 Retail Ventures common shares issuable upon the exercise of term loan warrants, and (iii) 342,709 Retail Ventures common shares issuable pursuant to the term loan warrants). For fiscal 2008, we paid approximately $14.5 million in total fees, rents and expenses to SSC and its affiliates.
In the ordinary course of business, we have entered into a number of agreements with Retail Ventures, Value City Department Stores, Inc. (“Value City”) and SSC and their affiliates relating to our business and our relationship with these companies, the material terms of which are described below. We believe that each of the agreements entered into with these entities is on terms at least as favorable to us as could be obtained in an arm’s length transaction with an unaffiliated third party. In the event that we desire to enter into any agreements with Retail Ventures or any of our directors, officers or other affiliates in the future, in accordance with Ohio law, any contract, action or other transaction between or affecting us and one of our directors or officers or between or affecting us and any entity in which one or more of our directors or officers is a director, trustee or officer or has a financial or personal interest, will either be approved by the shareholders, a majority of the disinterested members of our Board of Directors or a committee of our Board of Directors that authorizes such contracts, action or other transactions or must be fair to us as of the time our directors, a committee of our directors or our shareholders approve the contract, action or transaction. In addition, any transactions with directors, officers or other affiliates will be subject to requirements of the Sarbanes-Oxley Act and other Securities and Exchange Commission rules and regulations, as well as to our written related party transaction policy described below.
Procedures for Review of Related Party Transactions
In June 2006, our board of directors approved a written related party transaction policy which gives our Audit Committee the power to approve or disapprove potential related party transactions, arrangements or relationships between us and a related person, as described below. The related party transaction policy was amended in March 2007 and a copy of the policy can be found at our corporate and investor website at www.dswinc.com and is available in print (without charge) to any shareholder upon request. The related party transaction policy provides for the review, approval or ratification of any “related person transaction” that we are required to report under this section of the proxy statement.
For purposes of this policy, a “Related Person Transaction” is any transaction which is currently proposed or has been in effect at any time since the beginning of the last fiscal year, in which the Company or any of its subsidiaries, was, or is proposed to be, a participant, and in which any of the following persons (each, a “Related Person”) has or will have a direct or indirect material interest:
(1)	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director, director nominee or executive officer of the Company;

(2)	a shareholder of the Company who owns more than five percent (5%) of any class of the Company’s voting securities;

(3)	a member of the immediate family of any person described in (1) or (2) above; and

(4)	an entity in which any person described in (1), (2) or (3) above has a greater than ten percent (10%) equity interest.
In determining whether to approve a related person transaction, the Audit Committee considers the following factors, to the extent relevant:
•	Is the transaction in the normal course of the Company’s business?

•	Are the terms of the transaction fair to the Company?

•	Are the terms of the transaction commercially reasonable? Are the terms of the transaction substantially the same as the terms that the Company would be able to obtain in an arm’s-length transaction with an unrelated third party?

•	Has the Company obtained an independent appraisal or completed a financial analysis of the transaction? If so, what are the results of such appraisal or analysis?

•	Is the transaction in the best interests of the Company? The Company’s shareholders?

•	Would the transaction impair a director’s independence in the event that the Related Person is an independent director?
Based on an analysis of these factors (and other additional factors that the Audit Committee may deem relevant based on the circumstances), the Audit Committee takes formal action to either approve or reject the related person transaction.
Relationships between DSW and Retail Ventures
Historical Relationship With Retail Ventures
Prior to the completion of our initial public offering in July 2005, we were a wholly-owned subsidiary of Value City or Retail Ventures since 1998. As a result, in the ordinary course of our business, we have received various services provided by Value City and Retail Ventures, including import administration, risk management, information technology, tax, financial services, and benefits administration and payroll, as well as other corporate services. Retail Ventures also maintained insurance for us and for our directors, officers and employees. Retail Ventures also provided us with the services of a number of its executives and employees. Our historical financial statements include allocations to us by Retail Ventures of its costs related to these services. These cost allocations have been determined on a basis that we and Retail Ventures consider to be reasonable reflections of the use of services provided or the benefit received by us.
Retail Ventures as our Controlling Shareholder
As of March 24, 2009, Retail Ventures owns approximately 63% of the outstanding shares of our Common Shares, and 93.1% of the combined voting power of our outstanding Common Shares. For as long as Retail Ventures continues to control more than 50% of the combined voting power of our Common Shares, Retail Ventures will be able to direct the election of all the members of our board and exercise a controlling influence over our business and affairs, including any determinations with respect to mergers or other business combinations involving our company, the acquisition or disposition of assets by our company, the incurrence of indebtedness by our company, the issuance of any additional common shares or other equity securities, and the payment of dividends with respect to our Common Shares. Similarly, Retail Ventures will have the power to determine matters submitted to a vote of our shareholders without the consent of our other shareholders, will have the power to prevent a change in control of our company and will have the power to take other actions that might be favorable to Retail Ventures.
Retail Ventures has not advised us that it currently intends to dispose of the Common Shares owned by it, except to the extent necessary to satisfy its obligations, including obligations under the PIES and obligations under warrants it has granted to SSC, Schottenstein RVI, LLC, Cerberus, and Millennium. In addition, Retail

Ventures is subject to contractual obligations with its warrantholders to retain enough DSW Common Shares to be able to satisfy its obligations to deliver such shares to its warrantholders if the warrantholders elect to exercise their warrants in full for DSW Class A Common Shares. Retail Ventures is also subject to contractual obligations with the holders of the PIES to retain enough DSW common shares to be able to satisfy its obligations to deliver shares to the holders of the PIES. In addition, in the event that the PIES were to be accelerated, a payment which is required to be paid to the PIES holders by RVI can be satisfied by, in lieu of paying cash, using additional Class A Common Shares upon compliance with the terms of the instruments governing the PIES. The settlement of the PIES will not change the number of DSW Common Shares outstanding, although shares delivered upon the settlement of the PIES will generally be freely tradable by the former PIES holders as a result of having been registered in connection with the initial issuance of the PIES.
If Retail Ventures were to require funds to service or refinance its indebtedness or to fund its operations in the future and could not obtain capital from alternative sources, it could seek to sell some or all of the Common Shares of DSW that it holds in order to obtain such funds.
Beneficial ownership of at least 80% of the total voting power and 80% of each class of nonvoting capital stock is required in order for Retail Ventures to effect a tax-free spin-off of DSW or certain other tax-free transactions. Retail Ventures has advised us that it does not currently intend or plan to undertake a spin-off of DSW or another tax-free transaction involving DSW.
Agreements Between Us And Retail Ventures
This section describes the material provisions of agreements between us and Retail Ventures. The description of the agreements is not complete and, with respect to each material agreement, is qualified by reference to the terms of the agreement, each of which is filed as an exhibit to our registration statement filed in connection with our initial public offering or subsequent filings we have made with the Securities and Exchange Commission. We entered into these agreements with Retail Ventures in the context of our relationship with Retail Ventures. The prices and other terms of these agreements may be less favorable to us than those we could have obtained in arm’s-length negotiations with unaffiliated third parties for similar services or under similar agreements.
Agreements Relating to our Separation from Retail Ventures
In connection with our initial public offering, we and Retail Ventures entered into agreements governing various interim and ongoing relationships between us. These agreements include:
•	a master separation agreement;

•	a shared services agreement and other intercompany arrangements;

•	a tax separation agreement;

•	an exchange agreement; and

•	a footwear fixture agreement.
Effective March 17, 2008, we amended the shared services agreement and tax separation agreement.
Master Separation Agreement. The master separation agreement contains key provisions relating to the separation of our business from Retail Ventures. The master separation agreement requires us to exchange information with Retail Ventures, follow certain accounting practices and resolve disputes with Retail Ventures in a particular manner. We also have agreed to maintain the confidentiality of certain information and preserve available legal privileges. The separation agreement also contains provisions relating to the allocation of the costs of our initial public offering, indemnification, non-solicitation of employees and employee benefit matters.
Under the master separation agreement, we agreed to effect up to one demand registration per calendar year of our Common Shares, whether Class A or Class B, held by Retail Ventures, if requested by Retail Ventures. We have also granted Retail Ventures the right to include its Common Shares of DSW in an unlimited number of other registrations of such shares initiated by us or on behalf of our other shareholders.
Amended and Restated Shared Services Agreement. Effective March 17, 2008, we entered into an Amended and Restated Shared Services Agreement with Retail Ventures and Filene’s Basement. Pursuant to the terms of the Amended and Restated Shared Services Agreement, we provide Retail Ventures and Filene’s Basement with key services relating to risk management, tax, financial services, benefits administration, payroll, and information technology. The current term of the Amended and Restated Shared Services Agreement will expire at the end of fiscal 2009 and will be extended automatically for additional one-year terms unless terminated by one of the parties. With respect to each shared service, we cannot reasonably anticipate whether the services will be shared for a period shorter or longer than the initial term.
The costs associated with many of these shared services are allocated among the parties based upon usage. In January 2008, Retail Ventures announced the disposition of an 81% ownership interest in Value City. As a part of this transaction, Retail Ventures agreed to provide certain transition services to Value City. On October 26, 2008, Value City filed for bankruptcy protection and announced that it would close its remaining stores. We negotiated an agreement with Value City to continue to provide services post bankruptcy filing until the liquidation is complete, including risk management, financial services, benefits administration, payroll, and information technology services, in exchange for a weekly payment.
Prior to March 17, 2008 Retail Ventures provided us with services relating to import administration, risk management, tax, logistics, legal services, financial services, benefits administration and payroll and maintained insurance for us and for our directors, officers, and employees.
Prior to and following the consummation of our initial public offering, DSW has had, and will continue to have, the option to use certain administrative and marketing services provided by third party vendors pursuant to contracts between those third party vendors and Retail Ventures. We pay Retail Ventures for these services as expenses for these services are incurred. These services are provided to us by virtue of our status as Retail Ventures’ affiliate and are unrelated to those delineated in the Shared Services Agreement.
In fiscal 2008, we paid Retail Ventures approximately $4.7 million for services rendered to us under the Shared Services Agreement. In addition, in fiscal 2008, Retail Ventures paid us approximately $6.4 million for services we rendered on behalf of Retail Ventures.
Tax Separation Agreement. Until the completion of our initial public offering in July 2005, we were historically included in Retail Ventures’ consolidated group, or the Consolidated Group, for U.S. federal income tax purposes as well as in certain consolidated, combined or unitary groups which include Retail Ventures and/or certain of its subsidiaries, or a Combined Group, for state and local income tax purposes. We entered into a tax separation agreement with Retail Ventures that became effective upon consummation of our initial public offering and amended this agreement effective March 17, 2008. Pursuant to the tax separation agreement, we and Retail Ventures generally make payments to each other such that, with respect to tax returns for any taxable period in which we or any of our subsidiaries are included in the Consolidated Group or any Combined Group, the amount of taxes to be paid by us will be determined, subject to certain adjustments, as if we and each of our subsidiaries included in the Consolidated Group or Combined Group filed our own consolidated, combined or unitary tax return. We will prepare pro forma tax returns for Retail Ventures with respect to any tax return filed with respect to the Consolidated Group or any Combined Group in order to determine the amount of tax separation payments under the tax separation agreement. Retail Ventures has the right to review and comment on such pro forma tax returns. We are responsible for any taxes with respect to tax returns that include only us and our subsidiaries.
Effective March 17, 2008, we are exclusively responsible for preparing any tax return with respect to the Consolidated Group or any Combined Group. Retail Ventures continues to be responsible for filing any tax return with respect to the Consolidated Group. We continue to be responsible for preparing and filing any tax returns that include only us and our subsidiaries. For the tax services provided to Retail Ventures by us, Retail Ventures pays a monthly fee equal to its respective share of all costs associated with the maintenance and operation of our tax department (including all overhead expenses). In addition, Retail Ventures reimburses us for 100% of any third party fees and expenses incurred by our tax department in connection with the performance of the tax services that are solely incurred for Retail Ventures.
We are primarily responsible for controlling and contesting any audit or other tax proceeding with respect to the Consolidated Group or any Combined Group. In cases involving taxes relating to a spin-off, we have the right to control decisions to resolve, settle or otherwise agree to any deficiency, claim or adjustment with respect to any item for which we are solely liable under the tax separation agreement. Pursuant to the tax separation agreement, we have the right to control and contest any audit or tax proceeding that relates to any tax returns that include only us and our subsidiaries. We and Retail Ventures have joint control over decisions to resolve, settle or otherwise agree to any deficiency, claim or adjustment for which we and Retail Ventures could be jointly liable, except in cases involving taxes relating to a spin-off. Disputes arising between the parties relating to matters covered by the tax separation agreement are subject to resolution through specific dispute resolution provisions.
We have been included in the Consolidated Group for periods in which Retail Ventures owned at least 80% of the total voting power and value of our outstanding stock. Following completion of our initial public offering in July 2005, we are no longer included in the Consolidated Group. Each member of a consolidated group for U.S. federal income tax purposes is jointly and severally liable for the U.S. federal income tax liability of each other member of the consolidated group. Similarly, in some jurisdictions, each member of a consolidated, combined or unitary group for state, local or foreign income tax purposes is jointly and severally liable for the state, local or foreign income tax liability of each other member of the consolidated, combined or unitary group. Accordingly, although the tax separation agreement allocates tax liabilities between us and Retail Ventures, for any period in which we were included in the Consolidated Group or a Combined Group, we could be liable in the event that any income tax liability was incurred, but not discharged, by any other member of the Consolidated Group or a Combined Group.
Retail Ventures has informed us that it does not currently intend or plan to undertake a spin-off of our stock to Retail Ventures shareholders. Nevertheless, we and Retail Ventures agreed to set forth our respective rights, responsibilities and obligations with respect to any possible spin-off in the tax separation agreement. If Retail Ventures were to decide to pursue a possible spin-off, we have agreed to cooperate with Retail Ventures and to take any and all actions reasonably requested by Retail Ventures in connection with such a transaction. We have also agreed not to knowingly take or fail to take any actions that could reasonably be expected to preclude Retail Ventures’ ability to undertake a tax-free spin-off. In addition, we generally would be responsible for any taxes resulting from the failure of a spin-off to qualify as a tax-free transaction to the extent such taxes are attributable to, or result from, any action or failure to act by us or certain transactions in our stock (including transactions over which we would have no control, such as acquisitions of our stock and the exercise of warrants, options, exchange rights, conversion rights or similar arrangements with respect to our stock) following or preceding a spin-off. We would also be responsible for a percentage (based on the relative market capitalizations of us and Retail Ventures at the time of such spin-off) of such taxes to the extent such taxes are not otherwise attributable to us or Retail Ventures. Our agreements in connection with such spin-off matters last indefinitely. In addition, present and future majority-owned affiliates of DSW or Retail Ventures will be bound by our agreements, unless Retail Ventures or we, as applicable, consent to grant a release of an affiliate (such consent cannot be unreasonably withheld, conditioned or delayed), which may limit our ability to sell or otherwise dispose of such affiliates. Additionally, a minority interest participant(s) in a future joint venture, if any, would need to evaluate the effect of the tax separation agreement on such joint venture, and such evaluation may negatively affect their decision whether to participate in such a joint venture. Furthermore, the tax separation agreement may negatively affect our ability to acquire a majority interest in a joint venture.
Exchange Agreement. In connection with our initial public offering, we entered into an exchange agreement with Retail Ventures. In the event that Retail Ventures desires to exchange all or a portion of the Class B Common Shares held by it for Class A Common Shares, we will issue to Retail Ventures an equal number of duly authorized, validly issued, fully paid and nonassessable Class A Common Shares in exchange for the Class B Common Shares of DSW held by Retail Ventures. Retail Ventures may make one or more requests for such exchange, covering all or a part of the Class B Common Shares that it holds.
Footwear Fixture Agreement. In connection with the completion of our initial public offering in July 2005, we entered into an agreement with Retail Ventures related to our patented footwear display fixtures. We agreed to sell Retail Ventures, upon its request, the fixtures covered by the patents at the cost associated with obtaining and delivering them. In addition, we have agreed to pay Retail Ventures a percentage of any net profit we may receive should we ever market and sell the fixtures to third parties.
Leases and Subleases
Warehouse and Distribution facility. We lease our approximately 700,000 square foot corporate headquarters, warehouse and distribution facility in Columbus, Ohio from an affiliate of SSC. In fiscal 2006, in connection with the execution of the lease for a new corporate office described below, we exercised the first renewal option extending the term of this lease until December 2021. Additionally, we were granted an additional five-year renewal option for this facility. The monthly rent is $179,533, $194,228 and $208,922, and $220,416 during the first, second, third and fourth five-year periods of the initial term and first renewal period, respectively. The lease has three remaining renewal options with terms of five years each. The rent increases to $235,111, $249,805, and $265,160 in second, third and fourth renewal terms, respectively. Under this agreement, we incurred approximately $2.3 million in rent in fiscal 2008.
Corporate Office. In fiscal 2006, we entered into a lease for a new corporate headquarters immediately adjacent to our existing home office in Columbus, Ohio. The landlord is an affiliate of SSC. The lease expires in December 2021 and has three renewal options with terms of five years each. The monthly rent is $123,143 with a minimum annual rent of $1,477,710. Under this agreement, we incurred approximately $1.5 million of expense for fiscal 2008.
Fulfillment Center. In fiscal 2007, we entered into a lease for a new fulfillment center for dsw.com adjacent to our existing home office in Columbus, Ohio. The landlord is an affiliate of SSC. The lease expires in September 2017 and has two renewal options with terms of five years each. The monthly rent is $46,375 through February 28, 2009. Beginning on March 1, 2009, the monthly rent is $60,833 with a minimum annual rent of $730,000. Under this agreement, we incurred approximately $592,938 of expense for fiscal 2008.
DSW stores. As of January 31, 2009, we leased or subleased 19 DSW stores from affiliates of SSC. We incurred approximately $7.3 million of rent and approximately $1.3 million of other expense (real estate taxes, maintenance and insurance) related to these leases for fiscal 2008. In addition to base rent, for each lease, we also (a) pay percentage rent equal to approximately 2% annually of gross sales that exceed specified breakpoints that increase as the minimum rent increases and (b) pay a portion of expenses related to maintenance, real estate taxes and insurance. These leases have terms expiring between July 2011 and January 2023 and generally have at least three renewal options of 5 years each.
Merchandise Transactions with SSC and Affiliates
We purchase merchandise from affiliates of SSC from time to time. During fiscal 2008 we purchased merchandise from an affiliate of SSC in an amount immaterial to the financial statements. Any merchandise purchase from such sources is on terms at least as favorable to us as could be obtained in an arm’s length transaction with an unaffiliated third party.
Corporate Services Agreement with SSC
We receive services from SSC pursuant to a Corporate Services Agreement between Retail Ventures and SSC. The agreement sets forth the costs of shared services, including specified legal, advertising, import, real estate, travel expense, and administrative services. For fiscal 2008, our allocated portion of the amount we paid to SSC was in an amount immaterial to the financial statements.
Until July 2004, we were self-insured through our participation in a self-insurance program maintained by SSC. While we no longer participate in the program we continue to remain liable for liabilities incurred by us under the program. Under the program, SSC charged Retail Ventures amounts based, among other factors, on loss experience and its actual payroll and related costs for administering the program. For fiscal 2008, our allocated portion of the amount Retail Ventures paid SSC was in an amount immaterial to the financial statements.
Agreements with Filene’s Basement for Leased Shoe Departments
Effective as of January 30, 2005, we updated and reaffirmed our contractual arrangement with Filene’s Basement related to combination DSW/Filene’s Basement stores. Under the agreement, we have the exclusive right to operate leased shoe departments with 10,000 square feet or more of selling space in Filene’s Basement stores. We own the merchandise, record sales of merchandise net of returns and sales tax, and receive a per-store license fee for use of our name on the stores. We pay a percentage of net sales as rent. The employees that supervise the shoe departments are employees of us who report directly to our supervisors. Filene’s Basement provides the fixtures and sales associates. As of January 31, 2009, this agreement pertained to only two combination DSW/Filene’s Basement stores. We paid a net amount of approximately $2.5 million in total fees and expenses to Filene’s Basement for fiscal 2008.
Effective as of January 30, 2005, we updated and reaffirmed our contractual arrangement with Filene’s Basement related to the smaller leased shoe departments. Under the new agreement we have the exclusive right to operate leased shoe departments with less than 10,000 square feet of selling space in Filene’s Basement stores. We own the merchandise, record sales net of returns and sales tax and provide supervisory assistance in all covered locations. We pay a percentage of net sales as rent. Filene’s Basement provides the fixtures and sales associates. We also pay certain taxes, insurance premiums and freight costs with respect to the merchandise. As of January 31, 2009, we operated leased shoe departments in 36 of these Filene’s Basement stores. We paid approximately $9.2 million in total fees and expenses to Filene’s Basement for fiscal 2008.
Agreement with Filene’s Basement for Atrium Space at our Union Square Store in Manhattan
Effective as of January 30, 2005, we entered into a shared expenses agreement with Filene’s Basement related to the shared atrium space connecting Filene’s Basement’s leased spaced at Union Square and our Union Square store leased space, and for other expenses related to our leased space, which are located in the same building in New York, New York. Under that agreement, we have agreed to share with Filene’s Basement expenses related to the use and maintenance of the atrium space and to share other expenses related to the operation and maintenance of the Filene’s Basement leased space and our leased space. Our share of these expenses was immaterial for fiscal 2008.
Registration Rights Agreements
Under the master separation agreement, we have agreed to effect up to one demand registration per calendar year of our Common Shares, whether Class A or Class B, held by Retail Ventures, if requested by Retail Ventures. We have also granted Retail Ventures the right to include its Common Shares of DSW in an unlimited number of other registrations of such shares initiated by us or on behalf of our other shareholders.
We have also entered into a registration rights agreement with Cerberus and SSC, under which we have agreed to register in specified circumstances the Class A Common Shares issued to them upon exercise of their warrants and each of these entities and Millennium Partners, L.P., or Millennium, will be entitled to participate in the registrations initiated by the other entities. Under this agreement, each of Cerberus (together with transferees of at least 15% of its interest in registrable DSW Common Shares) and SSC (together with transferees of at least 15% of its interest in registrable DSW Common Shares) may request up to five demand registrations with respect to the Class A Common Shares issued to them upon exercise of their warrants provided that no party may request more than two demand registrations, except that each of Cerberus and SSC may each request up to three demand registrations. The agreement will also grant Cerberus, SSC and Millennium the right to include these Class A Common Shares in an unlimited number of other registrations of any of our securities initiated by us or on behalf of our other shareholders (other than a demand registration made under the agreement).
Notes, Credit Agreements and Guarantees
Upon completion of our initial public offering in July 2005, Retail Ventures amended or terminated the existing credit facilities and other debt obligations of Value City and its other affiliates, including certain facilities under which DSW had rights and obligations as a co-borrower and co-guarantor. DSW is no longer a party to any of these agreements.
The Value City Term Loan Facility. Prior to completion of our initial public offering in July 2005, we were party to a Financing Agreement, as amended, among Cerberus, as agent and lender, and SSC as lender, and the other parties named as co-borrowers therein, originally entered into in June 2002. Upon the completion of our initial public offering, this term loan agreement was amended and restated and we were released from our obligations as a party thereto.
In connection with the second tranche of these term loans, Retail Ventures issued to each of Cerberus and SSC warrants to purchase 1,477,396 common shares of Retail Ventures at a purchase price of $4.50 per share, subject to adjustment. In September 2002, Back Bay bought from each of Cerberus and SSC a $1.5 million interest in each of the tranches of their term loans for an aggregate $6.0 million interest, and Back Bay received from each of Cerberus and SSC a corresponding portion of the warrants to purchase Retail Ventures common shares originally issued in connection with the second tranche of their term loans. Effective November 23, 2005, Millennium Partners, L.P. purchased from Back Bay Capital Funding LLC term loan warrants to purchase an aggregate of 177,288 of Retail Ventures common shares, subject to adjustment. Effective May 30, 2008, Schottenstein RVI, LLC acquired from SSC term loan warrants to purchase an aggregate 1,388,752 of Retail Ventures common shares, subject to adjustment.
In connection with the 2005 amendment of this term loan agreement, Retail Ventures amended the outstanding warrants to provide SSC, Schottenstein RVI, LLC, Cerberus and Millennium the right, from time to time, in whole or in part, to (i) acquire Retail Ventures common shares at the then current conversion price (subject to the existing anti-dilution) provisions, (ii) acquire from Retail Ventures Class A Common Shares of DSW at an exercise price of $19.00 per share (subject to anti-dilution provisions similar to those in the existing warrants) or (iii) acquire a combination thereof.
Assuming an exercise price per share of $19.00, Schottenstein RVI, LLC and Cerberus would each receive 328,915 Class A Common Shares, and Millennium would receive 41,989 Class A Common Shares, if they exercised these warrants in full exclusively for DSW Common Shares. The warrants expire in June 2012. Although Retail Ventures has informed us that it does not currently intend or plan to undertake a spin-off of Common Shares to Retail Ventures’ shareholders, in the event that Retail Ventures effects a spin-off of its DSW Common Shares to its shareholders in the future, the holders of outstanding unexercised warrants will receive the same number of DSW Common Shares that they would have received had they exercised their warrants in full for Retail Ventures common             shares immediately prior to the record date of the spin-off, without regard to any limitations on exercise in the warrants. Following the completion of any such spin-off, the warrants will be exercisable solely for Retail Ventures common shares.
We have entered into an exchange agreement with Retail Ventures whereby, upon the request of Retail Ventures, we will be required to exchange some or all of the Class B Common Shares of DSW held by Retail Ventures for Class A Common Shares.
The Value City Senior Subordinated Convertible Loan Facility. Prior to completion of our initial public offering in July 2005, we were a co-guarantor under the Amended and Restated Senior Subordinated Convertible Loan Agreement, entered into by Value City, as borrower, Cerberus, as agent and lender, SSC, as lender, and DSW and the other parties named as guarantors, originally entered into in June 2002. Upon the completion of our initial public offering, this convertible loan agreement was amended and restated and we are no longer a party thereto.
In connection with the amendment and restatement of this convertible loan agreement, Retail Ventures agreed to issue to SSC and Cerberus convertible warrants which will be exercisable from time to time until the later of June 11, 2007 and the repayment in full of Value City’s obligations under the amended and restated loan agreement. Under the convertible warrants, SSC and Cerberus will have the right, from time to time, in whole or in part, to (i) acquire Retail Ventures common shares at the conversion price referred to in the convertible loan (subject to existing antidilution provisions), (ii) acquire from Retail Ventures Class A Common Shares of DSW at an exercise price of $19.00 per share (subject to antidilution provisions similar to those in the existing warrants) or (iii) acquire a combination thereof. Although Retail Ventures has informed us that it does not currently intend or plan to undertake a spin-off of Common Shares to Retail Ventures’ shareholders, in the event that Retail Ventures effects a spin-off of its DSW Common Shares to its shareholders in the future, the holders of outstanding unexercised warrants will receive the same number of DSW Common Shares that they would have received had they exercised their warrants in full for Retail Ventures common shares immediately prior to the record date of the spin-off, without regard to any limitation on exercise contained in the warrants. Following the completion of any such spin-off, the warrants will be exercisable solely for Retail Ventures common shares. During fiscal 2006, the maturity date of the convertible warrants was extended to June 10, 2009. On June 6, 2007, Retail Ventures issued 1,333,333 of its common shares, without par value, to Cerberus in connection with Cerberus’ exercise of its remaining outstanding convertible warrants that were originally issued by Retail Ventures on July 5, 2005.
As of January 31, 2009, assuming an exercise price per share of $19.00, SSC would receive 1,973,685 Class A Common Shares without giving effect to anti-dilution adjustments, if any, if they exercised these warrants exclusively for DSW Common Shares.
Union Square Store Guaranty by Retail Ventures. In January 2004, we entered into a lease agreement with 40 East 14 Realty Associates, L.L.C., an unrelated third party, for our Union Square store in Manhattan, New York. In connection with the lease, Retail Ventures agreed to guarantee payment of our rent and other expenses and charges and the performance of our other obligations.

     Provisions of Our Amended Articles of Incorporation Governing Corporate Opportunities and Related Party Transactions
Retail Ventures remains a substantial shareholder of DSW and SSC and its affiliates remain a substantial shareholder of Retail Ventures. Retail Ventures and SSC are engaged in the same or similar activities or lines of business as we are and have interests in the same areas of corporate opportunities. Summarized below are provisions in our amended articles of incorporation that govern conflicts, corporate opportunities and related party transactions.
Conflicts/ Competition. Retail Ventures and SSC and its affiliates have the right to engage in the same businesses as we do, to do business with our suppliers and customers and to employ any of our officers or employees.
Corporate Opportunities. In the event that Retail Ventures, SSC or any director or officer of either of them who is also one of our directors or officers learns about a potential transaction or business opportunity which we are financially able to undertake, which is in our line of business, which is of practical advantage to us and in which we have an interest or a reasonable expectancy, but which may also be appropriate for Retail Ventures or SSC, our amended articles of incorporation provide:
•	If Retail Ventures or SSC learns about a corporate opportunity, it does not have to tell us about it and it is not a breach of any fiduciary duty for it to pursue such corporate opportunity for itself or to direct it elsewhere.

•	If one of our directors or officers who is also a director or officer of Retail Ventures or SSC learns about a corporate opportunity, he or she shall not be liable to us or to our shareholders if Retail Ventures or SSC pursues the corporate opportunity for itself, directs it elsewhere or does not communicate information about the opportunity to us, if such director or officer acts in a manner consistent with the following policy:
o	If the corporate opportunity is offered to one of our officers who is also a director but not an officer of Retail Ventures or SSC, the corporate opportunity belongs to us unless it was expressly offered to the officer in writing solely in his or her capacity as a director of Retail Ventures or SSC, in which case it belongs to Retail Ventures or SSC, as the case may be.

o	If the corporate opportunity is offered to one of our directors who is not an officer of DSW, and who is also a director or officer of Retail Ventures or SSC, the corporate opportunity belongs to us only if it was expressly offered to the director in writing solely in his or her capacity as our director.

o	If the corporate opportunity is offered to one of our officers, whether or not such person is also a director, who is also an officer of Retail Ventures or SSC, it belongs to us only if it is expressly offered to the officer in writing solely in his or her capacity as our officer or director.
Related Party Transactions. We may, from time to time, enter into contracts or otherwise transact business with Retail Ventures, SSC, our directors, directors of Retail Ventures or SSC or organizations in which any of such directors has a financial interest. Such contracts and transactions are permitted if:
•	the relationship or interest is disclosed or is known to the board of directors or the committee approving the contract or transaction, and the board of directors or committee, in good faith reasonably justified by the facts, authorizes the contract or transaction by the affirmative vote of a majority of the directors who are not interested in the contract or transaction;

•	the relationship or interest is disclosed or is known to the shareholders, and the shareholders approve the contract or transaction by the affirmative vote of the holders of a majority of the voting power of the corporation held by persons not interested in the contract or transaction; or

•	the contract or transaction is fair at the time it is authorized or approved by the board of directors, a committee of the board of directors, or the shareholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
We engaged Deloitte & Touche LLP as our independent registered public accountants to audit our consolidated financial statements for fiscal 2008. Services provided by Deloitte & Touche LLP for each of fiscal 2008 and fiscal 2007 and the related fees are described under the caption “Audit and Other Service Fees” of this proxy statement. Our Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditors, and has the sole responsibility to retain and replace our independent auditor. The Audit Committee has selected Deloitte & Touche LLP as our independent auditors for fiscal 2009.
We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
OTHER MATTERS
Shareholder Proposals Pursuant to Rule 14a-8
In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the Annual Meeting of Shareholders in 2010, a shareholder proposal in compliance with Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) must be received by DSW no later than December 9, 2009. Written requests for inclusion should be addressed to: Corporate Secretary, 810 DSW Drive, Columbus, Ohio 43219. It is suggested that you mail your proposal by certified mail, return receipt requested.
Shareholder Proposals Other Than Pursuant to Rule 14a-8
In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by our Corporate Secretary at the above address by February 22, 2010. Our Code of Regulations also provides that nominations for director may only be made by the Board of Directors (or an authorized Board committee) or by a shareholder of record entitled to vote who sends notice to our Corporate Secretary not fewer than 60 nor more than 90 days before the anniversary date of the previous year’s annual meeting of shareholders. Any nomination by a shareholder must comply with the procedures specified in our Code of Regulations. To be eligible for consideration at the 2010 Annual Meeting, any nominations for director must be received by our Corporate Secretary between February 20, 2010 and March 22, 2010. This advance notice period is intended to allow all shareholders an opportunity to consider any nominees expected to be considered at the meeting.
Shareholder Communications to the Board of Directors
Shareholders and interested parties may communicate with the Board of Directors (including the non-management directors as a group) or individual directors directly by writing to the directors in care of our Corporate Secretary, 810 DSW Drive, Columbus, Ohio 43219, in an envelope clearly marked “shareholder communication.” Such communications will be provided promptly and, if requested, confidentially to the respective directors.
General Information
A COPY OF THE FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2009 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE SENT TO ANY SHAREHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO INVESTOR RELATIONS DEPARTMENT, 810 DSW DRIVE AVENUE, COLUMBUS, OHIO 43219.
Management knows of no other business which may be properly brought before the 2009 Annual Meeting of Shareholders. However, if any other matters shall properly come before such meeting, it is the intention of the persons named in the form of proxy to vote such proxy in accordance with their best judgment on such matters.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE AND SUBMIT YOUR PROXY OR IF YOU RECEIVED A PROXY CARD IN THE MAIL, TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE.
By Order of the Board of Directors,
/s/ William L. Jordan
William L. Jordan
Secretary

APPENDIX A
DSW INC.
2005 EQUITY INCENTIVE PLAN
1.00 PURPOSE AND EFFECTIVE DATE
1.01 Purpose. This Plan is intended to foster and promote the long-term financial success of the Company and Related Entities and to materially increase shareholder value by [1] providing Consultants, Employees and Eligible Directors an opportunity to acquire an ownership interest in the Company and [2] enabling the Company and Related Entities to attract and retain the services of outstanding Consultants, Employees and Eligible Directors upon whose judgment, interest and special efforts the successful conduct of the Group’s business is largely dependent.
1.02 Effective Date. The Plan will be effective upon its adoption by the Board and approval by the affirmative vote of the Company’s shareholders under applicable rules and procedures described in Code §§162(m) and 422. Any Award granted before shareholder approval will be null and void if the shareholders do not approve the Plan within the period just described. Subject to Section 14.00, the Plan will continue until the tenth anniversary of the date it is adopted by the Board or approved by the Company’s shareholders, whichever is earliest.
2.00 DEFINITIONS
When used in this Plan, the following terms have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions and any other word, term or phrase used in this Plan, the form of any word, term or phrase will include any and all of its other forms.
Act. The Securities Exchange Act of 1934, as amended, or any successor statute of similar effect even if the Company is not subject to the Act.
Affiliated SAR. An SAR that is granted in conjunction with an Option and which is always deemed to have been exercised at the same time that the related Option is exercised. The deemed exercise of an Affiliated SAR will not reduce the number of shares of Stock subject to the related Option, except to the extent of the exercise of the related Option.
Annual Meeting. The annual meeting of the Company’s shareholders.
Annual Retainer. The annual retainer and any other fees paid to each Eligible Director for service as a member of the Board and as a member of any Board committee.
Annual Retainer Deferral Form. The form each Eligible Director must complete to defer all or a portion of his or her Annual Retainer.
Award. Any Incentive Stock Option, Nonstatutory Stock Option, Performance Share, Performance Unit, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right and Stock Unit granted under the Plan.
Award Agreement. The written or electronic agreement between the Company and each Participant that describes the terms and conditions of each Award and the manner in which it will be settled if earned. If there is a conflict between the terms of this Plan and the terms of the Award Agreement, the terms of this Plan will govern.
Beneficiary. The person a Participant designates to receive (or to exercise) any Plan benefits (or rights) that are unpaid (or unexercised) when he or she dies. A Beneficiary may be designated only by following the procedures described in Section 15.02; neither the Company nor the Committee is required to infer a Beneficiary from any other source.
Board. The Company’s board of directors.
Cause. Unless the Committee specifies otherwise in the Award Agreement, with respect to any Participant and subject to any cure provision included in any written agreement between the Participant and the Company:
[1] A material failure to substantially perform his or her position or duties;

[2] Engaging in illegal or grossly negligent conduct that is materially injurious to the Company or any Related Entity;
[3] A material violation of any law or regulation governing the Company or any Related Entity;
[4] Commission of a material act of fraud or dishonesty which has had or is likely to have a material adverse effect upon the Company’s (or any Related Entity’s) operations or financial conditions;
[5] A material breach of the terms of any other agreement (including any employment agreement) with the Company or any Related Entity; or
[6] A breach of any term of this Plan or Award Agreement.
If a Participant Terminates (or is Terminated) for any reason other than Cause and the Company subsequently discovers an act, failure or event that, if known before the Participant’s Termination would have justified a Termination for Cause and that act, event or failure was actively concealed by the Participant and could not have been discovered through reasonable diligence before the Participant Terminated, that Participant will be retroactively treated as having been Terminated for Cause.
Change in Control. The earliest of any of the following events to occur after completion of the initial public offering of the Company’s stock which is the subject of the Registration Statement:
[1] During any period consisting of 12 consecutive calendar months beginning after completion of the initial public offering of the Company’s stock which is the subject of the Registration Statement, the members of the Board specified in the Registration Statement (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board, provided [a] that any director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the then Incumbent Directors also will be treated as an Incumbent Director unless that person was nominated for election to the Board (or otherwise became a member of the Board) in connection with an actual or threatened election contest relating to the election or removal of Board members or other threatened or actual solicitation of proxies of consent by or in behalf of any “person,” including a “group” [as those terms are used in Act §§13(d) and 14(d)(2)], [b] this element of this definition will not apply if the Company reorganizes into an entity that does not have a board of directors or analogous governing body and that reorganization is not a Change in Control under another element of this definition and [c] if the Company becomes a subsidiary of another entity (i.e., another entity owns, directly or indirectly, more than 50 percent of the total combined voting power of all classes of Stock) in a transaction that is not a Change in Control under another element of this definition, subpart [1] of this definition will be applied by reference to changes to the board of directors of the parent entity (or of the ultimate parent entity).
[2] Any “person,” including a “group” [as these terms are used in Act §§13(d) and 14(d)(2)], becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of 30 percent or more of the combined voting power of the Company and of securities of the Company sufficient to elect a majority of the members of the Board but disregarding the effect of [a] any acquisition by a person who on the Effective Date is the beneficial owner of 30 percent or more of the combined voting power of the Company, [b] any acquisition directly from the Company, including a public offering of securities, [c] any acquisition by the Company or any Related Entity, [d] any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity, [e] any acquisition through a transaction described in subpart [3], [4] or [5] of this definition, [f] any acquisition by Retail Ventures, Inc. or any corporation, partnership or other form of unincorporated entity of which Retail Ventures, Inc. owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation, or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity, [g] any acquisition by Schottenstein Stores Corporation (the persons identified in subparts [a], [c], [f] and [g] of this subpart being sometimes referred to as “Permitted Acquirers”), [h] any acquisition by any one or more of the trusts established for the benefit of any of Jay L. Schottenstein, Susan S. Diamond, Ann Deshe, Lori Schottenstein, Geraldine Schottenstein or any of their respective spouses, children or lineal descendants or any person controlled by any such trust or trusts, [i] any acquisition by an entity that files SEC Form 13-G in connection with its ownership of Stock unless and until that entity files SEC Form 13-D in connection with its ownership of Stock or [j] any acquisition by Cerberus Partners, Ltd. unless, at the time of the acquisition, the Permitted Acquirers, as defined in subpart [2][g] of this definition and the trusts described in subpart [2][h] of this definition, directly or indirectly, own less than 10 percent of the voting power of the Company’s stock.

[3] The completion of a transaction or a series of related transactions effecting [a] the merger or other business combination of the Company with or into another entity other than a Permitted Acquirer in which the shareholders of the
Company immediately before the effective date of such merger or other business combination own less than 50 percent of the voting power in such entity; or [b] the sale or other disposition of all or substantially all of the assets of the Company except a sale or other disposition to [i] an entity in which the shareholders of the Company immediately before the sale or disposition own more than 50 percent of the voting power of such entity after that transaction or [ii] a Permitted Acquirer.
[4] Liquidation or dissolution of the Company other than a liquidation or dissolution into an entity [a] in which the shareholders of the Company before the effective date of the liquidation or dissolution own more than 50 percent of the voting power of such entity after the liquidation or dissolution or [b] which is a Permitted Acquirer.
[5] Any other transaction or event that the Board, in its sole discretion, decides will have as material an effect on the Company as any transaction or event described in subparts [1] through [4] of this definition but which is not otherwise described in this section.
However, and regardless of any other provision of this Plan or element of this definition, a Change in Control will not occur solely as a result of the initial public offering of the Company’s stock which is the subject of the Registration Statement or of any event directly related to that initial public offering.
Change in Control Price. The highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of events not related to a transfer of Stock, the highest Fair Market Value of a share of Stock on any of the 30 consecutive trading days ending on the last trading day before the Change in Control occurs.
Code. The Internal Revenue Code of 1986, as amended or superseded after the Effective Date and any applicable rulings or regulations issued under the Code.
Committee.
[1] In the case of any Award to Eligible Directors, the entire Board;
[2] In the case of any Award granted to Participants other than Eligible Directors before the Company becomes a “publicly held corporation,” as defined in Code §162(m)(2), the entire Board; or
[2] In the case of Awards made to Participants other than Eligible Directors after the Company becomes a “publicly held corporation,” as defined in Code §162(m)(2), the Board’s Compensation Committee which also constitutes a “compensation committee” within the meaning of Treas. Reg. §1.162-27(c)(4). The Committee will be comprised of at least three persons [a] each of whom is [i] an outside director, as defined in Treas. Reg. §1.162-27(e)(3)(i) and [ii] a “non-employee” director within the meaning of Rule 16b-3 under the Act and [b] none of whom may receive remuneration from the Company or any Related Entity in any capacity other than as a director, except as permitted under Treas. Reg. §1.162-27(e)(3)(ii).
Company. DSW Inc., an Ohio corporation, and any and all successors to it.
Consultant. Any person, other than an Employee or an Eligible Director, who provides significant services to the Company or any Related Entity.
Covered Officer. Those Employees whose compensation is subject to limited deductibility under Code §162(m) as of the last day of any calendar year ending with or within any Performance Period.
Disability. Unless the Committee specifies otherwise in the Award Agreement:
[1] With respect to an Incentive Stock Option, as defined in Code §22(e)(3).
[2] With respect to any Award subject to Code §409A, the Participant is [a] unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment arising before Termination which can be expected to result in death or can be expected to last for a continuous period of not less than 12 continuous months beginning before Termination; or [b] by reason of any readily determinable physical or mental impairment arising before Termination which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months beginning before Termination, receiving income replacement benefits for a period of not less than three months beginning before Termination under an accident and health plan covering employees of the Participant’s employer; or
[3] With respect to any Award not described in subpart [1] or [2] of this definition, the Participant’s inability, with a reasonable accommodation, to perform his or her duties on a full-time basis for a period of more than six consecutive calendar months due to a physical or mental infirmity arising before Termination.
Dividend Equivalent Right. A right to receive the amount of any dividend paid on a share of Stock underlying a Stock Unit, as provided in Section 7.01.
Eligible Director. A person who, on an applicable Grant Date [1] is an elected member of the Board or of a Related Board (or has been appointed to the Board or to a Related Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by shareholders) and [2] is not an Employee. For purposes of applying this definition, an Eligible Director’s status will be determined as of the Grant Date applicable to each affected Award.
Employee. Any person who, on any applicable date, is a common law employee of the Company or any Related Entity. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of this Plan.
Exercise Price. The price at which a Participant may exercise an Award.
Fair Market Value. The value of one share of Stock on any relevant date, determined under the following rules:
[1] If the Stock is traded on an exchange, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the next trading day;
[2] If the Stock is traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or
[3] If neither subparts [1] nor [2] of this definition apply, the fair market value as determined by the Committee in good faith and, with respect to Incentive Stock Options, consistent with rules prescribed under Code §422.
Freestanding SAR. An SAR that is not associated with an Option and is granted under Section 10.00.
Grant Date. The later of [1] the date the Committee establishes the terms of an Award or [2] the date specified in the Award Agreement.
Group. The Company and all Related Entities. The composition of the Group will be determined as of any relevant date.
Incentive Stock Option. Any Option granted under Section 6.00 that, on the Grant Date, meets the conditions imposed under Code §422 and is not subsequently modified in a manner inconsistent with Code §422.
Nonstatutory Stock Option. Any Option granted under Section 6.00 that is not an Incentive Stock Option.
Option. The right granted to a Participant to purchase a share of Stock at a stated price for a specified period of time. Subject to Section 6.00, an Option may be either [1] an Incentive Stock Option or [2] a Nonstatutory Stock Option.
Participant. Any Consultant, Employee or Eligible Director to whom an Award has been granted and is still outstanding.
Performance-Based Award. An Award granted subject to Section 11.00.
Performance Criteria. The criteria described in Section 11.02.
Performance Period. The period over which the Committee will determine if applicable Performance Criteria have been met.

Performance Share. An Award granted under Section 9.00.
Performance Unit. An Award granted under Section 9.00.
Plan. The DSW Inc. 2005 Equity Incentive Plan.
Plan Year. The Company’s fiscal year.
Registration Statement. The Form S-1 Registration Statement filed with the Securities and Exchange Commission on March 14, 2005 (Registration #333-123289), as amended at the time it is declared effective by the Securities and Exchange Commission.
Related Board. The board of directors of any incorporated Related Entity or the governing body of any unincorporated Related Entity.
Related Entity. Any corporation, partnership or other form of unincorporated entity [1] of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation, or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity or [2] except when identifying Related Boards, which owns 50 percent or more of the total combined voting power of all classes of the Stock.
Restricted Stock. An Award granted under Section 8.01.
Restricted Stock Unit. An Award granted under Section 8.02.
Restriction Period. The period over which the Committee will determine if a Participant has met conditions placed on Restricted Stock or Restricted Stock Units.
Retirement. Unless the Committee specifies otherwise in the Award Agreement, the date:
[1] An Employee Terminates on or after reaching age 65 and completing at least five years of service; or
[2] An Eligible Director Terminates as a Board or a Related Board member after completing one full term as a member of the Board or the board of directors of a Related Entity after reaching age 65.
[3] For purposes of applying this definition:
[a] No Consultant will be deemed to have “Retired” regardless of the circumstances surrounding his or her Termination;
[b] A Participant’s status as an Employee or an Eligible Director will be determined as of the Grant Date applicable to each affected Award; and
[c] An Eligible Director serving on the Board and/or one or more Related Boards may Retire from one board while continuing to serve as a member of other Group boards (or governing bodies). In this case, the Eligible Director’s Retirement will affect only Awards granted with respect to his or her service on the board (or other governing body) from which he or she is Retiring.
Stock. The Class A common shares, without par value, issued by the Company or any security issued by the Company in substitution, exchange or in place of these shares.
Stock Appreciation Right (or “SAR”). An Award granted under Section 10.00 that is a Tandem SAR, an Affiliated SAR or a Freestanding SAR.
Stock Unit. A right to receive payment of the Fair Market Value of a share of Stock as provided in Section 7.00.
Tandem SAR. An SAR that is associated with an Option and which expires when that Option expires or is exercised, as described in Section 10.00.

Terminate.
[1] Unless the Committee specifies otherwise in the Award Agreement:
[a] Cessation of the employee-employer relationship between an Employee and the Company and all Related Entities for any reason;
[b] A Participant who is an Employee of a Related Entity at a Grant Date [i] will not be treated as having Terminated solely because his or her employer ceases to be a Related Entity and that individual continues to be employed by the former Related Entity (in which case the former employee will be treated as having Terminated or not Terminated under this definition as if the former Related Entity had remained a Related Entity) but [ii] will be treated as having Terminated if (and to the extent that) his or her Award is replaced by the former Related Entity following procedures and principles described in Code §424 within 90 days after the disaffiliation;
[c] With respect to a Participant who is a Consultant, a cessation of the service relationship between the Consultant and the Company and all Related Entities, unless there is a simultaneous reengagement of the Consultant by the Company or a Related Entity;
[d] With respect to a Participant who is an Eligible Director, cessation of his or her service on the Board or a Related Board for any reason.
[2] For purposes of this definition:
[a] An Eligible Director serving on the Board and/or one or more Related Boards may Terminate from one board while continuing to serve as a member of other Related Boards. In this case, the Eligible Director’s Termination will affect only Awards granted with respect to his or her Terminating board membership.
[b] With respect to any Award (including an Incentive Stock Option granted to an Employee) a Termination will not have occurred while the Employee is absent from active employment for a period of not more than three months (or, if longer, the period during which reemployment rights are protected by law, contract or written agreement, including the Award Agreement, between the Participant and the Company) due to illness, military service or other leave of absence approved by the Committee.
[c] Subject to other rules described in the Plan and the Award Agreement, an Employee whose status changes from an Employee to a Consultant will not be treated as having Terminated. In these circumstances, the former Employee will be treated as having Terminated under rules applicable to Consultants.
3.00 PARTICIPATION
3.01 Participation.
[1] Consistent with the terms of the Plan and subject to Section 3.02, the Committee will [a] decide which Consultants, Employees and Eligible Directors will be granted Awards; and [b] specify the type of Award to be granted and the terms upon which an Award will be granted and may be earned.
[2] The Committee may establish different terms and conditions [a] for each type of Award, [b] for each Participant receiving the same type of Award; and [c] for the same Participant for each Award the Participant receives, whether or not those Awards are granted at different times.
[3] The Committee (or the Board, as appropriate) also may amend the Plan and the Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.
[4] Unless permitted by Code §409A, no Award subject to Code §409A will be granted under this Plan to any person who is performing services only for an entity that is not an affiliate of the Company within the meaning of Code §§414(b) and (c).

3.02 Conditions of Participation. By accepting an Award, each Participant agrees:
[1] To be bound by the terms of the Award Agreement and the Plan and to comply with other conditions imposed by the Committee; and
[2] That the Committee (or the Board, as appropriate) may amend the Plan and the Award Agreements without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.
4.00 ADMINISTRATION
4.01 Committee Duties. The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. Consistent with the Plan’s objectives, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company’s and the Group’s interests, and has complete discretion to make all other decisions (including whether a Participant has incurred a Disability) necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons.
4.02 Delegation of Ministerial Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) that it deems appropriate. However, the Committee may not delegate any duties it is required to discharge under Code §162(m).
4.03 Award Agreement. At the time an Award is made, the Committee will prepare and deliver an Award Agreement to each affected Participant. The Award Agreement:
[1] Will describe [a] the type of Award and when and how it may be exercised or earned and [b] any Exercise Price associated with each Award.
[2] To the extent different from the terms of the Plan, will describe [a] any conditions that must be met before the Award may be exercised or earned, [b] any objective restrictions placed on Awards and any performance-related conditions and Performance Criteria that must be met before those restrictions will be released and [c] any other applicable terms and conditions affecting the Award.
4.04 Restriction on Repricing. Regardless of any other provision of this Plan, neither the Company nor the Committee may “reprice” (as defined under rules issued by the exchange on which the Stock is then traded) any Award without the prior approval of the shareholders.
5.00 STOCK SUBJECT TO PLAN
5.01 Number of Shares of Stock. Subject to Section 5.03, the number of shares of Stock issued under the Plan may not be larger than 7,600,000, of which up to 7,600,000 may be issued through Incentive Stock Options. The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.
5.02 Unfulfilled Awards. Any Stock subject to an Award that, for any reason, is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without the issuance of Stock or without payment of cash equal to the difference between the Award’s Fair Market Value and its Exercise Price (if any) may again be granted under the Plan and, in the discretion of the Committee and subject to the limits described in Section 5.01, may be subject to a subsequent Award. Any decision by the Committee under this section will be final and binding on all Participants.
5.03 Adjustment in Capitalization. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change affecting Stock, the Committee will appropriately adjust [1] the number of Awards that may or will be granted to Participants during a Plan Year, [2] the aggregate number of shares of Stock available for Awards under Section 5.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan), [3] the respective Exercise Price, number of shares and other limitations applicable to outstanding or subsequently granted Awards and [4] any other factors, limits or terms affecting any outstanding or subsequently granted Awards.

5.04 Limits on Awards to Covered Officers. During any Plan Year, no Covered Officer may receive [1] Options and Stock Appreciation Rights covering more than 500,000 shares (adjusted as provided in Section 5.03), including Awards that are cancelled [or deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B)] during each Plan Year granted, or [2] other Awards covering more than 100,000 shares (adjusted as provided in Section 5.03), including Awards that are cancelled [or deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B)] during each Plan Year granted.
6.00 OPTIONS
6.01 Grant of Options. At any time during the term of this Plan, the Committee may grant [1] Incentive Stock Options or Nonstatutory Stock Options to Employees and [2] Nonstatutory Stock Options to Consultants and Eligible Directors.
6.02 Exercise Price. Except as required to implement Section 6.06, each Option will bear an Exercise Price at least equal to Fair Market Value on the Grant Date. However, the Exercise Price associated with an Incentive Stock Option will be at least 110 percent of the Fair Market Value of a share of Stock on the Grant Date with respect to any Incentive Stock Options issued to an Employee who, on the Grant Date, owns [as defined in Code §424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of Stock (or the combined voting power of any Related Entity), determined under rules issued under Code §422.
6.03 Exercise of Options. Subject to any terms, restrictions and conditions specified in the Plan and unless specified otherwise in the Award Agreement:
[1] Options granted to Employees and Consultants will be exercisable according to the following schedule:

Number of Full Years Beginning After
Grant Date	Cumulative Percentage Vested
1 but fewer than 2	20 percent
2 but fewer than 3	40 percent
3 but fewer than 4	60 percent
4 but fewer than 5	80 percent
5 or more	100 percent
Regardless of the vesting schedule just described but subject to Section 12.00 and the terms of the Award Agreement, Options that are not exercisable at Termination will be fully and immediately exercisable [a] in the case of an Employee, if the Employee Terminates because of death, Retirement or Disability or [b] in the case of a Consultant, the Consultant Terminates because of death or Disability. In all other cases (but subject to Section 12.00), Options issued to an Employee or Consultant that are not exercisable when the Employee or Consultant Terminates for any other reason will be forfeited.
[2] Options granted to Eligible Directors will be exercisable:
[a] 12 complete consecutive calendar months beginning after the Grant Date, if the Eligible Director has not then Terminated; and
[b] Will be fully and immediately exercisable if the Eligible Director Terminates because of death, Retirement or Disability but will be forfeited if the Eligible Director Terminates for any other reason.
[3] However:
[a] Any Option to purchase a fraction of a share of Stock will automatically be converted to an Option to purchase an additional whole share.
[b] Unless the Committee specifies otherwise in the Award Agreement, no Participant may exercise Options for fewer than the smaller of [i] 100 shares of Stock or [ii] the full number of shares of Stock for which Options are then exercisable.
[c] No Option may be exercised more than ten years after it is granted (five years in the case of an Incentive Stock Option granted to an Employee who owns [as defined in Code §424(d)] on the Grant Date

Stock possessing more than 10 percent of the total combined voting power of all classes of Stock or the combined voting power of any Related Entity, determined under rules issued under Code §422).
6.04 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary:
[1] No provision of this Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Code §422 or, without the consent of any affected Participant, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment afforded under Code §421.
[2] The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Related Entities of the Company) will not exceed $100,000 [or other amount specified in Code §422(d)], determined under rules issued under Code §422.
[3] No Incentive Stock Option will be granted to any person who is not an Employee on the Grant Date.
[4] An Incentive Stock Option granted to an Employee who, without Terminating, [a] becomes a Consultant after the Grant Date or [b] is no longer an Employee because he or she is employed by an entity that no longer is a Related Entity, [c] will be treated as a Nonstatutory Stock Option beginning at the end of the third month after the former Employee becomes a Consultant or the date the former Employee’s employer no longer is a Related Entity, whichever is applicable.
6.05 Exercise of and Payment for Options. Unless the Committee specifies otherwise in the Award Agreement, the Exercise Price associated with each Option must be paid in cash. However, the Committee may, in its discretion, develop and extend to some or all Participants, other procedures through which Participants may pay the Exercise Price, including a cashless exercise and allowing a Participant to tender Stock he or she already has owned for at least six months before the exercise date, either by actual delivery of the previously owned Stock or by attestation, valued at its Fair Market Value on the exercise date, as partial or full payment of the Exercise Price. A Participant may exercise an Option only by sending to the Committee a completed exercise notice (in the form prescribed by the Committee) along with payment of the Exercise Price. As soon as administratively feasible after those steps are taken, the Committee will issue to the Participant the appropriate share certificates.
6.06 Substitution of Options. In the Committee’s discretion, persons who become Employees as a result of a transaction described in Code §424(a) or Employees holding options issued by a former Related Entity at the occurrence of a transaction described in Code §424(a) may receive Options in exchange for options granted by their former employer or the former Related Entity subject to the rules and procedures prescribed under Code §424.
6.07 Transferability of Stock. Unless the Committee specifies otherwise in the Award Agreement or as otherwise specifically provided in the Plan, Stock acquired through an Option will be transferable, subject to applicable federal securities laws, the requirements of any national securities exchange or system on which shares of Stock are then listed or traded or any blue sky or state securities laws.
7.00 STOCK UNITS
7.01 Granting Stock Units
[1] Subject to the terms of this Plan, the Committee may grant Stock Units to Employees, Eligible Directors, and Consultants at any time during the term of this Plan under the terms and conditions that the Committee specifies in the Award Agreement.
[2] On the last day of the fiscal quarter during which the Company completes the initial public offering of the Company’s stock which is the subject of the Registration Statement, each Eligible Director will automatically receive 3,100 Stock Units.
[3] Each Eligible Director may elect to have any Annual Retainer payable in cash (including any amount paid for service as the chair of a Board committee) automatically converted to Stock Units by returning to the Committee an Annual Retainer Deferral Form. The Committee may, in its sole discretion, reject any election made on an Annual Retainer Deferral Form. Any election under this subsection must be made in a manner acceptable to the Committee and be consistent with rules described in Section 7.03. If this election is made, the electing Eligible Director will receive a number of Stock Units determined by dividing the portion of the Annual Retainer subject to this election by the Fair Market Value of a share of Stock on the Grant Date, which will coincide with the date that the affected portion of the Annual Retainer otherwise would have been paid in cash.
[4] If provided in the Award Agreement, a Dividend Equivalent Right also may be granted in connection with any Stock Unit. If granted, the right to receive any Dividend Equivalent Right will be forfeited or paid in cash or in the form of additional Stock Units (as provided in the Award Agreement) when the associated Stock Unit is forfeited or settled.
7.02 Settling Stock Units.
[1] Stock Units always will be settled in shares of Stock unless the Award Agreement specifies another form of settlement.
[2] Subject to Committee approval and the terms of the Award Agreement, all Stock Units will be settled as of [a] the date specified in the Award Agreement, in the case of Stock Units issued to Employees and Consultants or [b] in the case of Stock Units issued to Eligible Directors under Section 7.01[2] and [3], the date the Eligible Director Terminates.
[3] If Stock Units are to be settled in cash, the amount distributed will be calculated by multiplying the number of Stock Units to be settled in cash by their Fair Market Value.
[4] If Stock Units are to be settled in shares of Stock, the number of shares of Stock distributed will equal the whole number of Stock Units to be settled in Stock, with the Fair Market Value of any fractional share of Stock distributed in cash.
[5] If a Participant dies or becomes Disabled before all of his or her Stock Units have been settled, the value of any unpaid Stock Units will be paid in a lump sum in shares of Stock to his or her Beneficiary.
7.03 Election Procedures. To be effective, an election under Section 7.01[3] may be made only by returning a completed Annual Retainer Deferral Form to the Committee no later than:
[1] The first day of the calendar year for which the Annual Retainer is earned and otherwise would have been paid in cash; or
[2] Not later than 30 days after the Eligible Director first becomes eligible to make an election under this section, although an election under this subpart will apply only to the portion of the Annual Retainer attributable to services performed after the date of that election.
Once filed, elections made on an Annual Retainer Deferral Form may be revoked or changed by filing a subsequent Annual Retainer Deferral Form with the Committee and subject to approval by the Committee. However, that revocation or change will be effective only with respect to any Annual Retainer to be earned for any calendar year beginning after the effective date of the revocation or change.
8.00 RESTRICTED STOCK/RESTRICTED STOCK UNITS
8.01 Restricted Stock. Subject to the terms of this Plan, the Committee may grant Restricted Stock to Participants at any time during the term of this Plan under terms and conditions that the Committee specifies in the Award Agreement.
[1] Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period. At the Committee’s sole discretion, all shares of Restricted Stock will:
[a] Be held by the Company as escrow agent during the Restriction Period; or
[b] Be issued to the Participant in the form of certificates bearing a legend describing the restrictions imposed on the shares.

[2] Restricted Stock will be:
[a] Forfeited (or if shares were issued to the Participant for a cash payment, those shares will be resold to the Company for the amount paid), if all restrictions have not been met at the end of the Restriction Period, and again become available under the Plan; or
[b] Released from escrow and distributed (or any restrictions described in the certificate removed) as soon as practicable after the last day of the Restriction Period, if all restrictions have then been met.
[3] During the Restriction Period, and unless the Award Agreement provides otherwise, each Participant to whom Restricted Stock has been issued as described in Section 8.01[1][b]:
[a] May exercise full voting rights associated with that Restricted Stock; and
[b] Will be entitled to receive all dividends and other distributions paid with respect to that Restricted Stock; provided, however, that if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued.
8.02 Restricted Stock Units. Subject to the terms of this Plan, the Committee may grant Restricted Stock Units to Participants at any time during the term of this Plan under terms and conditions that the Committee specifies in the Award Agreement and to the terms of the Plan.
[1] Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.
[2] Restricted Stock Units will be:
[a] Forfeited, if all restrictions have not been met at the end of the Restriction Period, and again become available under the Plan; or
[b] Settled in shares of Stock unless the Award Agreement specifies another form of settlement.
[3] If Restricted Stock Units are settled [a] in shares of Stock, the number of shares of Stock distributed will be equal to the number of Restricted Stock Units to be settled, [b] in cash, the amount distributed will be equal to the number of Restricted Stock Units to be settled multiplied by the Fair Market Value of a share of Stock on the settlement date or [c] in a combination of shares of Stock or cash, the number of shares of Stock distributed and the amount of cash distributed will be computed under subpart 8.02[3][a] and [b].
[4] During the Restriction Period, Participants may not exercise any voting rights associated with the shares of Stock underlying his or her Restricted Stock Units or to receive any dividends or other distributions otherwise payable with respect to the shares of Stock underlying his or her Restricted Stock Units.
8.03 Vesting. Subject to any terms, restrictions and conditions specified in the Plan or the Award Agreement and unless specified otherwise in the Award Agreement, time-based restrictions imposed on Restricted Stock or Restricted Stock Units will lapse under the following schedule:

Number of Full Years Beginning After
Grant Date	Cumulative Percentage Vested
Fewer than 4	0 percent
4 or more	100 percent
Also, and unless the Committee specifies otherwise in the Award Agreement, restrictions that have not lapsed at Termination will fully lapse [a] in the case of an Employee or Eligible Director, if the Employee or Eligible Director Terminates because of death, Retirement or Disability or [b] in the case of a Consultant, the Consultant Terminates because of death or Disability. However, Restricted Stock and Restricted Stock Units subject to restrictions when the Participant Terminates for any other reason will be forfeited.

9.00. PERFORMANCE SHARES AND PERFORMANCE UNITS
9.01 Generally. Any Award may be granted [1] to Covered Officers in a manner that qualifies as “performance-based compensation” under Code §162(m) or [2] to Employees who are not Covered Officers or to Consultants in a manner determined by the Committee. Subject to any terms, restrictions and conditions specified in the Plan and the Award Agreement, the granting or vesting of Performance Shares and Performance Units will, in the Committee’s sole discretion, be based on achieving performance objectives derived from one or more of the Performance Criteria.
9.02 Earning Performance Shares and Performance Units. Except as otherwise provided in the Plan or the Award Agreement, as of the end of each Performance Period, the Committee will certify to the Board the extent to which each Participant has or has not met his or her Performance Criteria and Performance Shares or Performance Units will be:
[1] Forfeited, to the extent that Performance Criteria have not been met at the end of the Performance Period, and again become available to be granted under the Plan; or
[2] Valued and distributed, in a single lump sum, to Participants, in the form of cash, Stock or a combination of both (as specified by the Committee in the Award Agreement) as soon as practicable after the last day of the Performance Period to the extent that related Performance Criteria have been met.
9.03 Rights Associated with Performance Shares and Performance Units. During the Performance Period, and unless the Award Agreement provides otherwise:
[1] Participants may not exercise voting rights associated with their Performance Shares or Performance Units; and
[2] All dividends and other distributions paid with respect to any Performance Shares or Performance Units will be held by the Company as escrow agent during the Performance Period. At the end of the Performance Period, these dividends (and other distributions) will be distributed to the Participant or forfeited as provided in Section 9.02. No interest or other accretion will be credited with respect to any dividends (and other distributions) held in this escrow account. If any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Stock with respect to which they were issued.
10.00 STOCK APPRECIATION RIGHTS
10.01 SAR Grants. Subject to the terms of the Plan, the Committee may grant Affiliated SARs, Freestanding SARs and Tandem SARs (or a combination of each) to Employees or Consultants at any time during the term of this Plan.
10.02 Exercise Price. Unless the Committee specifies otherwise in the Award Agreement, the Exercise Price specified in the Award Agreement will:
[1] In the case of an Affiliated SAR, not be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date;
[2] In the case of a Freestanding SAR, not be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date; and
[3] In the case of a Tandem SAR, not be less than the Exercise Price of the related Option.
10.03 Exercise of Affiliated SARs. Affiliated SARs will be deemed to be exercised on the date the related Option is exercised. However:
[1] An Affiliated SAR will expire no later than the date the related Option expires;
[2] The value of the payout with respect to the Affiliated SAR will not be more than the Exercise Price of the related Option; and
[3] An Affiliated SAR may be exercised only if the Fair Market Value of the shares of Stock subject to the related Option is larger than the Exercise Price of the related Option.

10.04 Exercise of Freestanding SARs. Freestanding SARs will be exercisable subject to the terms specified in the Award Agreement.
10.05 Exercise of Tandem SARs. Tandem SARs may be exercised with respect to all or part of the shares of Stock subject to the related Option by surrendering the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. However:
[1] A Tandem SAR will expire no later than the date the related Option expires or is exercised;
[2] The value of the payout with respect to the Tandem SAR will not be more than 100 percent of the difference between the Exercise Price of the related Option and the Fair Market Value of a share of Stock subject to the related Option at the time the Tandem SAR is exercised; and
[3] A Tandem SAR may be exercised only if the Fair Market Value of a share of Stock subject to the Option is larger than the Exercise Price of the related Option.
10.06 Settling SARs.
[1] A Participant exercising a Tandem SAR or a Freestanding SAR will receive an amount equal to:
[a] The difference between the Fair Market Value of a share of Stock on the exercise date and the Exercise Price multiplied by
[b] The number of shares of Stock with respect to which the Tandem SAR or Freestanding SAR is exercised.
[2] Tandem SARs and Freestanding SARs always will be settled in shares of Stock unless the Award Agreement specifies another form of settlement.
[3] A Participant will not receive any cash or other amount when exercising an Affiliated SAR. Instead, the value of the Affiliated SAR being exercised will be applied to reduce (but not below zero) the Exercise Price of the related Option.
At the discretion of the Committee, the value of any Tandem SAR or Freestanding SAR being exercised will be settled in cash, shares of Stock or any combination of both.
11.00 PERFORMANCE-BASED AWARD
11.01 Generally. Any Award granted under the Plan to [1] Covered Officers may be granted in a manner that qualifies as “performance-based compensation” under Code §162(m) or [2] Employees who are not Covered Officers or who are Consultants, may be granted in a manner determined by the Committee. As determined by the Committee in its sole discretion, either the granting or vesting of Performance-Based Awards will be based on achieving performance objectives derived from one or more of the Performance Criteria over the Performance Period established by the Committee.
11.02 Performance Criteria.
[1] The payment or vesting of an Award to a Covered Officer that is intended to qualify as “performance-based compensation” under Code §162(m) will be based on one or more (or a combination) of the following Performance Criteria and may be applied solely with reference to the Company (and/or any Related Entity) or relatively between the Company (and/or any Related Entity) and one or more unrelated entities:
[a] Net earnings or net income (before or after taxes);
[b] Earnings per share;
[c] Net sales or revenue growth;
[d] Net operating profit;

[e] Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);
[f] Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment);
[g] Earnings before or after taxes, interest, depreciation and/or amortization;
[h] Gross or operating margins;
[i] Productivity ratios;
[j] Share price (including, but not limited to, growth measures and total shareholder return);
[k] Expense targets;
[l] Margins;
[m] Operating efficiency;
[n] Market share;
[o] Customer satisfaction;
[p] Working capital targets; and
[q] Economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital).
[2] The payment or vesting of an Award to Participants who are not Covered Officers may be based on one or more (or a combination) of the Performance Criteria listed in Section 11.02[1] or on other factors the Committee believes are relevant and appropriate.
[3] Different Performance Criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on the results achieved [a] separately by the Company or any Related Entity, [b] any combination of the Company and Related Entities, or [c] any combination of segments, products or divisions of the Company and Related Entities.
[4] The Committee:
[a] Will make appropriate adjustments to Performance Criteria to reflect the effect on any Performance Criteria of any stock dividend or stock split affecting Stock, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change. Also, the Committee will make a similar adjustment to any portion of a Performance Criteria that is not based on Stock but which is affected by an event having an effect similar to those just described.
[b] May make appropriate adjustments to Performance Criteria to reflect a substantive change in a Participant’s job description or assigned duties and responsibilities.
[5] Performance Criteria will be established in an Award Agreement [a] as soon as administratively practicable after established but [b] in the case of Covered Officers, no later than the earlier of [i] 90 days after the beginning of the applicable Performance Period or [ii] the expiration of 25 percent of the applicable Performance Period.
11.03 Earning Awards. Subject to any terms, restrictions and conditions specified in the Plan or the Award Agreement, as of the end of each Performance Period, the Committee will certify to the Board the extent to which each Participant has or has not met his or her Performance Criteria. Performance-Based Awards will be:
[1] Forfeited, if Performance Criteria have not been met at the end of the Performance Period; or

[2] Subject to Section 5.04, valued and distributed as soon as practicable after the last day of the Performance Period to the extent that related Performance Criteria have been met.
12.00 TERMINATION/BUY OUT
12.01 Retirement. Unless otherwise specified in the Award Agreement or this Plan, all Awards that are exercisable when a Participant Retires may be exercised at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] one year (three months in the case of Incentive Stock Options) after the Retirement date (or any shorter period specified in the Award Agreement).
12.02 Death or Disability. Unless otherwise specified in the Award Agreement or this Plan, all Awards that are exercisable when a Participant Terminates because of death or Disability may be exercised by the Participant or the Participant’s Beneficiary at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] one year after the date of death or Termination because of Disability (or any shorter period specified in the Award Agreement).
12.03 Termination for Cause. Unless otherwise specified in the Award Agreement or this Plan, all Awards that are outstanding (whether or not then exercisable) will be forfeited if a Participant Terminates (or is deemed to have been Terminated) for Cause.
12.04 Termination for any Other Reason. Unless otherwise specified in the Award Agreement or this Plan or subsequently, any Awards that are outstanding when a Participant Terminates for any reason not described in Sections 12.01 through 12.03 and which are then exercisable, or which the Committee has, in its sole discretion, decided to make exercisable, may be exercised at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] 90 days after the Termination date (or any shorter period specified in the Award Agreement) and all Awards that are not then exercisable will terminate on the Termination date.
12.05 Expiration of Options in Connection with Termination Associated with Merger, Etc. Unless otherwise provided in an Award Agreement or this Plan), Options held by a Participant who Terminates in connection with a transaction described in Code §424 will expire immediately upon the date of Termination but only if and to the extent that another party to that transaction will grant substitute options in exchange for the Options to be cancelled and otherwise comply with the rules and procedures prescribed under the provisions of Code §424 governing that substitution. In all other cases, Options held by a Participant who Terminates in connection with a transaction described in Code §424, will expire as otherwise provided in this Plan and the Award Agreement.
12.06 Buy Out of Awards.
[1] At any time before a Change in Control or the commencement of activity that may reasonably be expected to result in a Change in Control, the Committee, in its sole discretion and without the consent of the affected Participant, may cancel any or all outstanding Awards held by that Participant, whether or not exercisable, by providing to that Participant written notice (“Buy Out Notice”) of its intention to exercise the rights reserved in this section. If a Buy Out Notice is given, in the case of an Option, the Company also will pay to each affected Participant the difference between [a] the Fair Market Value of the Stock underlying each exercisable Option (or portion of an Option) to be cancelled and [b] the Exercise Price associated with each exercisable Option to be cancelled. With respect to any Award other than an Option, the Company will pay to each affected Participant the Fair Market Value of the Stock subject to the Award. However, unless otherwise specified in the Award Agreement, no payment will be made with respect to any Awards that are not exercisable or are subject to a restriction when cancelled under this section. The Company will complete any buy out made under this section as soon as administratively possible after the date of the Buy Out Notice. At the Committee’s option, payment of the buy out amount may be made in cash, in whole shares of Stock or partly in cash and partly in shares of Stock. The number of whole shares of Stock, if any, included in the buy out amount will be determined by dividing the amount of the payment to be made in shares of Stock by the Fair Market Value as of the date of the Buy Out Notice.
[2] At any time before a Change in Control or the commencement of activity that may reasonably be expected to result in a Change in Control, the Committee, in its sole discretion, may offer to buy for cash or by substitution of another Award any or all outstanding Awards held by any Participant, whether or not exercisable, by providing to that Participant written notice (“Buy Out Offer”) of its intention to exercise the rights reserved in this section and other information, if any, required to be included under applicable security laws. If a Buy Out Offer is given, the Company also will transfer to each Participant accepting the offer the value (determined under procedures adopted by the Committee) of the Award to be purchased or exchanged. The Company will complete any buy out made under this section as soon as administratively possible after the date of the Buy Out Offer and the shares of Stock subject to the Awards purchased will be recredited as provided in Section 5.02.
13.00 CHANGE IN CONTROL
13.01 Accelerated Vesting and Settlement. Subject to Section 13.02, on the date of any Change in Control:
[1] [a] Each Option outstanding on the date of a Change in Control (whether or not exercisable) will be cancelled in exchange [i] for cash equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Option or, [ii] at the Committee’s discretion, for whole shares of Stock with a Fair Market Value equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Option and the Fair Market Value of any fractional share of Stock will be distributed in cash, and [b] all related Affiliated and Tandem SARs will be cancelled;
[2] All Performance Criteria associated with Performance Shares or Performance Units will be deemed to have been met on the date of the Change in Control, all Performance Periods will be accelerated to the date of the Change in Control and all outstanding Performance Shares and Performance Units (including those subject to the acceleration described in this subpart) will be distributed in a single lump sum cash payment;
[3] All Freestanding SARs will be deemed to be exercisable and will be liquidated in a single lump sum cash payment;
[4] All Stock Units will be distributed immediately in the form provided in the Annual Retainer Deferral Form; and
[5] All restrictions then imposed on Restricted Stock or Restricted Stock Units will lapse.
13.02 Effect of Code §280G. Unless otherwise specified in the Award Agreement or in another written agreement between the Participant and the Company or a Related Entity executed simultaneously with or before any Change in Control, if the sum (or value) of the payments described in Section 13.01 constitute an “excess parachute payment” as defined in Code §280G(b)(1) when combined with all other parachute payments attributable to the same Change in Control, the Company or other entity making the payment (“Payor”) will reduce the Participant’s benefits under this Plan so that the Participant’s total “parachute payment” as defined in Code §280G(b)(2)(A) under this Plan, an Award Agreement and all other agreements will be $1.00 less than the amount that otherwise would generate an excise tax under Code §4999. If the reduction described in the preceding sentence applies, within 10 business days of the effective date of the event generating the payments (or, if later, the date of the Change in Control), the Payor will apprise the Participant of the amount of the reduction (“Notice of Reduction”). Within 10 business days of receiving that information, the Participant may specify how and against which benefit or payment source, (including benefits and payment sources other than this Plan) the reduction is to be applied (“Notice of Allocation”). The Payor will be required to implement these directions within 10 business days of receiving the Notice of Allocation. If the Payor has not received a Notice of Allocation from the Participant within 10 business days of the date of the Notice of Reduction or if the allocation provided in the Notice of Allocation is not sufficient to fully implement the reduction described in this section, the Payor will apply the reduction described in this section proportionately based on the amounts otherwise payable under Section 13.01 or, if a Notice of Allocation has been returned that does not sufficiently implement the reduction described in this section, on the basis of the reductions specified in the Notice of Allocation.
14.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN
The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Participant (and except as specifically provided otherwise in this Plan or the Award Agreement), adversely affect any Award granted before the amendment, modification or termination. However, nothing in this section will restrict the Committee’s right to exercise the discretion retained in Section 12.06 or the right to amend the Plan and any Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

15.00 MISCELLANEOUS
15.01 Assignability. Except as described in this section, an Award may not be transferred except by will or the laws of descent and distribution and, during the Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. However, with the permission of the Committee, a Participant or a specified group of Participants may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust, of which the Participant is the settlor, or may transfer Awards (other than Incentive Stock Options) to any member of the Participant’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Participant’s immediate family, any partnership or limited liability company whose only partners or members are members of the Participant’s immediate family or an organization described in Code §501(c)(3) (“Permissible Transferees”). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee. A Permissible Transferee [other than an organization described in Code §501(c)(3)] may not retransfer an Award except by will or the laws of descent and distribution and then only to another Permissible Transferee.
15.02 Beneficiary Designation. Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated Beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.
15.03 No Guarantee of Continuing Services. Nothing in the Plan may be construed as:
[1] Interfering with or limiting the right of the Company or any Related Entity to Terminate any Employee’s employment at any time;
[2] Conferring on any Participant any right to continue as an Employee or director of the Company or any Related Entity;
[3] Guaranteeing that any Employee will be selected to be a Participant; or
[4] Guaranteeing that any Participant will receive any future Awards.
15.04 Tax Withholding.
[1] The Company will withhold from other amounts owed to the Participant, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of Stock. If these amounts are not to be withheld from other payments due to the Participant (or if there are no other payments due to the Participant), the Company will defer payment of cash or issuance of shares of Stock until the earlier of:
[a] Thirty days after the settlement date; or
[b] The date the Participant remits the required amount.
[2] If the Participant has not remitted the required amount within 30 days after the settlement date, the Company will permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state and local income, wage and employment taxes and distribute the balance to the Participant.
[3] In its sole discretion, which may be withheld for any reason or for no reason, the Committee may permit a Participant to elect, subject to conditions the Committee establishes, to reimburse the Company for this tax withholding obligation through one or more of the following methods:
[a] By having shares of Stock otherwise issuable under the Plan withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);

[b] By delivering to the Company previously acquired shares of Stock that the Participant has owned for at least six months;
[c] By remitting cash to the Company; or
[d] By remitting a personal check immediately payable to the Company.
15.05 Indemnification. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a Committee or Board member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee or Board member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee or Board member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise.
15.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or directors, in cash or property, in a manner not expressly authorized under the Plan.
15.07 Requirements of Law. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.
15.08 Governing Law. The Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio.
15.09 No Impact on Benefits. Plan Awards are incentives designed to promote the objectives described in Section 1.00. Also, Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

APPENDIX B
DSW INC.
2005 CASH INCENTIVE COMPENSATION PLAN
1.00 PURPOSE AND EFFECTIVE DATE
1.01 Purpose: This Plan is intended to foster and promote the financial success of the Company and Related Entities and to increase shareholder value by [1] providing Participants an opportunity to earn incentive compensation if specified objectives are met and [2] enabling the Company to attract and retain the services of outstanding employees upon whose judgment, interest and special efforts the successful conduct of the Company’s business is largely dependent.
1.02 Effective Date: The Plan will be effective upon its adoption by the Board and approval by the affirmative vote of the Company’s shareholders under applicable rules and procedures described in Code §§162(m). Any Award granted before shareholder approval will be null and void if the shareholders do not approve the Plan within the period just described.
2.00 DEFINITIONS
When used in this Plan, the following terms have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions and any other word, term or phrase used in this Plan, the form of any word, term or phrase will include any and all of its other forms.
Act. The Securities Exchange Act of 1934, as amended or any successor statute of similar effect even if the Company is not subject to the Act.
Award. A grant made under this Plan consisting of an opportunity to earn a cash bonus if terms and conditions specified in the Award Agreement are met.
Award Agreement. The written or electronic agreement between the Company and each Participant that describes the terms and conditions that must be met if an Award is to be earned. If there is a conflict between the terms of this Plan and the terms of the Award Agreement, the terms of the Plan will govern.
Award Date. The later of [1] the date the Committee establishes the terms of an Award or [2] the date specified in the Award Agreement.
Board. The Company’s board of directors.
Cause. Unless the Committee specifies otherwise in the Award Agreement, with respect to any Participant and subject to any cure provision included in any written agreement between the Participant and the Company:
[1] A material failure to substantially perform his or her position or duties;
[2] Engaging in illegal or grossly negligent conduct that is materially injurious to the Company or any Related Entity;
[3] A material violation of any law or regulation governing the Company or any Related Entity;
[4] Commission of a material act of fraud or dishonesty which has had or is likely to have a material adverse effect upon the Company’s (or any Related Entity’s) operations or financial conditions;
[5] A material breach of the terms of any other agreement (including any employment agreement) with the Company or any Related Entity; or
[6] A breach of any term of this Plan or Award Agreement.
If a Participant Terminates (or is Terminated) for any reason other than Cause and the Company subsequently discovers an act, failure or event that, if known before the Participant’s Termination would have justified a Termination for Cause and that act, event or failure was actively concealed by the Participant and could not have been discovered through reasonable diligence before the Participant Terminated, that Participant will be retroactively treated as having been Terminated for Cause.
Change in Control. The earliest of any of the following events to occur after the completion of the initial public offering of the Company’s stock which is the subject of the Registration Statement:
[1] During any period consisting of 12 consecutive calendar months beginning after completion of the initial public offering of the Company’s stock which is the subject of the Registration Statement, the members of the Board specified in the Registration Statement (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board, provided [a] that any director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the then Incumbent Directors also will be treated as an Incumbent Director unless that person was nominated for election to the Board (or otherwise became a member of the Board) in connection with an actual or threatened election contest relating to the election or removal of Board members or other threatened or actual solicitation of proxies of consent by or in behalf of any “person,” including a “group” [as those terms are used in Act §§13(d) and 14(d)(2)], [b] this element of this definition will not apply if the Company reorganizes into an entity that does not have a board of directors or analogous governing body and that reorganization is not a Change in Control under another element of this definition and [c] if the Company becomes a subsidiary of another entity (i.e., another entity owns, directly or indirectly, more than 50 percent of the total combined voting power of all classes of Stock) in a transaction that is not a Change in Control under another element of this definition, subpart [1] of this definition will be applied by reference to changes to the board of directors of the parent entity (or of the ultimate parent entity).
[2] Any “person,” including a “group” [as these terms are used in Act §§13(d) and 14(d)(2)] becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of 30 percent or more of the combined voting power of the Company and of securities of the Company sufficient to elect a majority of the members of the Board but disregarding the effect of [a] any acquisition by a person who on the Effective Date is the beneficial owner of 30 percent or more of the combined voting power of the Company, [b] any acquisition directly from the Company, including a public offering of securities, [c] any acquisition by the Company or any Related Entity, [d] any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity, [e] any acquisition through a transaction described in subpart [3], [4] or [5] of this definition, [f] any acquisition by Retail Ventures, Inc. or any corporation, partnership or other form of unincorporated entity of which Retail Ventures, Inc. owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation, or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity, [g] any acquisition by Schottenstein Stores Corporation (the persons identified in subparts [a], [c], [f] and [g] of this subpart being sometimes referred to as “Permitted Acquirers”), [h] any acquisition by any one or more of the trusts established for the benefit of any of Jay L. Schottenstein, Susan S. Diamond, Ann Deshe, Lori Schottenstein, Geraldine Schottenstein or any of their respective spouses, children or lineal descendants or any person controlled by any such trust or trusts, [i] any acquisition by an entity that files SEC Form 13-G in connection with its ownership of Stock unless and until that entity files SEC Form 13-D in connection with its ownership of Stock or [j] any acquisition by Cerberus Partners, Ltd. unless, at the time of the acquisition, the Permitted Acquirers, as defined in subpart [2][g] of this definition and the trusts described in subpart [2][h] of this definition, directly or indirectly, own less than 10 percent of the voting power of the Company’s stock.
[3] The completion of a transaction or a series of related transactions effecting [a] the merger or other business combination of the Company with or into another entity other than a Permitted Acquirer in which the shareholders of the Company immediately before the effective date of such merger or other business combination own less than 50 percent of the voting power in such entity; or [b] the sale or other disposition of all or substantially all of the assets of the Company except a sale or other disposition to [i] an entity in which the shareholders of the Company immediately before the sale or disposition own more than 50 percent of the voting power of such entity after that transaction or [ii] a Permitted Acquirer.
[4] Liquidation or dissolution of the Company other than a liquidation or dissolution into an entity [a] in which the shareholders of the Company before the effective date of the liquidation or dissolution own more than 50 percent of the voting power of such entity after the liquidation or dissolution or [b] which is a Permitted Acquirer.
[5] Any other transaction or event that the Board, in its sole discretion, decides will have as material an effect on the Company as any transaction or event described in subparts [1] through [4] of this definition but which is not otherwise described in this section.

However, and regardless of any other provision of this Plan or element of this definition, a Change in Control will not occur solely as a result of the initial public offering of the Company’s stock which is the subject of the Registration Statement or of any event directly related to that initial public offering.
Code. The Internal Revenue Code of 1986, as amended or superseded after the Effective Date and any applicable rulings or regulations issued under the Code.
Committee. The Board’s Compensation Committee which also constitutes a “compensation committee” within the meaning of Treas. Reg. §1.162-27(c)(4). The Committee will be comprised of at least two persons [1] each of whom is [a] an outside director, as defined in Treas. Reg. §1.162-27(e)(3)(i) and [b] a “non-employee” director within the meaning of Rule 16b-3 under the Act and [2] none of whom may receive remuneration from the Company or any Related Entity in any capacity other than as a director, except as permitted under Treas. Reg. §1.162-27(e)(3)(ii).
Company. DSW Inc. an Ohio corporation, and any and all successors to it.
Covered Officer. Those employees whose compensation is subject to limited deductibility under Code §162(m) as of the last day of any calendar year ending with or within any Performance Period.
Disability. Unless the Committee specifies otherwise in the Award Agreement, the Participant’s inability with a reasonable accommodation, to perform his or her duties on a full-time basis for a period of more than six consecutive calendar months beginning before Termination due to a physical or mental infirmity.
Employee. Any person who, on any applicable date, is a common law employee of the Company or any Related Entity. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of this Plan.
Participant. Any Employee to whom an Award has been granted.
Performance Criteria. The criteria described in Section 5.01.
Performance Period. The period over which the Committee will determine if applicable Performance Criteria have been met.
Plan. The DSW Inc. 2005 Cash Incentive Compensation Plan.
Registration Statement. The Form S-1 Registration Statement filed with the Securities and Exchange Commission on March 14, 2005 (Registration #333-123289), as amended at the time it is declared effective by the Securities Exchange Commission.
Related Entity. Any corporation, partnership or other form of unincorporated entity [1] of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation, or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity or [2] which owns 50 percent or more of the total combined voting power of all classes of the Stock.
Retirement. The date a Participant Terminates on or after reaching age 65 and completing at least five years of service.
Stock. The Class A common stock, without par value, issued by the Company or any security issued by the Company in substitution, exchange or in place of these shares.
Termination or Terminated. Unless the Committee specifies otherwise in the Award Agreement, [1] cessation of the employee-employer relationship between a Participant and the Company and all Related Entities for any reason or [2] with respect to a Participant who is an Employee of a Related Entity, a severance or diminution of the Company’s direct or indirect ownership after which that entity is no longer a Related Entity and after which that person is not an Employee of the Company or any entity that then is a Related Entity. However, [3] a Termination will not have occurred while the Participant is absent from active employment for a period of not more than three months (or, if longer, the period during which reemployment rights are protected by law, contract or written agreement, including the Award Agreement, between the Participant and the Company) due to illness, military service or other leave of absence approved by the Committee and [4] in the Committee’s discretion, a Termination will not have occurred for the duration of a pending Performance Period if a Participant’s status is changed from Employee to a consultant or independent contractor during a Performance Period established before that status change occurred.
3.00 PARTICIPATION
3.01 Participation.
[1] Consistent with the terms of the Plan and subject to Section 3.02, the Committee will [a] decide which Employees will be granted Awards and [b] specify the type of Award to be granted and the terms upon which an Award will be granted and may be earned.
[2] The Committee may establish different terms and conditions [a] for each Award, [b] for each Participant receiving the same type of Award and [c] for the same Participants for each Award the Participant receives.
[3] The Committee (or the Board, as appropriate) also may amend the Plan and the Award Agreement without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.
[4] Unless permitted by Code §409A, no Award subject to Code §409A will be granted under this Plan to any person who is performing services only for an entity that is not an affiliate of the Company within the meaning of Code §414(b) and (c).
3.02 Conditions of Participation. By accepting an Award, each Participant agrees:
[1] To be bound by the terms of the Award Agreement and the Plan and to comply with other conditions imposed by the Committee; and
[2] That the Committee (or the Board, as appropriate) may amend the Plan and the Award Agreement without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.
4.00 ADMINISTRATION
4.01 Committee Duties. The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. Consistent with the Plan’s objectives, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company’s and any Related Entity’s interests, and has complete discretion to make all other decisions (including whether a Participant has incurred a Disability) necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons.
4.02 Delegation of Ministerial Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) that it deems appropriate. However, the Committee may not delegate any duties it is required to discharge under Code §162(m).
4.03 Award Agreement. At the time an Award is made, the Committee will prepare and deliver an Award Agreement to each affected Participant. The Award Agreement:
[1] Will describe the Award and when and how it may be earned;
[2] To the extent different from the terms of the Plan, will describe [a] any conditions that must be met before the Award may be earned, including Performance Criteria and [b] any other applicable terms and conditions affecting the Award.

5.00 AWARDS
5.0l Performance Criteria.
[1] The Performance Criteria upon which the payment of an Award to a Covered Officer that is intended to qualify as “performance-based compensation” under Code §162(m) will be based on one or more (or a combination of) the following Performance Criteria and may be applied solely with reference to the Company (and/or any Related Entity) or relatively between the Company (and/or any Related Entity) and one or more unrelated entities:
[a] Net earnings or net income (before or after taxes);
[b] Earnings per share;
[c] Net sales or revenue growth;
[d] Net operating profit;
[e] Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);
[f] Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment);
[g] Earnings before or after taxes, interest, depreciation and/or amortization;
[h] Gross or operating margins;
[i] Productivity ratios;
[j] Share price (including, but not limited to, growth measures and total shareholder return);
[k] Expense targets;
[l] Margins;
[m] Operating efficiency;
[n] Market share;
[o] Customer satisfaction;
[p] Working capital targets; and
[q] Economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital).
[2] Performance Criteria upon which the payment of an Award to Participants who are not Covered Officers may be based on one or more (or a combination of) the Performance Criteria listed in Section 5.01 or on other factors the Committee believes are relevant and appropriate.
[3] Different Performance Criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on the results achieved [a] separately by the Company or any Related Entity, [b] any combination of the Company and Related Entities or [c] any combination of segments, products or divisions of the Company and Related Entities.
[4] The Committee:
[a] Will make appropriate adjustments to Performance Criteria to reflect the effect on any Performance Criteria of any stock dividend or stock split affecting Stock, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change. Also, the Committee will make a similar adjustment to any portion of a Performance Criteria that is not based on Stock but which is affected by an event having an effect similar to those just described.
[b] May make appropriate adjustments to Performance Criteria to reflect a substantive change in a Participant’s job description or assigned duties and responsibilities.
[5] Performance Criteria will be established in an Award Agreement [a] as soon as administratively practicable after established but [b] in the case of Covered Officers, no later than the earlier of [i] 90 days after the beginning of the applicable Performance Period; or [ii] the expiration of 25 percent of the applicable Performance Period.
5.02 Earning Awards. Subject to any terms, restrictions and conditions specified in the Plan or the Award Agreement, as of the end of each Performance Period, the Committee will certify to the Board the extent to which each Participant has or has not met his or her Performance Criteria. Awards will be:
[1] Forfeited, if Performance Criteria have not been met at the end of the Performance Period; or
[2] Subject to Section 5.04, valued and distributed, in a single lump sum cash payment, in the form specified in the Award Agreement as soon as practicable after the last day of the Performance Period to the extent that related Performance Criteria have been met.
5.03 Maximum Award. The maximum Award that any Covered Officer may earn in any single calendar year is $3,000,000.
5.04 Deferral of Distribution. Each Participant may direct the Company to defer payment of all or any portion of his or her Award by electing to have that amount [1] credited to his or her account under any nonqualified deferred compensation plan [as defined in Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended] maintained by the Company and designated by the Committee as an appropriate repository for these deferrals or any successor plan and [2] distributed under the terms of that plan. This election must be made at a time and in a manner that complies with Code §409A.
5.05 Effect of Termination.
[1] Termination Other Than For Death or Disability. Unless otherwise provided in the Award Agreement, and except in the case of a Termination on account of death or Disability, no Award will be paid to a Participant who Terminates before the end of a Performance Period.
[2] Termination Because of Death or Disability. Unless otherwise provided in the Award Agreement, a prorated Award will be paid to a Participant (or to his or her Beneficiary) who Terminates on account of death or Disability but only if the Performance Criteria applicable to that Performance Period are met at the end of that Performance Period. The amount paid will equal the Award the Disabled or dead Participant would have received had his or her employment not Terminated before the end of the Performance Period multiplied by the number of days between the beginning of the Performance Period during which the Termination occurred on account of death or Disability and divided by the total number of days in that Performance Period. This amount, if any, will be paid at the same time and in the same manner as the Award would have been paid if the Disabled or dead Participant had not Terminated.
6.00 CHANGE IN CONTROL
6.01 Accelerated Vesting and Settlement. Subject to Section 6.02, on the date of any Change in Control, all Performance Criteria will be deemed to have been met on the date of the Change in Control, all Performance Periods will be accelerated to the date of the Change in Control and all Awards will be distributed in full as of the date of the Change in Control.
6.02 Effect of Code §280G. Unless otherwise specified in the Award Agreement or in another written agreement between the Participant and the Company or a Related Entity executed simultaneously with or before any Change in Control, if the sum (or value) of the payments described in Section 6.01 constitute an “excess parachute payments” as defined in Code §280G(b)(1) when combined with all other parachute payments attributable to the same Change in Control, the Company or other entity making the payment (“Payor”) will reduce the Participant’s benefits under this Plan so that the Participant’s total “parachute payment” as defined in Code §280G(b)(2)(A) under this and all other agreements will be $1.00 less than the amount that otherwise would generate an excise tax under Code §4999. If the reduction described in the preceding sentence applies, within 10 business days of the effective date of the event generating the payments (or, if later, the date of the Change in Control), the Payor will apprise the Participant of the amount of the reduction (“Notice of Reduction”). Within 10 business days of receiving that information, the Participant may specify how and against which benefit or payment source (including benefits and payment sources other than this Plan) the reduction is to be applied (“Notice of Allocation”). The Payor will be required to implement these directions within 10 business days of receiving the Notice of Allocation. If the Payor has not received a Notice of Allocation from the Participant within 10 business days of the date of the Notice of Reduction or if the allocation provided in the Notice of Allocation is not sufficient to fully implement the reduction described in this section, the Payor will apply the reduction described in this section proportionately based on the amounts otherwise payable under Section 6.01 or, if a Notice of Allocation has been returned that does not sufficiently implement the reduction described in this section, on the basis of the reductions specified in the Notice of Allocation.
7.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN
The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Participant (and except as specifically provided otherwise in this Plan or the Award Agreement) adversely affect any Award granted before the amendment, modification or termination. However, nothing in this section will restrict the Committee’s right to amend the Plan and any Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.
8.00 MISCELLANEOUS
8.01 Assignability. Except as described in this section, an Award may not be transferred except by will or the laws of descent and distribution.
8.02 Beneficiary Designation. Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any Award that becomes payable on account of or after the Participant’s death. Each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated Beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.
8.03 No Guarantee of Continuing Services. Nothing in the Plan may be construed as:
[1] Interfering with or limiting the right of the Company or any Related Entity to Terminate any Employee’s employment at any time;
[2] Conferring on any Participant any right to continue as an Employee of the Company or any Related Entity;
[3] Guaranteeing that any Employee will be selected to be a Participant; or
[4] Guaranteeing that any Participant will receive any future Awards.
8.04 Tax Withholding. The Company will withhold from the Award or from other amounts owed to the Participant an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award.
8.05 Indemnification. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a Committee or Board member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee or Board member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee or Board member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise. The foregoing right of indemnification is not exclusive and is independent of any other rights of indemnification to which the person may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise.
8.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or directors, in cash or property, in a manner not expressly authorized under the Plan.
8.07 Requirements of Law. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system.
8.08 Governing Law. The Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio.
8.09 No Impact on Benefits. Plan Awards are incentives designed to promote the objectives described in Section 1.00. Also, Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

DSW INC.
810 DSW Drive, Columbus, Ohio 43219

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS – MAY 21, 2009
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned shareholder of DSW Inc. (the “Company”) hereby appoints Douglas J. Probst and William L. Jordan, or any one of them, as attorneys and proxies with full power of substitution to each, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company’s corporate offices, 810 DSW Drive, Columbus, Ohio 43219, on Thursday, May 21, 2009, at 11:00 a.m. Eastern Daylight Savings Time, and at any postponement or adjournments thereof, with all of the powers such undersigned shareholder would have if personally present, for the following purposes:
The Board of Directors recommends a vote FOR the election of directors below.
1.	Election of the following Class II Directors:

Jay L. Schottenstein
Michael R. MacDonald
Philip B. Miller
James D. Robbins

☐ FOR ALL NOMINEES	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL NOMINEES EXCEPT (See instructions below)

(Instruction: To withhold authority for one or more specific nominees, write such nominee(s)
name here: .)
The Board of Directors recommends a vote FOR proposals 2 and 3 below.
2.	Approval of the 2005 Equity Incentive Plan:

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Approval of the 2005 Cash Incentive Compensation Plan:

☐ FOR	☐ AGAINST	☐ ABSTAIN
The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.
THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated April 8, 2009, and the proxy statement of the Company. Any proxy heretofore given to vote said shares is hereby revoked.
     PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN PROMPTLY.

Dated: , 2009

Signature

Signature

Signature(s) shall agree with the name(s) printed on this Proxy. If shares are registered in two names, both shareholders should sign this Proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the shareholder is a corporation, please sign in full corporate name by an authorized officer. If the shareholder is a partnership or other entity, please sign that entity’s name by authorized person. (Please note any change of address on this Proxy.)